                                               Filed pursuant to Rule 424(b)(2)
                                               Registration File No. 333-101960

                                   PROSPECTUS

                  PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION,
                               DATED July 25, 2003

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                         ACTO DIGITAL VIDEO U.S.A. INC.


                                4,473,700 SHARES

                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock of Acto Digital Video U.S.A. Inc., a Delaware corporation (sometimes referred to in this prospectus as "Acto USA"), offered through this prospectus. No public market currently exists for the common stock. We will not receive any of the proceeds from the sale of the shares of common stock. We will pay all of the expenses of registering these securities.

Selling shareholders will sell at a fixed price of $2.50 per share until our common stock is quoted on the OTC Bulletin Board. Thereafter, the selling shareholders will sell their common stock at prevailing market rates or privately negotiated prices.

BEFORE BUYING THE SHARES OF COMMON STOCK, CAREFULLY READ THIS PROSPECTUS, ESPECIALLY THE RISK FACTORS SECTION BEGINNING ON PAGE 13 OF THIS PROSPECTUS. The purchase of our securities involves a high degree of risk.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is July 25, 2003.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                  4
SUMMARY FINANCIAL DATA                                              6
RISK FACTORS                                                        8
USE OF PROCEEDS                                                     15
DILUTION                                                            15
DIVIDEND POLICY                                                     15
CAPITALIZATION                                                      16
ACTO USA                                                            18
  Background                                                        18
OUR BUSINESS                                                        19
  Overview of the Chinese Market                                    20
  Products                                                          24
  Production, Research and Development                              29
  Service                                                           30
  Intellectual Property                                             30
  Confidentiality and Trade Secrets                                 31
  Competition                                                       31
  Marketing Outside the PRC                                         32
  Financing Strategy                                                32
  Loan to Shenzhen Lingda Tech. Co.                                 33
  Website                                                           33
DESCRIPTION OF PROPERTY                                             33
EMPLOYEES                                                           34
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS OF  FINANCIAL  CONDITION
 AND RESULTS OF  OPERATIONS                                         34
Overview                                                            35
Plan Of Operation                                                   35
Results Of Operation                                                36
Capital Resources and Liquidity                                     38
Quantitative and Qualitative Disclosure of Market Risk              44
Interest Rate Sensitivity                                           44
Inflation                                                           44
Currency Exchange                                                   44
LEGAL PROCEEDINGS                                                   45
MANAGEMENT                                                          46
  Directors And Executive Officers                                  46
  Control By Officers And Directors                                 49
EXECUTIVE COMPENSATION                                              50
  Stock Option Plan                                                 51
  Indemnification Of Directors and Officers                         51
PRINCIPAL STOCKHOLDERS                                              52
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                      53
SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION                       53

MARKET FOR COMMON STOCK                                             82
TAXATION                                                            84
  United States Federal Income Taxation of U.S. Holders             84
  Distributions                                                     85
  Capital Gains and Losses                                          85
  Taxation in the PRC                                               85
DESCRIPTION OF SECURITIES                                           86
  General                                                           86
  Common Stock                                                      86
  Preferred Stock                                                   87
STOCK OPTION PLAN                                                   87
DIVIDEND POLICY                                                     87
TRANSFER AGENT                                                      88
SHARES ELIGIBLE FOR FUTURE SALE                                     88
LEGAL MATTERS                                                       88
EXPERTS                                                             88
CHANGE IN AUDITORS                                                  89
HOW TO GET MORE INFORMATION                                         89
GLOSSARY                                                            90
INDEX OF FINANCIAL STATEMENTS AND FINANCIAL INFORMATION             92

Financial Statements.....F-1

             Until ______________, 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

History and Business Presentations. Acto Digital Video U.S.A. Inc., which is sometimes referred to throughout this document as "Acto USA," or as "we," "our" or "us," was incorporated under the laws of the State of Delaware on December 15, 1999. On October 30, 2002, through a share exchange and corporate reorganization, we acquired 74.86% of the equity interests of Shenzhen ACTO Digital Video Tech Co. Ltd., a People's Republic of China ("PRC") limited liability company engaged in the development, manufacture, sale and support of digital liquid crystal display ("LCD") projectors and projection systems. Shenzhen ACTO Digital Video Tech Co. Ltd. is sometimes referred to in this prospectus as "Shenzhen ACTO." The share exchange was effected pursuant to a Share Exchange Agreement (the "Share Exchange Agreement") among Acto USA, Shenzhen ACTO and Mr. Jing Xie, an individual residing in the PRC and the Chairman and senior General Manager of Shenzhen ACTO. As a result of this share exchange, Mr. Jing Xie acquired 4,512,500 shares of our common stock, representing 50.14% of the total number of our outstanding shares.

Our sole business is the business of Shenzhen ACTO. Consequently, the description of Shenzhen ACTO's business and financial condition in this prospectus are presented as our business and financial information. In addition, the share exchange described above was accounted for as a re-capitalization of Acto USA. Consequently, the historical operation of Shenzhen ACTO is presented as our historical operation. Through our ownership of 74.86% of the equity interests of Shenzhen ACTO, we have voting control of Shenzhen ACTO.

Our office is located  at 275  Madison  Avenue,  6th Floor,  New York,  New York
10016.

Description of Business. Our core business is to develop, produce and sell video projection systems, principally digital liquid crystal display projectors. We currently have twelve projector models that are offered for sale to customers in the PRC. We do business in a very competitive, expanding and evolving marketplace in the PRC. We are developing two new products: (1) a multi-media LCD rear-projection system that is capable of integrating with other projectors and multi-media presentation components (such as audio equipment) and is suitable for public presentations and (2) an LCD rear-projection large screen television for the family consumer market in the PRC. Currently, our products are sold entirely in the PRC domestic market, primarily to buyers engaged in supplying educational institutions, government agencies, the military and commercial business users inside the PRC. In the future, we intend to expand our sales efforts outside the PRC, including in North America.

Our Subsidiary, Shenzhen ACTO. Shenzhen ACTO was formed in the PRC as a limited liability company on May 12, 1998 by a registration with the Shenzhen Municipal Trade and Commercial Bureau. Upon completion of the share exchange by which we became Shenzhen ACTO's majority shareholder, Shenzhen ACTO became classified in the PRC as a sino-foreign joint venture. This classification did not change Shenzhen ACTO's status as a limited liability company. Shenzhen ACTO's corporate offices are located at Hua Neng Building, 26th Floor, Shenan C. Road, Futian District, Shenzhen Province, People's Republic of China. Shenzhen ACTO has a production facility in Shenzhen, China, and branch offices handling sales and customer service in Beijing, Shanghai, Chongqing and Wuhan, China.

Securities Being Offered. Our selling shareholders are offering up to 4,473,700 shares of our common stock. We intend to include our shares for quotation on the "over-the-counter" ("OTC") Bulletin Board maintained by the National Association of Securities Dealers, Inc., at which time the shares may be sold at prevailing market prices or privately negotiated prices. Prior to inclusion for quotation on the OTC Bulletin Board, selling shareholders will sell, if at all, at a fixed price of $2.50 per share. This share price is based upon our estimation of our company's value, taking into account current earnings of Shenzhen ACTO in the PRC and discounting for risk factors associated with our business being located in the PRC. This share price is an estimate only and does not necessarily bear any relationship to our book value, asset value or past operating results, nor is it an indication of the expected trading price of our shares. We intend to include our shares for listing in the Small Cap Marketplace maintained by The Nasdaq Stock Market(R) at such time as we meet the listing requirements for that exchange. We cannot assure you that we will be successful in obtaining any of these listings. There is no minimum number of shares that must be sold in this offering. All of the shares to be sold under this prospectus will be sold by existing shareholders.

Risk Factors. You should read the "RISK FACTORS" section as well as the other cautionary statements throughout this prospectus so that you understand the risks associated with an investment in our securities. Any investment in our common stock should be considered a high risk investment because we do business in a highly competitive marketplace in the PRC which has a business environment and political and legal system that is different from those of Western democratic countries. Private business in the PRC, including the legal system and government policies that support private business in the PRC, have evolved dramatically in the last five years and are continuing to undergo change.

Use of Proceeds. The selling shareholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the sale of these shares by the selling shareholders. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

Cautionary Note Regarding Forward-Looking Statements. This prospectus contains forward-looking statements. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates and projections about our industry and our beliefs and assumptions. Words including "may," "could," "would," "anticipates," "expects," "intends," "plans," "projects," "believes," "seeks," "estimates," and similar expressions are not guarantees of future performance and are subject to certain risks and uncertainties as described in "RISK FACTORS" and elsewhere in this prospectus. We are not obligated to update these statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

Defined Terms. A number of technical and industry terms, as well as other defined terms used in this prospectus, are defined in the GLOSSARY at the end of this prospectus. Generally, we have provided a definition of each such defined term in the first instance that it is used in this prospectus and again in the GLOSSARY.

Offering Price. The offering price on the cover page of this prospectus was determined arbitrarily by us for the purpose of calculating the registration fee for the filing of a Registration Statement with the SEC. Such offering price does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

                             SUMMARY FINANCIAL DATA

The following selected financial data is qualified in its entirety by reference to, and you should read them in conjunction with, "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and the financial statements and notes to such financial statements included in this prospectus. The selected historical financial information for the three-month period ended March 31, 2003 and March 31, 2002 (unaudited) and for the years ended December 31, 2002 and 2001 has been derived from our financial statements included elsewhere in this prospectus.

STATEMENT OF INCOME DATA

                                                      Quarter ended
                                                        March 31,
                                              2002                      2003
                                                (expressed in thousands,
                                           except the per share information)
                                               (expressed in US Dollars)

    Revenue                                 $2,325                     $3,075
    Gross Profit                               733                        793
    Operating Expenses                         340                        260
    Income from Operations                     393                        533
    Net Income, Before Minority Interest       239                        456
    Net Income, After Minority Interest        182                        342


Weighted Average number of common
stock outstanding, basic and diluted     4,512,500                  9,000,000
Income per Weighted Average
Common Stock                             $0.04                      $0.04

                                                     Year ended
                                                     December 31,
                                              2001                  2002
                                                (expressed in thousands,
                                           except the per share information)
                                               (expressed in US Dollars)

    Revenue                                 $4,803                    $9,536
    Gross Profit                             1,487                     3,195
    Operating Expenses                         854                       796
    Income from Operations                     633                     2,398
    Net income, Before Minority Interest       507                     1,926
    Net Income, After Minority Interest        380                     1,420


Weighted average number of common
stock outstanding, basic and diluted     4,312,217                 5,266,370
Income per Weighted Average
Common Stock                                 $0.09                     $0.27


BALANCE SHEET DATA

                                                  Quarter ended
                                                      March 31,
                                         2002                       2003
                                          (expressed in thousands)
                                          (expressed in US Dollars)

    Working capital                      $ 181                     $3,960
    Total Assets                         5,926                      9,636
    Long-term debt                          --                         --
    Total Liabilities                    2,901                      4,368
    Minority Interest                      758                      1,346
    Shareholders' equity                 2,267                      3,922

                                                       Year ended
                                                       December 31,
                                              2001                       2002
                                              (expressed in thousands)
                                               (expressed in US Dollars)

    Working capital (deficiency)            $(159)                      $3,227
    Total Assets                            5,600                        6,809
    Long-term debt                             --                           --
    Total Liabilities                       2,920                        1,999
    Minority Interest                         674                        1,231
    Shareholders' equity                    2,006                        3,579


                                  RISK FACTORS

This offering involves a high degree of risk. You should carefully consider the following factors and other information before deciding to invest in our shares of common stock.

1. OUR BUSINESS AND ASSETS ARE LOCATED ENTIRELY IN THE PRC AND ARE SUBJECT TO CHANGES IN THE POLICIES OF THE PRC GOVERNMENT. THE GOVERNMENT OF THE PRC MAY CHANGE OR EVEN REVERSE ITS POLICIES OF PROMOTING PRIVATE INDUSTRY AND FOREIGN INVESTMENT, IN WHICH CASE ALL OF OUR ASSETS MAY BE AT RISK.

Our business assets and the market for our products are located in the PRC. An investment in Acto USA is subject to all of the general risks of international investment and the specific risks related to business, economic and political conditions in the PRC, which include the possibility that the central government of the PRC will change or even reverse its policies of promoting private industry and foreign investment in the PRC. Many of the current reforms which support private business in the PRC are unprecedented or experimental. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth among citizens of the PRC and between regions within the PRC, could also lead to further readjustment of the government's reform measures. It is not possible to predict whether the central government of the PRC will continue to be as supportive of private business in the PRC, nor is it possible to predict how future reforms will affect our business.

2. WE MAY SUFFER CURRENCY EXCHANGE LOSSES IF THE RENMINBI DEPRECIATES RELATIVE TO THE U.S. DOLLAR. CHANGES IN THE PRC'S CURRENCY EXCHANGE POLICIES MAY ALSO AFFECT OUR ABILITY TO RECEIVE DIVIDENDS OR REALIZE THE VALUE OF OUR OWNERSHIP OF OUR SUBSIDIARY, SHENZHEN ACTO.

Our reporting currency is the U.S. Dollar. However, substantially all of our assets and revenues in the PRC are denominated in Renminbi or "RMB," the currency of the PRC. Our assets and revenues expressed in our U.S. Dollar financial statements will decline in value if the Renminbi depreciates relative to the U.S. Dollar. Any such depreciation could adversely affect the market price of our common stock. The PRC imposes controls over the conversion of RMB into foreign currencies and remittance thereof out of the PRC must be conducted through the Bank of China or other authorized financial institutions that deal in foreign currencies or, for conversion only, through authorized banks or foreign exchange adjustment centers. Changes in the PRC's policies and regulations with respect to currency exchange could adversely affect our ability to receive dividends from Shenzhen ACTO or otherwise realize upon the value of our assets in the PRC.

3. BUSINESS PRACTICES IN THE PRC MAY ENTAIL GREATER RISK AND DEPENDENCE UPON THE PERSONAL RELATIONSHIPS OF SENIOR MANAGEMENT THAN IS COMMON IN NORTH AMERICA AND THEREFORE SOME OF OUR AGREEMENTS WITH OTHER PARTIES IN THE PRC COULD BE DIFFICULT OR IMPOSSIBLE TO ENFORCE.

The business culture in the PRC is, in some respects, different from the business culture in Western countries and may present some difficulty for Western investors reviewing contractual relationships among companies in the PRC and evaluating the merits of an investment. Personal relationships among business principals of companies and business entities in the PRC are very significant in the business culture. In some cases, because so much reliance is placed upon personal relationships, written contracts among businesses in the PRC may be less detailed and specific than is commonly accepted for similar written agreements in Western countries. In some cases, material terms of an understanding are not contained in the written agreement but exist as oral agreements only. In other cases, the terms of transactions which may involve material amounts of money are not documented at all. In addition, in contrast to Western business practices where a written agreement specifically defines the terms, rights and obligations of the parties in a legally binding and enforceable manner, the parties to a written agreement in the PRC may view that agreement more as a starting point for an ongoing business relationship which will evolve and require ongoing modification. As a result, written agreements in the PRC may appear to the Western reader to look more like outline agreements that precede a formal written agreement. While these documents may appear incomplete or unenforceable to a Western reader, the parties to the agreement in the PRC may feel that they have a more complete understanding than is apparent to someone who is only reading the written agreement without having attended the negotiations. As a result, contractual arrangements in the PRC may be more difficult to review and understand. Also, despite legal developments in the PRC over the past 20 years, adequate laws, comparable with Western standards, do not exist in all areas and it is unclear how many of our business arrangements would be interpreted or enforced by a court in the PRC. While business practices in the PRC are evolving toward the adoption of more specific formal contracts, many of Shenzhen ACTO's written agreements are supplemented by oral understandings between the business principals which may be difficult or impossible to enforce.

4. IF THE RELATIONSHIP BETWEEN THE PRC AND THE UNITED STATES DETERIORATES, THE GOVERNMENT OF THE PRC COULD ADVERSELY CHANGE ITS POLICIES WITH RESPECT TO U.S. INVESTMENT IN COMPANIES IN THE PRC.

We are a Delaware corporation and subject to the laws of the United States. Our principal business is conducted through Shenzhen ACTO, our 74.86%-owned subsidiary in the PRC. Our business may be adversely affected by the diplomatic and political relationships between the United States and the PRC. These influences may adversely affect our ability to operate in the PRC or affect our ability to market products to customers in the PRC, including governmental customers. If the relationship between the United States and the PRC were to materially deteriorate, it could negatively affect our ability to control

Shenzhen ACTO, receive dividends from Shenzhen ACTO or otherwise deal with the assets of Shenzhen ACTO.

5. OUR FACILITIES IN THE PRC ARE NOT INSURED FOR LOSS OR DAMAGE FROM SUCH EVENTS AS FIRE, CASUALTY OR THEFT WHICH COULD RESULT IN AN UNINSURED LOSS AND BUSINESS INTERRUPTION.

Our products are currently assembled in a production facility located in Shenzhen, China. Firefighting and disaster relief or assistance in the PRC are substandard by Western standards. Consistent with common practice in the PRC for companies our size, we do not maintain fire, casualty or theft insurance on our leased real property or on our equipment, furniture, stock in trade, goods or merchandise in the PRC. In the event of material damage to, or the loss of, our plant or other offices in the PRC due to fire, casualty, theft, severe weather, flood or other cause, we would be forced to replace such assets without the benefit of insurance and our financial position could be materially compromised or we might have to cease doing business. Also, consistent with customary business practices among enterprises in China, we do not carry business interruption insurance.

6. THE PRC'S LEGAL SYSTEM IS UNDERDEVELOPED AND UNTESTED AND WE COULD EXPERIENCE DIFFICULTY IN ENFORCING CONTRACTS OR JUDGMENTS IN THE PRC WHICH COULD HURT OUR BUSINESS.

The infrastructure needed to support private business in the PRC, including a legal system, tax system and government regulatory bodies, is evolving. We expect that there will be changes in laws and regulations, or the interpretation thereof, and measures that may be introduced to control such things as inflation. Also, there may be changes in the rate or method of taxation of private companies in the PRC or the imposition of additional restrictions on currency conversion. Despite legal developments in the PRC over the past 20 years, adequate laws do not exist in all areas. The laws that do exist are relatively recent, and their interpretation and enforcement involve uncertainties. It may be difficult or impossible for us to obtain swift and equitable enforcement of laws or contracts, or to obtain enforcement of a judgment by a court in the PRC. Also, it may be difficult or impossible for us to enforce the judgment of another jurisdiction outside the PRC. Further, the outcome of any litigation may be more uncertain than usual because the PRC judiciary's experience with respect to private commercial matters is relatively limited and the interpretation of PRC laws may be subject to policy changes reflecting domestic political changes.

7. THE SYSTEM OF TAXATION IN THE PRC IS UNCERTAIN AND SUBJECT TO UNPREDICTABLE CHANGE THAT COULD AFFECT OUR PROFITABILITY.

Many tax rules are not published in the PRC and those that are published can be ambiguous and contradictory, leaving a considerable amount of discretion to local tax authorities. The PRC currently offers tax and other preferential incentives to encourage foreign investment. However, the country's tax regime is undergoing review and there is no assurance that such tax and other incentives will continue to be made available. Currently, the PRC levies a 10% withholding tax on profit allocations (i.e. dividends) received from Chinese-foreign joint ventures. Shenzhen ACTO is considered a Chinese-foreign joint venture for this purpose in the PRC because the majority of its equity interests are owned by a foreign shareholder, Acto USA. A temporary exemption from this withholding tax has been granted to foreign investors. As a result, Acto USA's dividends from Shenzhen ACTO currently would not be subject to the withholding tax. There is no indication as to when the exemption will end. Should the exemption end, dividends paid by Shenzhen ACTO to Acto USA will be subject to the 10% withholding tax.

8. OUR SHAREHOLDERS MAY NOT BE ABLE TO ENFORCE U.S. CIVIL LIABILITIES CLAIMS IN THE PRC.


Parties located outside the PRC, including our shareholders, may not be able to enforce U.S. civil liabilities or other claims in the PRC. Three of our directors and all but one of our officers are nationals and residents of the PRC. Our remaining two directors are citizens of Canada. All, or a substantial portion, of the assets of these persons who are foreign nationals are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any State, or be competent to hear original actions brought in the PRC against us or such persons predicated upon the securities laws of the United States.

9. THE PRC'S ADMITTANCE INTO THE WORLD TRADE ORGANIZATION IS LIKELY TO LOWER BARRIERS FOR OUR NON-PRC COMPETITION AND INCREASE PRICE COMPETITION IN OUR PROJECTOR MARKET WHICH COULD HURT OUR SALES.

On January 1, 2002, the World Trade Organization (the "WTO") admitted the PRC as a member. WTO membership for the PRC has eased restrictions on foreign investment, movement of capital and generally reduced some of the uncertainties of doing business in the PRC. However, at this time, we cannot predict what effects the PRC's entry into the WTO will have upon our business. As a result of admission into the WTO, the PRC's import tariff rate is expected to decline over the next five years. Prior to January 1, 2002, the import tariff rate was 35%. That rate was cut to 30% in 2002 and is expected to be reduced to zero by 2007. Reduction of the import tariff rate will reduce our cost for projector components imported from outside the PRC, but it will also reduce the price of fully assembled competing projectors imported into the PRC from manufacturers outside the PRC. Our expectation is that that reduction of the import tariff rate will increase price competition in the PRC projector market which could hurt our sales and profit margins.

10. WE ARE DEPENDANT ON GOVERNMENT RELATED ORDERS FOR OVER HALF OF OUR REVENUE. WE ALSO HAVE RECEIVED GOVERNMENT SUPPORT FOR OUR RESEARCH AND DEVELOPMENT. IF WE LOSE OUR FAVORED POSITION WITH THE PRC GOVERNMENT OUR SALES TO GOVERNMENT AGENCIES AND GOVERNMENT RELATED ENTITIES MAY SUFFER MATERIALLY.

The majority of our sales are to buyers who re-sell to government related purchasers in the areas of education, government and the military who may use government approved suppliers. In the year ended December 31, 2002, approximately 71% of our sales were to buyers who re-sell to educational customers, many of which have government ties or government funding. According to the "2001-2002 Annual Research Report on China's Projector Market" of CCID Consulting Co. Ltd. ("CCID"), the education sector in China is by far the largest consumer of projectors, purchasing an estimated 36% of total projector sales in the PRC for 2001. CCID is a consulting firm based in Bejing, China that is associated with the China Center for Information Industry Development, which is sponsored by the PRC's Ministry of Information. CCID tracks market information in a variety of specific areas of the PRC's information technology industry and publishes approximately 70 specific reports on these areas annually. The 2001-2002 Annual Research Report on China's Projector Market of CCID is referred to in this prospectus as the "CCID Report". If we were to become a non-favored domestic supplier of projectors in the PRC market, we could lose a substantial portion of our sales to educational purchasers that have ties to the government.

11. PROJECTOR TECHNOLOGY IS RAPIDLY EVOLVING AND OUR PRODUCTS WILL HAVE TO EVOLVE TO STAY COMPETITIVE. IN THE FUTURE, IF WE ARE UNABLE TO PROVIDE THE FEATURES AND PICTURE QUALITY DEMANDED BY THE MARKETPLACE IN THE PRC AT A COMPETITIVE PRICE, WE WILL LOSE MARKET SHARE AND OUR SALES WILL SUFFER.

The introduction of products using new technology and the emergence of new industry standards may render our products less competitive or even obsolete. Our success in the future will depend upon our ability to enhance our existing products and develop new products that keep pace with technological developments and emerging industry standards in order to meet the changing needs of our customers. In addition, the projector market is evolving in a direction which may require us to adopt new product features and integration technologies to remain competitive. In particular, a new alternative technology known as "digital light processing" ("DLP") that was developed by Texas Instruments Corporation is being used by some U.S. and European manufacturers. This technology enables projectors to be smaller and lighter. It is expected that DLP based projector producers will expand their market share, especially where portability and weight are significant factors in consumer decisions. We also expect increasing competition in the areas of product reliability, longevity and product warranties. If we are unable to remain competitive in these areas, our revenues will suffer.

12. OUR PLANS FOR EXPANSION OF OUR PRODUCT LINE WILL BE AFFECTED BY OUR ABILITY TO RAISE ADDITIONAL CAPITAL. IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL OUR GROWTH WILL BE HAMPERED.

The expansion of our business, including establishment of marketing and promotional operations in North America, and the development of our new products will require additional working capital and investment in research and development and production equipment. Future additional financing may take the form of the issuance of common stock or preferred stock, which may be dilutive to the then current shareholders. Such future financing may also take the form of debt securities or may involve bank or other lender financing.

Because our company is relatively small and our business, including all of our assets, is located entirely in the PRC, we believe it is unlikely that we will be able to secure bank or other commercial financing outside the PRC. Capital markets in the PRC are more limited than in Western countries and opportunities to secure bank financing or other commercial financing are also more limited in the PRC. If we are unable to secure further financing, our expansion and the development and marketing of our new products may be slowed.

13. WE HAVE ADVANCED LOANS TO THIRD PARTIES WHICH MAY BE AT HIGH RISK. WE HAVE ALSO RECEIVED LOANS WHICH WE MAY HAVE TO REPAY UPON DEMAND OF THE LENDER(S). IF WE ARE UNABLE TO COLLECT THE LOANS DUE US OR IF DEMAND IS MADE ON THE LOANS WE OWE, IT COULD AFFECT OUR ABILITY TO CARRY ON BUSINESS.

We have advanced loans to other business entities in connection with the development of technology which complements our LCD projection technology and product line, and in one case, to an entity that is engaged in development of technology that is not related to our business. With respect to some of these arrangements, Shenzhen ACTO has advanced funds where repayment is subject to the success of these enterprises. These transactions are reflected in brief documents which are comparable to outline agreements by Western standards. Some of the terms of these loans are oral understandings only among our senior management and the senior management or our business partners. Such arrangements are not unusual in the PRC, as further explained in Risk Factor No. 3 above. However, such outline agreements and oral understandings may prove inadequate if we sought to enforce them in a court in the PRC. Further, there is a risk that the parties may misunderstand such arrangements or that our management or another party's management will change with the result that some of the oral understandings are lost.

As of March 31, 2003, Shenzhen ACTO also had borrowed approximately $81,000 from customers and other entities with which it does business in the PRC and from employees of Shenzhen ACTO. These loans are typically evidenced by a simple document reflecting an obligation of Shenzhen ACTO to repay the amount specified to a named lender but containing no other terms for repayment, such as dates for repayment or interest rate on the amount outstanding, if any. These arrangements may permit one or more lenders to demand repayment of such loans at any time. As discussed above in Risk Factor No. 3, such arrangements are not unusual in the PRC for companies our size. Shenzhen ACTO takes the position that these loans do not bear interest. If the lenders who have advanced these loans collectively demanded repayment, we may be unable to secure alternative financing or meet these obligations. In such event, Shenzhen ACTO would likely default on its obligation to repay these loans and legal action in the PRC could result.

14. THE LOSS OF ANY KEY PERSONNEL WOULD DISRUPT OUR OPERATION AND HURT OUR PROFITABILITY AND BUSINESS RELATIONSHIPS.

Our future success depends to a significant extent on the continued services of our management group and senior engineers. We presently do not carry key man life insurance on any of the members of the management group or the engineers. If we were to lose any of our key managers or engineers, it may be very difficult or impossible to replace them in China. In particular, Mr. Jing Xie, the founder of Shenzhen ACTO, is our President and Chairman. He is also the senior General Manager of Shenzhen ACTO and is in charge of sales and marketing of the Company's products. His relationships with customers and other companies that do business with us are very significant to our operations in the PRC. Also, Mr. Yingdong Shi, Director of Research and Development, has played a key role in the development of our products, including its first LCD projector which was introduced to the market in May of 2000. Further, Mr. ZiLi Xi, also a Senior Engineer, plays a key role in maintaining the competitiveness of our products and in product development.

15. WE HAVE COMPETITORS THAT HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THEY MAY BE ABLE TO DEVELOP SUPERIOR PRODUCTS.

The digital projection business is highly competitive. According to the CCID Report, we have between seventy and eighty competitors in the PRC projector market. These competitors, in some cases, have much greater financial, technical and other resources than we have. They include Infocus Corporation (USA), Seiko Epson Corporation ("Epson"), Toshiba Corporation ("Toshiba"), Sony Corporation ("Sony"), Sanyo Electric Co. ("Sanyo"), Legend Group Ltd. ("Legend"), Panasonic (Matsushita Electric) ("Panasonic"), NEC, ACER Communications and Multimedia, Morning Star, BenQ Incorporated ("BenQ"), ViewSonic and Phillips Electronics N.V. ("Phillips"). While we have been successful in securing sales and expanding our sales in the PRC, there is no assurance that we will continue to be able to compete effectively. If we are unable to maintain or expand our technology, equipment and provide experienced well-trained field personnel, we may lose our competitive edge in the market and we would be unable to maintain or increase our market share.

16. PURCHASERS OF OUR SHARES OF COMMON STOCK MAY BE UNABLE TO SELL THEIR SHARES BECAUSE ANY MARKET THAT DEVELOPS MAY BE LIMITED.

There is currently no public market for our common stock and any public market that develops may be limited. We intend to apply for listing on the OTC Bulletin Board. We cannot assure you that we will be successful in obtaining this listing or that any market for the shares will develop or, if it develops that it will be sustained. Also, purchase and sale of our shares through the OTC Bulletin Board may not be allowed in certain States in the United States where our shares have not been cleared by appropriate State securities commissions.

17. SHAREHOLDERS WILL HAVE LIMITED INPUT, IF ANY, IN SHAREHOLDER DECISIONS BECAUSE ONE MAJORITY SHAREHOLDER CONTROLS SHAREHOLDER DECISIONS.

Mr. Jing Xie, the Chairman of the Board of Acto USA, owns shares representing approximately 50.14% of the common stock of Acto USA. As the holder of 50.14% of our common stock, Mr. Xie substantially controls Acto USA and its majority-owned subsidiary, Shenzhen ACTO. As a result, Mr. Xie may effect substantial business decisions and changes in Acto USA. Investors purchasing our shares may have little or no say in decisions affecting Acto USA.

Mr Xie's shares are not registered under the Securities Act of 1933 as amended (the "Securities Act"), however, he could cause the Company to register his shares under the Securities Act and sell his shares in the trading market. Further, Mr. Xie could sell his shares without so registering under Rule 144 promulgated under the Securities Act. However, as an affiliate of the Company, such sales by Mr. Xie would be subject to the volume restrictions imposed by Rule 144, which, among other things, limits sales of shares of Acto USA by our affiliates to no more that 1% of the total outstanding class of securities of Acto USA during any three-month period.

18. BROKER-DEALERS MAY BE DISCOURAGED FROM EFFECTING TRANSACTIONS IN OUR SHARES BECAUSE THEY ARE CONSIDERED PENNY STOCKS AND ARE SUBJECT TO THE PENNY STOCK RULES.


Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), impose sales practice and disclosure requirements on NASD broker-dealers who make a market in a "penny stock". A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Our shares may be quoted on the OTC Bulletin Board and the price of our shares may fall within a range which would cause our shares to be considered a "penny stock." The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.


Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.


                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares by selling stockholders.


                                    DILUTION

The shares being registered are held by the selling stockholders. No proceeds from the sale of the shares to the public will be received by us.


                                 DIVIDEND POLICY

We have never paid any dividends on our common stock. We do not intend to declare or pay dividends on our common stock, but to retain our earnings, if any, for the operation and expansion of our business. Dividends will be subject to the discretion of our board of directors and will be contingent on future earnings, if any, our financial condition, capital requirements, general business conditions and other factors as our board of directors deems relevant.


                                 CAPITALIZATION

The following table sets forth the capitalization of Acto USA as of March 31, 2003, after the Share Exchange Agreement and the reverse stock split which was effected as of October 29, 2002.

You should read this table in conjunction with the financial information in this prospectus as of March 31, 2003, including the notes to our financial information, which appear elsewhere in this prospectus.

Share Capital:
Preferred stock $.0001 par value, authorized 50,000,000 shares; issued     $        0
and outstanding - 0 shares ..................

Common stock $.0001 par value, authorized 50,000,000 shares; issued and    $      900
outstanding - 9,000,000 shares ......

Additional paid-in capital...........................................      $1,683,614
                                                                          -----------

                                                                           $1,684,514

Retained Earnings:

Appropriated retained earnings.............................                $  634,028

Unappropriated retained earnings...........................                $1,603,083
                                                                          -----------

                                                                           $2,237,111

Accumulated Other Comprehensive Loss.................                      $     (627)
                                                                           ----------

Total Stockholders' Equity ......................................          $3,922,252

Non-Controlling Interest ........................................          $1,346,105
                                                                           ---------

Total Capitalization,.........................................             $5,268,357
                                                                           ===========

                                    ACTO USA

BACKGROUND

Acto USA was incorporated under the laws of the State of Delaware on December 15, 1999, under the name, "Micropower Generation, Inc." ("Micropower").

Micropower was formed as a subsidiary of Natquote Financial, Inc., a Delaware corporation ("Natquote"). Micropower was formed in order to acquire and develop hydroelectric power plants in Brazil. Because the hydroelectric business was not part of Natquote's core business, on December 16, 1999 Natquote issued as a stock dividend 1,387,800 shares of common stock of Micropower to the shareholders of Natquote at a rate of one share of stock of Micropower for each block of 30 shares held by Natquote shareholders as of a record date in 1999. As a result, Micropower became an independent company that was owned by the shareholders of Natquote. Ship Island Investments, a shareholder of Natquote and the then majority shareholder of Micropower, funded all but the initial costs of incorporation of Micropower in 1999 through 2000 and, in consideration of its investment, was issued 16,562,200 shares of Micropower. Following that stock issuance Micropower had 17,950,000 shares outstanding.

Micropower was unable to obtain financing and complete the negotiation of the transaction for which it was formed, the acquisition and development of proposed hydroelectric power generation projects in Brazil. As a result, Micropower did not undertake business operations. Consequently, prior to the share exchange described below, Micropower had no revenues or business operations of any kind.

As of October 29, 2002, Micropower effected a four-to-one reverse stock split pursuant to which each block of four shares outstanding became one share of stock of Micropower. As of October 29, 2002, as a result of the reverse split, the 17,950,000 then outstanding shares of Micropower became 4,487,500 shares.

On October 30, 2002, through a share exchange and corporate reorganization, Micropower acquired 74.86% of the equity interests of Shenzhen ACTO and changed its name to Acto Digital Video U.S.A. Inc. (abbreviated herein as "Acto USA"). The share exchange was effected pursuant to a Share Exchange Agreement dated as of September 30, 2002 among Acto USA, Shenzhen ACTO and Mr. Jing Xie, an individual residing in the PRC and the Chairman, senior General Manager and majority shareholder of Shenzhen ACTO. In connection with such share exchange, we issued to Mr. Xie 4,512,500 shares of our common stock, representing 50.14% of the total number of the then outstanding shares of Acto USA. As a result of such issuance, we had 9,000,000 common shares outstanding.

Also, on October 30, 2002, Ship Island Investments sold 4,212,500 of its shares of common stock of Acto USA to twelve respective purchasers resident in China, Hong Kong, England, the Turks & Caicos Islands, BVI and Canada pursuant to a Share Purchase Agreement dated September 30, 2002 among Ship Island Investments, Medallion Capital Corp. [China] Ltd., as agent for the purchasing parties, and Acto USA (the "Share Purchase Agreement"). Following this sale, Ship Island Investments owned 184,475 shares, or 2.05%, of the outstanding shares of Acto

USA. The parties who purchased shares of Acto USA from Ship Island Investments are among the selling shareholders listed in the section of this prospectus entitled, "SELLING SHAREHOLDERS." Ship Island Investments is also listed as a selling shareholder. There is no affiliation or common control between us and Ship Island Investments or its controlling shareholder except that J. Paul Hines, the controlling shareholder of Ship Island Investments, is the Secretary of Acto USA. There is no affiliation between Ship Island Investments and the purchasers under the Share Purchase Agreement. The respective purchasers under the Share Purchase Agreement are not affiliated with each other. Each such purchaser purchased shares representing less than 5% of the outstanding shares of Acto USA. Except for their share holdings, the respective purchasers under the Share Purchase Agreement have no affiliation with us or our management. Medallion Capital Corp., a Canadian corporation and a co-venturer with Medallion Capital Corp. [China] Ltd., provides management consulting services to us. Each of the respective purchasers under the Share Purchase Agreement represented to us that they were purchasing their shares for investment purposes only and not with a view to distribution. The sale of shares pursuant to the Share Purchase Agreement was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to an exemption provided by Regulation S promulgated under the Securities Act because all of the purchasers were foreign, the shares came to rest outside of the U.S. and the other requirements for the exemption were satisfied.

                                  OUR BUSINESS

Our business is the business of Shenzhen ACTO. Consequently, the description of Shenzhen ACTO's business, its historical operations and financial condition herein are presented as our business. Through our ownership of 74.86% of the equity interests of Shenzhen ACTO, we have voting control of Shenzhen ACTO.

Shenzhen ACTO was established in 1998 in Shenzhen, China. The founders of Shenzhen Acto believed there was a significant domestic market in the PRC for digital LCD projective equipment as well as a desire within the PRC government to foster domestic manufacture of LCD projectors and development of related technology. Upon formation, Shenzhen ACTO undertook a multi-year research and development effort to produce in 2000 its first LCD projector. In the year ended December 31, 2001, we sold 1,756 LCD projectors. During the period from January 1, 2002 through December 31, 2002, we sold 3,459 projectors. In the three-month period ended March 31, 2003, we sold 1,148 projectors.

We maintain sales, support, consulting and service offices in Shenzhen, Beijing, Wuhan, Chongqing and Shanghai, China.

We have 92 employees. Of this number approximately 10 persons are employed in management and administration and the balance of our employees are divided among manufacturing, research and development and sales. Our employees are highly educated. Fifty-eight of our employees have a college level education. Four of our employees have doctoral degrees and twenty-two have masters degrees. Two of our employees are currently in graduate programs.

OVERVIEW OF THE CHINESE MARKET

In this prospectus, the "CCID Report" refers to the "2001-2002 Annual Research Report on China's Projector Market" of CCID Consulting Co. Ltd. ("CCID"). CCID is a consulting firm based in Bejing, China that is associated with the China Center for Information Industry Development, which is sponsored by the PRC's Ministry of Information. CCID tracks market information in a variety of specific areas of the PRC's information technology industry and publishes approximately 70 specific reports on these areas annually. Much of the market information in this prospectus is based upon the CCID Report.

Size of the Market.

According to the CCID Report, the Chinese projector market is rapidly developing and shows a potential to expand greatly in the coming years. According to the CCID Report, sales volume for the Chinese projector market was 61,000 units in 2001. This compares with 42,000 units in 2000, 29,000 units in 1999, 18,000 units in 1998, 8,000 units in 1997 and 3,000 units in 1996. Sales in China's projector market totaled approximately $270,592,000 (RMB 2.24 billion) in 2001, a 21% increase from 2000 when total sales equaled approximately $223,481,234 (RMB 1.85 billion). The CCID Report forecasts that projector sales in China will grow to 84,000 units in 2002, 131,000 units in 2003, 226,000 units in 2004,
404,000 units in 2005 and 790,000 units in 2006.

Price Competition

According to the CCID Report, while overall sales volume has risen, the average price of projectors has dropped substantially, from an average price of $6,206 (RMB 51,379) in 1999, to an average price of $5,321 (RMB 44,048) in 2000, to an average price of $4,382 (RMB 36,721) in 2001. In 2001, approximately 76% of all projectors sold cost between $3,625 (RMB 30,000) and $6,041 (RMB 50,000), while only 10% of projectors sold cost over $6,041 (RMB 50,000), and only 14% cost under $3,625 (RMB 30,000). This trend toward lower unit prices is expected to continue due to several factors including: (i) refinements in technology and the production process, (ii) increasing manufacture by international producers domestically in China and (iii) China's entry into the World Trade Organization on January 1, 2002, which will result in the reduction of the Chinese import tariff rate from 35% to zero over the next five years. Last year, the Chinese import tariff rate was reduced from 35% to 30%. These import tariff rates affect the prices of projectors manufactured outside the PRC and those produced domestically as the reduced import tariff affects the price of components used by domestic producers such as Shenzhen ACTO.

Market Growth

The growth in the projector sales is attributed, in part, to an ongoing expansion of the types of applications in which projectors are used. These applications include digital presentations run by computers, multimedia video presentations and increasingly the use of projectors as a substitute for computer monitors and large screen television. As the market has developed, projectors have been adapted to meet different applications. Projector models targeted toward business users, for example, are more portable and generally weigh less. They may have special features like the ability to communicate wirelessly with computers or computer networks. Alternatively, projectors designed for fixed installations where video is to be displayed are larger and heavier but have greater brightness, contrast and sharpness. If digital projectors gain acceptance in the consumer (family residential) market, the potential size of the market in China is very large. We believe this consumer market has the greatest growth potential. However, it is difficult to predict when the digital projector will gain acceptance as a family entertainment product, if at all, and at what price point digital projectors will penetrate this market segment.

Competitors


As a result of increasing demand for projectors and reduction in prices, competition in the PRC projector market is very intense. There are between 70 and 80 producers competing in the PRC market currently, with no dominant sales leader. According to the CCID Report, none of the top producers account for more that 20% of the market. The top five projector sales leaders in the PRC accounted for a combined market share of approximately 45% in 2001, with the top three manufacturers accounting for a combined market share of approximately 31%. The top sellers in the Chinese projection market in 2001 were: Epson with approximately 7,800 sets sold (12.8% of the total market); Toshiba with approximately 6,500 sets sold (10.7% of the market); Sony Corporation of America with approximately 4,800 sets sold (7.9% of the market); ASK with approximately 4,300 sets sold (7% of the market); NEC with approximately 4,200 sets sold (6.9% of the market); Morning Star with approximately 4, 100 sets sold (6.7% of the market); InFocus Corporation with approximately 3,800 sets sold (6.2% of the market); ACER Communications and Multimedia with approximately 3,400 sets sold (5.6% of the market); Panasonic (Matsushita Electric) with approximately 3,300 sets sold (5.4% of the market); Philips Electronics NV with approximately 2,900 sets sold (4.8% of the market); Sanyo with approximately 2,800 sets sold (4.6% of the market); and 3M with approximately 2,600 sets sold (4.3% of the market). We believe our sales accounted for approximately 2.9% of the market in 2001.


Customers

According to the CCID Report, educational customers historically and currently drive the demand for projectors, accounting for approximately 36% of sales in 2001. The education sector is followed by private businesses which accounted for approximately 34% of sales, government which accounted for approximately 10% of sales, telecommunications companies which accounted for approximately 6% of sales, the banking industry which accounted for approximately 5% of sales, manufacturing which accounted for approximately 3% of sales, transportation organizations which accounted for approximately 3% of sales, public health organizations which accounted for approximately 2% of sales, and families/consumers which accounted for approximately 0.4% of sales. The business market and consumer markets are the newest markets.

Our Dependence of Key Customers

Shenzhen ACTO had two customers who accounted for more than 23% of our total sales for the year ended December 31, 2002. Tanshan Xinghai Musical Instrument Co., Ltd. accounted for 11% of such total sales, Shenzhen Jizhida Industrial Co.

Ltd. accounted for 12% of such total sales. Generally, these customers resold products purchased from us to governmental and educational buyers in the PRC. Shenzhen Jizhida Industrial Co. Ltd. and another major customer each also accounted for more than 10% of total sales for the year ended December 31, 2001.

Geographic Factors

In terms of the regional sales structure within the PRC, according to the CCID Report buyers in North China purchased the greatest number of projectors in 2001, buying approximately 24% of projectors sold (an estimated 14,820 units). This high demand is due to North China's large concentration of education and government customers. East China accounted for approximately 24% of projectors sold in 2001 (an estimated 14,580 units). South China accounted for approximately 19.5% of projectors sold in 2001 (an estimated 11,900 units), followed by Central China at approximately 10.5% (an estimated 6,400 units), Southwest China at approximately 8% (an estimated 4,760 units), Northeast China at approximately 7% (an estimated 4,450 units) and Northwest China at approximately 7% (an estimated 4,090 units).

Evolving Technology

Maintaining technological competitiveness will be a key factor for all of the manufacturers in the Chinese projection market. According to the CCID Report, in 2001 alone, more than 100 new products were developed with the duration of new product development cycles continually shortening. New developments include reduction in the size and weight of portable projectors. In 2001, sales of projectors between 2.5-5kg increased, and the proportion of sales for projectors below 2.5kg also increased. Other new features and technologies include adoption of wireless communication with computer networks, including "Bluetooth" wireless connectivity ( a wireless technology that enables links between mobile computers, mobile phones, portable handheld devices, and connectivity to the Internet), compatibility with external writing board or "electro-white boards" (projection screens with touch-sensitive surfaces that permit the user to write on or interact with the whiteboard on which the image is projected such that writing on the whiteboard is recorded or other computer features can be triggered), remote mouse capability (the ability to control a computer's mouse functions remotely) and enhanced multifunction remote controls. Also, as projector prices fall, consumers will demand increasing brightness and image quality at lower prices. Emerging technologies which enable better image quality at lower prices will be key factors in maintaining competitiveness.

Other Competitive Factors

Increasingly, reliability, durability and post-purchase customer service are factors affecting consumer choices. Certain manufacturers have set a standard by offering three-year guarantees on their products. We have met that standard with our own three-year product warranty, except for certain parts, such as bulbs. Digital China, which is allied with Toshiba, Legend (a domestic manufacturer) and Hitepro (also a domestic manufacturer) offer three-year guarantees on parts and service. ViewSonic and BenQ Incorporated have established extensive repair networks in China. Other manufacturers have not established domestic repair facilities and must service their units through Hong Kong. As features and image quality become more standardized among competing projector brands, reliability and service are anticipated to be greater factors in consumer purchasing choices.

Competing Technology

There are generally two types of digital video projectors in the market. Liquid crystal display (LCD) projectors, which we manufacture, are the dominant technology. However, projectors based upon "digital light processing" ("DLP"), a technology developed and controlled by Texas Instruments Inc. are expanding in market share. Texas Instruments, Inc. has partnered with certain North American and European manufacturers to produce DLP projectors. Large Japanese manufacturers continue to produce LCD projectors and continuously have refined this technology. Some of the advantages of our LCD technology include a sharper image, higher resolution and lower cost than DLP projectors. DLP projectors have the advantage of being more compact, having high contrast (particularly black level contrast) and reduced pixelization. "Pixelization" is a distortion effect in compressed digital video signals which appears as an image breaking up into blocks instead of forming a coherent, high quality image. This effect resembles an image made up of pixels that are too large and the individual pixels are apparent to the viewer. Although LCD projectors currently out-sell DLP projectors, DLP projectors are gaining market share in the Chinese market. Of the 61,000 projectors sold in 2001, approximately 27% were DLP projectors, compared with only 15% in 2000. Our LCD projectors generally produce a brighter image than many DLP based projectors at a lower price point. This extra brightness better suits the requirements of educational buyers, our biggest market in the PRC. We believe that ongoing improvements in LCD technology will allow LCD based projectors to maintain their advantage over DLP based projectors in the education market for the foreseeable future.

Sales Channels

According to the CCID Report, during 2001, approximately 44% of total projector sales in the PRC were transacted through sales agents. These sales agents are typically systems integrators. Approximately 37% of projector sales were direct sales by manufacturers, and approximately 19% of projectors sales were through retail channels. In an effort to build sales channels, some international manufacturers have partnered with Chinese domestic manufacturers. Infocus and Toshiba have pursued such relationships. Other international manufacturers have established production operations in China in an effort to reduce production costs and further penetrate the Chinese market. Epson and Acer have pursued this strategy.

We have enjoyed considerable success marketing our lower resolution projectors (SVGA which has a resolution of 800 X 600 pixels as compared with XGA which has a resolution of 1024 X 768 pixels) which appeal to educational institutions. "SVGA" is an abbreviation for "Super Video Graphics Array," a video display standard created for IBM compatible personal computers. This resolution standard refers to 800 X 600 four-bit pixels where each pixel can be one of sixteen colors. "XGA" is an abbreviation for Extended Video Array which offers a resolution of 1024 X 768 pixels. While these projectors offer less resolution than some of our current high-end competition, we believe that educational buyers in the PRC are influenced heavily by price and will purchase lower cost projectors so long as the picture quality is acceptable. Because we understand the domestic market in the PRC, particularly the educational market, we have focused our efforts and product development on this segment where we can offer a combination of features, resolution, quality and price which meet the requirements of these customers. We believe we can compete very favourably with non-domestic international manufacturers, who are more focused on expanding features, image quality and portability, usually at higher prices than may be acceptable in these market niches. We enjoyed a sales increases of 30% in 2001, and 98.6% for the twelve-month period ended December 31, 2002, and 32.2 % for the three-month period ended March 31, 2003, respectively.

As competition in the projector market increases, we expect our profit margins to decrease. We will meet the competition, in part, by expanding our product line to include new products as described below. Also, we will continuously update and improve our technology to meet evolving market standards.

PRODUCTS

A digital projector is a device that receives an input from computer or other video source, that contains its own light source, power and lens, and converts the input signal to light which is broadcast to a screen. The following is a description of each product model offered by the Company. All of our projectors are LCD forward projectors, capable of projecting a clear, bright image on a large screen. The projectors are capable of handling signals from a computer, video player or other video source.

The core technologies involved in each product fall into the following categories: (a) the optical engine, (b) the LCD (liquid crystal display) chip and (c) the electronic driving circuit. Our proprietary technology and expertise is in creating the software that integrates and controls the components of the LCD projector. Most of the component parts in our projectors are purchased from third parties. We are able to obtain these parts from a variety of suppliers and we are not dependent upon any one source for our components. In some cases, we contract with other manufacturers to manufacture circuits of our design which we cannot obtain elsewhere or which are proprietary.

All of the models described below employ our proprietary Hyperfine Technology TM which is a line scanning technology, developed by the Company, that improves the clarity and detail of projected images. In addition, all of our products have the following features.

         *   High brightness.


         * High Contrast Ratio. "Contrast ratio" is a method of measuring the dynamic range of a projector. A low contrast ratio yields washed out colors, little detail, and images that appear washed out with significant ambient light. By comparison a high contrast ratio provides an image with more vivid colors that can be viewed with ambient lights on. As a point of reference, transparency film (i.e., 35mm slides) have contrast ratios of 500:1 or more. Our models X9300, X9350, AT-S180, X6200 and X6250 models produce a contrast ratio of 600:1.

         * Uniform Color Saturation. A display with good uniform "color saturation" can display subtle color changes distinctly so that the human eye perceives them differently from one another. If similar colors blend together or if colors appear dark, they are oversaturated. Colors that appear washed-out and faded are undersaturated.

         * Compatible with PC, Mac, Video, S-Video and some workstations made by IBM, Hewlitt Packard, Sun Microsystems and Silicon Graphics.

         *   Convenient monitor output.

         *   Plug  `n Play  functionality  (the  projector  is  recognized  by a
             personal   computer's   operating   system   that   also  has  this
             functionality, thereby minimizing installation set-up).

         * Convenient remote operation including "remote mouse" functionality. "Remote mouse" functionality is the ability to control a computer's mouse functions remotely.

The following summarizes the unique features of each of our LCD projectors.

Model: AT-749
       ------

The principal specifications of the Model AT-749 are as follows.

         Resolution: SVGA; and XGA(compressed), 750 Television Aerial (Video Input) The native resolution of the projector is the SVGA standard (800 X 600). To display higher resolution the projector must "compress" the data to fit. For example to compress XGA, which is a resolution of 1024 x 768, an SVGA projector (with a native resolution of 800 x 600) must eliminate approximately 40% of the information to fit within the screen. Sophisticated algorithms are used to selectively eliminate that much data while leaving the best possible image. Compressed XGA handling allows these SVGA projectors to handle the higher XGA resolution. The quality of the compressed XGA image on a given model may be a key factor in the decision process for people choosing an SVGA projector. This is especially true as the market shifts from SVGA laptops to those with XGA screens which send an XGA image to projectors. The "750 Television Aerial (Video Input)" indicates that the projector can produce an image from a PRC standard television broadcast system input source.

         Luminosity Output: 3000 ANSI Lumens. The term, "ANSI" refers to the American National Standards Institute which promulgates industry standards for measuring certain performance parameters, such as "lumens." The term, "lumens" refers to a unit of measure for the flow of light. A higher number indicates a brighter image.

         Color: over 16.7 million colors This is the standard for personal computer monitors producing true color.

         Contrast Ratio: 400:1

         Projection Lens: f=47-65mm, f2.5-3 Remote Electronic Focus-adjustment

         Dimension: 305mm (W), 395mm (D), 150mm (H)

         Weight: 6.7kg

Model: AT-739
       ------

The principal specifications of the Model AT-739 are as follows.


         Resolution:  SVGA and  XGA(compressed),  750  Television  Aerial (Video
         Input)

         Luminosity Output: 1800 ANSI Lumens

         Color: over 16.7 million colors

         Contrast Ratio: 350:1

         Projection Lens: f=47-65mm, f2.5-3 Remote Electronic Focus-adjustment

         Dimension: 320mm (W), 260mm (D), 145mm (H)

         Weight: 3.2kg

Model: AT-2000
       -------

The principal specifications of the Model AT-2000 are as follows.


         Resolution:  SVGA and  XGA(compressed),  750  Television  Aerial (Video
         Input)

         Luminosity Output: 2400 ANSI Lumens

         Color: over 16.7 million colors

         Contrast Ratio: 300:1

         Projection Lens: f=47-71mm, f2.5-3.2 Remote Electronic Focus-adjustment

         Dimension: 268mm (W), 368mm (D), 129mm (H)

         Weight: 5.2kg

Model: AT-1900
       -------

The principal specifications of the Model AT-1900 are as follows.


         Resolution:  SVGA and  XGA(compressed),  750  Television  Aerial (Video
         Input)

         Luminosity Output: 1900 ANSI Lumens

         Color: over 16.7 million colors

         Contrast Ratio: 250:1

         Projection Lens: f=47-71mm, f2.5-3 Remote Electronic Focus-adjustment

         Dimension: 268mm (W), 368mm (D), 129mm (H)

         Weight: 5.2kg

Model: AT-1800
       -------

The principal specifications of the Model AT-1800 are as follows.


         Resolution: 800 x 600 and XGA (compressed), 750 Television Aerial (Video Input)

         Luminosity Output: 1800 ANSI Lumens

         Color: over 16.7 million colors

         Contrast Ratio: 250:1

         Projection Lens: f=47-71mm, f2.5-3 Remote Electronic Focus-adjustment

         Dimension: 268mm (W), 368mm (D), 129mm (H)

         Weight: 5.2kg

Model: AT-719
       ------

The principal specifications of the Model AT-719 are as follows.


         Resolution:  SVGA and  XGA(compressed),  750  Television  Aerial (Video
         Input)

         Luminosity Output: 1000 ANSI Lumens

         Color: over 16.7 million colors

         Contrast Ratio: 350:1

         Projection Lens: f=28-37mm, f2.3-2.6

         Dimension: 267mm (W), 208mm (D), 74mm (H)

         Weight: 2.3kg

Model: AT-728
       ------

The principal specifications of the Model AT-728 are as follows.


         Resolution: SVGA and XGA(compressed)750 Television Aerial (Video Input)

         Luminosity Output: 1500 ANSI Lumens

         Color: over 16.7 million colors

         Contrast Ratio: 300:1

         Projection Lens: f=28-65mm, f2.5-3

         Dimension: 320mm (W), 260mm (D), 145mm (H)

         Weight: 6 kg

Models: X9300 and X9350

The Model X9350 and Model X9300 are two recent additions to our product line. These two models differ only in respect of their luminosity output (3,000 ANSI Lumens in the case of Model X9300 and 3,500 ANSI Lumens in the case of Model X9350). The principal specifications of Model X9350 and Model X9300 are as follows.


         Resolution: XGA (1024 X 786), XGA (compressed), 750 Television Aerial (Video Input)

         Luminosity Output: 3,000 ANSI Lumens in the case of Model X9300 and 3,500 ANSI Lumens in the case of Model X9350

         Color: over 16.7 million colors

         Contrast Ratio: 600:1

         Projection Lens: f=36.8-47.8mm, f1.7-2.0 Manual focus and zoom

         Dimension: 270mm (W), 350mm (D), 120mm (H)

         Weight: 4.5 kg

Models: AT-S3180, Model X6200 and Model X6250

Model AT-S3180, Model X6200 and Model X6250 also are recent additions to our product line. These three models differ only in respect of their luminosity output (1,800 ANSI Lumens in the case of Model AT-S3180, 2,000 ANSI Lumens in the case of Model X6200 and 2,500 ANSI Lumens in the case of Model X6250). The principal specifications of Model X6200 and Model X6250 are as follows.


         Resolution: SVGA (800 X 600), XGA(1024 X 768), XGA (compressed) and 750 Television Aerial (Video Input)

         Luminosity Output: 1,800 ANSI Lumens in the case of Model AT-S3180, 2,000 ANSI Lumens in the case of Model X6200 and 2,500 ANSI Lumens in the case of Model X6250

         Color: over 16.7 million colors

         Contrast Ratio: 600:1

         Projection Lens: f=36.8-47.8mm, f1.7-2.0 Manual focus and zoom

         Dimension: 250mm (W), 310mm (D), 78mm (H)

         Weight: 3.7 kg

PRODUCTION, RESEARCH AND DEVELOPMENT

We maintain an assembly and  production  facility at Huale  Mansion,  4th Floor,
Zhonghangbei Road, Futian District, Shenzhen, China. Our projectors are assembled primarily from components which we purchase from manufacturers inside and outside China. We are not reliant on any one component source. We have developed systems integration software and circuits which permit the integration of a variety of components from different manufacturers. We have also developed our proprietary Hyperfine Technology TM which is a line scanning technology, that improves the clarity and detail of projected images. We outsource the manufacture of our proprietary circuits. Our production facility consists largely of assembly, testing and packaging areas.

In May of 2001, Shenzhen ACTO entered into an agreement with the Shenzhen University Photoelectric Center to create the Photoelectric Research Institute of Shenzhen University to conduct research. Shenzhen ACTO has advanced funds, equipment and expertise to further this project. Shenzhen University, in turn, has also advanced equipment and engineers and has recommended post graduate students to do research. The agreement provides that we have the benefit and use of the any technology or innovations that results from this collaboration.

We devote a substantial portion of our annual revenues to ongoing research and development. During the twelve-month period from January 1, 2002 through December 31, 2002, Shenzhen ACTO expended approximately $280,000 (RMB 2,320,388), or 22% of total expenses, on research and development. We have the following two new product lines under development.

LCD Projection TV

We believe that there is an emerging consumer market in China for large screen rear-projection television. Growth of this market will depend to a significant degree upon growth of a consumer base for high-end electronics in China.
Currently, this consumer segment is only a small fraction of the projector market. Our product under development is a rear-projection big-screen television which will employ our LCD projection technology. Rear-projection televisions have the projector located within the television box itself and use rear projection to display the picture on an optical opaque screen, thereby eliminating the need for a projector to project the image across the room. This product will have high resolution and brightness and will be our first rear projection model. The LCD Projection TV will be capable of handling a variety of input signals, including the video signal used in municipal cable television systems in the PRC. We expect to introduce this product to the market in November of 2003.

Multi-Media Projection System

Our other product under development is a multi-media rear-projection system that will be capable of integrating with multiple projectors and other multimedia components. This system will be able to receive video and audio input signals and will project an image onto a seventy-inch (70") screen. The product is designed to have high definition, high contrast and high brightness. The multi-media projection system will be capable of projecting images of sufficient brightness that there should be no need to dim room lights during a presentation. We expect that this model will be used primarily in fixed installations. We are expecting to introduce this product to the market in November of 2003.

SERVICE

We provide consultations with customers regarding the use of the projector, the proper location of the projector, the choice of products in our product line and configuration of the projector with auxiliary equipment. We also provide training for customers in the use of our projectors and assist with installations. Our consultations are sales oriented. We do not provide consulting services on a fee basis.

We have 24-hour telephone service "hot lines" in the PRC which are staffed by our technical consultants. We maintain sales and support offices in Shenzhen, Beijing, Wuhan, Chongqing and Shanghai, China. Each such office maintains the support files and service history of customers of that office.

INTELLECTUAL PROPERTY

The PRC does not have a tradition of protection for intellectual property although it has enacted comprehensive legislation aimed at protecting intellectual property. The PRC's patent and intellectual property laws are relatively new and have not been widely tested. We use what we consider, based on customary business practices in the PRC, appropriate measures to protect our technology and proprietary intellectual property. These measures may not provide adequate protection for our proprietary technology. We do not believe our patents present a significant barrier to another company's entry into the industry or to another company's competing with us in the PRC or elsewhere.

Shenzhen ACTO has received a trademark registration for the trademark, "ACTO" (English translation) from the Chinese Trade and Commerce Management Bureau - Trademark Management Bureau. The registration became effective as of June 14, 2002 and will expire on June 13, 2012, if not renewed. The registration covers use of the mark in connection with projectors generally, including projective display equipment, video and audio educational equipment, slide projection equipment, data processing equipment and notebook computers.

We intend to apply for registration of the trademark, "Acto" and "Acto Digital Video" with the United States Patent and Trademark Office. As of the date of this prospectus, our trademarks are protected in China only.

Shenzhen ACTO holds two patents in China.

The first patent covers the shell design of the projector. The patent was issued as of December 18, 2000 and is valid for ten years, provided that the owner pays an annual fee. Mr. Jing Xie was the applicant for the patent and its original owner. He assigned this patent to Shenzhen ACTO as of December 20, 2000. The patent number assigned by the China Intellectual Property Bureau is 00266765.7.

The second patent covers the proprietary systems integration of the components of the LCD projectors, its input interface and signal coding system, LCD signal drive switch and optics drive. The patent was issued as of December 14, 2000 and is valid for ten years, provided that the owner pays an annual fee. Mr. Jing Xie was the applicant for the patent and its original owner. He assigned this patent to Shenzhen ACTO as of December 20, 2000. The patent number assigned by the China Intellectual Property Bureau is 00350904.4.

We believe that these patents protect our use of our proprietary technology in the PRC. These patents are not enforceable outside of China and we have no international patent protection. There can be no assurance that such patents will not be challenged, invalidated or circumvented.

CONFIDENTIALITY AND TRADE SECRETS

Shenzhen ACTO has agreements with its employees which include a provision requiring employees to protect our business secrets. Shenzhen ACTO does not have agreements with employees which would prevent them from competing with Shenzhen ACTO. Also, Shenzhen ACTO does not have agreements with employees which require assignment of rights to inventions.

Policing the unauthorized use of our technology is difficult. We will use all viable and cost-permissive methods for defending and prosecuting any suspected violators of our intellectual property rights. We note that pursuing legal action to protect such rights may be difficult or not possible in the PRC.

COMPETITION

We believe our principal competitors are Sony and Epson. Epson was one of the first major foreign manufacturers to heavily promote its products in the PRC domestic market. Epson provides a full range of projectors, including projectors which compete favorably with our products in the educational sector of the market because they have the right set of features at a price point which is attractive in this sector. Sony has very strong name recognition in the PRC and a reputation for quality.

We intend to compete by accelerating our research and development and continuing to expand our group of sales agents throughout the PRC. In addition, we will strengthen our brand recognition through advertising and promotion. We will continue to manage our expenses and recruit new engineering and business talent in the PRC.

The introduction of products using new technology and the emergence of new industry standards may render our products less competitive or even obsolete. Our success in the future will depend upon our ability to enhance our existing products and develop new products that keep pace with technological developments and emerging industry standards in order to meet the changing needs of our customers. In particular, a new alternative technology known as "digital light processing" ("DLP") that was developed by Texas Instruments Corporation is being used by some U.S. and European manufacturers. This technology enables projectors to be smaller and lighter. See "OUR BUSINESS - Overview of the Chinese Market - Competing Technology." In addition, the projector market is evolving in a direction which will cause us to adopt new features and integration technologies to remain competitive. See "OUR BUSINESS - Overview of the Chinese Market - Evolving Technology." Increasingly, reliability, durability and post-purchase customer service are factors affecting consumer choices. See "OUR BUSINESS -

Overview of the Chinese Market - Other Competitive Factors." The reliability of our products increasingly will be a sales point as the market matures, features become more standardized and our competition offers longer product guarantees. In particular, the useful life of liquid crystal display circuits is a function of their design, the heat dissipation characteristics of the circuit and the projector and the quality of the components. We offer a three-year warranty on our projectors (including the liquid crystal display circuits), with the exception of certain parts which have a shorter expected life, such as bulbs. This warranty is one of the most competitive product warranties in the PRC market.

MARKETING OUTSIDE THE PRC

In the future, we intend to sell our products outside the PRC. We have submitted products to Underwriters Laboratories, Inc. in the U.S. for safety compliance certification in the U.S. No further steps have been taken, however. We will explore all of our options for expansion outside the PRC, including marketing our products under our own trade name, partnering with other manufacturers and possibly producing products to be sold under other trade names and partnering with retailers with established distribution channels. If we sell products outside the PRC, we will also contract with third parties to provide service for such products in those markets. We have no plans to manufacture or assemble or service products ourselves outside of the PRC. We believe that our products are of comparable quality and could be price competitive with similar projectors sold in the U.S. and Canada.

FINANCING STRATEGY

We are pursuing financing options in the PRC with the goal of borrowing up to $2,419,228 (RMB 20,000,000) from a bank or other commercial lender within the next twelve months. As of March 26, 2003, we borrowed approximately $1,209,599 (RMB 10,000,000) from China Construction Bank in Shenzhen, China. This loan has a one-year term and is unsecured. The interest rate on amounts outstanding is 0.4425% per month. In addition, as of January 17, 2003, we borrowed approximately $363,000 (RMB 3,000,000) from Shenzhen Commercial Bank in Shenzhen, China. This loan also has a one-year term and is unsecured. The interest rate on amounts outstanding is 0.48675% per month. Both loans are guaranteed by Shenzhen Lingda Tech Co., another company in Shenzhen, China which has borrowed money from Shenzhen ACTO, as described below in "OUR BUSINESS - Loan to Shenzhen Lingda Tech Co." The proceeds of these loans are being used to facilitate the development and marketing of our new products, a multi-media LCD rear projection product and projection TV. See OUR BUSINESS - Production, Research and Development."

Further borrowing, if obtained, would also be used to facilitate the development and marketing of our new products. We have approached other banks in the PRC and have received oral indications of interest from some of them. If we are unable to secure further financing the development and marketing of our new products may be slowed.

In the future, the expansion of our business, including establishment of marketing and promotional operations in North America and development of new products, will require additional working capital and investment in research and development and production equipment. Future additional financing may take the form of the issuance of common stock or preferred stock or debt securities.

Because our company is relatively small and our business, including all of our assets, is located entirely in the PRC, we believe it is unlikely that we will be able to secure bank or other commercial financing outside the PRC. We believe that Western financial institutions would take a cautious approach to traditional secured financing or capital financing for our company. Among other reasons, a Western lender looking at our company may have reservations about whether their loan or security interest would be enforceable in the PRC. We believe that lenders based in the PRC, who can better asses risk and their options for enforcing a loan obligation, represent Shenzhen Acto's best alternatives for obtaining additional financing. Capital markets in the PRC are more limited than in Western countries and opportunities to secure bank financing or other commercial financing are also more limited in the PRC.

LOAN TO SHENZHEN LINGDA TECH CO.

Shenzhen ACTO has advanced a loan to Shenzhen Lingda Tech Co. ("Shenzhen Lingda"). Shenzhen Lingda's core business is the development and manufacture of digital cameras and liquid crystal displays. Shenzhen Lingda also is developing gun and bullet identification technology for the PRC's Public Defense Ministry. The outstanding amount of the loan is approximately $240,964. Shenzhen ACTO has the option of converting this loan into an investment in a joint venture with Shenzhen Lingda, should the initial research and development testing be successful. The terms of conversion are subject to an oral agreement. The results of the testing are expected this year. We are committed to invest an additional $361,446 in the joint venture, if we exercise our option to convert our loan to equity. Shenzhen ACTO also has agreed to provide certain research and development expertise and optical testing equipment to the joint venture. While Shenzhen Lingda's business draws upon certain or our expertise, Shenzhen Lingda's business is outside our core business. Shenzhen Lingda has guaranteed Shenzhen ACTO's loans from China Construction Bank and Shenzhen Commercial Bank, which loans are described above in "OUR BUSINESS - Financing Strategy." There is no other relationship or affiliation between Shenzhen ACTO and Shenzhen Lingda or their respective officers or directors, nor is there any other affiliation between Acto USA and Shenzhen Lingda.

WEBSITE

Our world wide web address on the Internet is www.ACTOChina.com. The website is maintained in both Chinese and English versions and features a description of each of our projector models. The information contained in our Web site specifically is not incorporated in this prospectus. We make no representations as to the accuracy of any information in our Web site.


                             DESCRIPTION OF PROPERTY

Our United States office is located at 275 Madison Avenue, 6th Floor, New York, New York 10016. This office is a shared office arrangement that provides mail forwarding and message forwarding services. Correspondence is directed to our North American directors and, where appropriate, to our offices in Shenzhen, China.

Shenzhen ACTO is headquartered at the Huaneng Building, Shennanzhong Road, Futian District, Shenzhen, China, where it maintains its executive offices. Shenzhen ACTO maintains a manufacturing facility at Huale Mansion, 4th Floor,

Zhonghangbei Road, Futian District, Shenzhen, China. In addition, Shenzhen ACTO has sales and support offices in Shenzhen, Beijing, Wuhan, Chongqing and Shanghai, China and maintains a trading office in Hong Kong.

All of Shenzhen ACTO's offices are leased.

The Executive offices are subject to a one-year lease which commenced as of April 12, 2001 and is currently in an indefinite renewal term. The landlord is Shenzhen Dongfang Tourism Agency Co., Ltd. The annual rent under this lease is approximately U.S.$1,102. This lease is in good standing. We believe that we could readily find alternative space at comparable cost for its executive offices in the event that this lease is terminated or not further renewed .

Our production facility is subject to a five-year lease, commencing as of April 1, 2001, with Shenzhen Huale Industrial Joint Stock Co. Ltd. as landlord. Annual rent under this lease is approximately U.S.$50,808. The landlord is responsible for payment of taxes and management fees and the tenant is responsible for water, electricity maintenance and an unspecified property management fee. Tenant has an option to renew the lease on the same conditions for an indefinite renewal term.

The condition of both the executive offices and the manufacturing facilities is good. We do not maintain property insurance on either of these facilities. In the event of a fire or other destructive event, we would be forced to replace our facilities and equipment using our own financial resources.

The sales and support offices in Shenzhen, Beijing, Wuhan, Chongqing and Shanghai, China are subject to short-term leases at annual rents that do not represent material obligations. All such leases are in good standing and we believe that we could readily find alternative space in each respective city at comparable cost for all of these offices in the event that any of these leases were terminated or not renewed.


                                    EMPLOYEES

Shenzhen ACTO has 92 employees. Of this number approximately 10 persons are employed in management and administration and the balance of our employees are divided among manufacturing, research and development and sales. Our employees are highly educated. Fifty-eight of our employees have a college level education. Four of our employees have doctoral degrees and twenty-two have masters degrees. Two of our employees are currently in graduate programs.


     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
                                  OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our financial statements and other financial information contained elsewhere in this prospectus. Our shares of Shenzhen ACTO represent 74.86% of Shenzhen ACTO's limited liability company equity interests.

OVERVIEW

Except where specifically provided, the following information reflects operating results of Shenzhen ACTO (not Acto USA) for the periods indicated. We acquired 74.86% of equity interests of Shenzhen ACTO as of October 30, 2002 as further described in the section of this prospectus entitled, "ACTO USA - Background." The following results of operations have not been adjusted to reflect the fact that our interest in Shenzhen ACTO is limited to 74.86% of its outstanding equity interests.

PLAN OF OPERATION

We  intend  to grow  the  business  of our  subsidiary  Shenzhen  ACTO  by:  (1)
continuing to evolve our technology and introducing new products such as our rear projection TV and our rear projection multi-media system, which will expand our product lines into different market segments, including the consumer market and entertainment market segments, (2) maintaining and expanding our strategic positioning with educational institutions and government agencies in the PRC,
(3) establishing  additional sales offices and sales representatives in the PRC,
(4) undertaking approval for our products in North America and, in the future, establishing marketing operations or other sales channels in North America, (5) continuing our efforts to cultivate relationships with major corporations worldwide that are producing products in the digital projection industry, (6) accelerating our research and development and (7) further promoting our brand recognition in the PRC. In connection with these activities, we are pursuing financing options in the PRC with the goal of borrowing up to $2,419,228 (RMB 20,000,000) from a bank or a commercial lender in order to further these undertakings. As of March 26, 2003, we borrowed approximately $1,209,599 (RMB 10,000,000) from China Construction Bank in Shenzhen, China and approximately$363,000 (RMB 3,000,000) from Shenzhen Commercial Bank, Shenzhen, China. These funds will be used to purchase an optical test platform, a color analyzer, computer chips, software and other equipment for use in testing and development. If we are unable to secure additional financing the development and marketing of our new products may be slowed. We are not seeking financing from sources outside the PRC at this time. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION - Capital Resources and Liquidity" and "OUR BUSINESS - Financing Strategy."

RESULTS OF OPERATION FOR THE QUARTER ENDED MARCH 31, 2003 (UNAUDITED) AND MARCH 31, 2002 (UNAUDITED)

The following table contains the results of operations for Shenzhen ACTO for the periods indicated, including results expressed as a percentage of sales for the respective periods indicated.



                                                                       QUARTER ENDED
                                                                         MARCH 31,
                                                         2003 (UNAUDITED)                     2002 (UNAUDITED)
                                                  $              % of sales                   $          % of sales

Sales                                       $3,074,963              100.0%             2,325,403            100.0%
Cost of Goods Sold                           2,291,552               74.5%             1,598,386             68.7%
                                       -----------------------------------------------------------------------------
Gross Margin                                   783,411               25.5%               727,017             31.3%
Other Revenue                                    9,671                0.3%                 6,218              0.3%
                                       -----------------------------------------------------------------------------
Gross Earnings                                 793,082               25.8%               733,235             31.6%
Selling, General and Administration            176,042                5.7%               184,877              8.0%
Bad Debt Allowances (recovery)                      53                0.0%                   162              0.0%
Depreciation and Amortization                   83,667                2.7%               154,592              6.6%
                                       -----------------------------------------------------------------------------
Income From Operations                         533,320               17.4%               393,604             16.9%
Interest Expense (Income)                       (3,712)              (0.1)%                3,175              0.1%
Loss on Short Term Investments                    -                     -                105,285              4.5%
                                       -----------------------------------------------------------------------------
Income (Loss) Before Income Taxes              537,032               17.5%               285,144             12.3%
Income Taxes                                    80,563                2.6%                46,216              2.0%
                                       -----------------------------------------------------------------------------
Net Income Before Minority Interest            456,469               14.9%               238,928             10.3%
Less Minority Interest                         114,770                3.8%                57,323              2.5%
                                       -----------------------------------------------------------------------------
Net Income                                     341,699               11.1%               181,605              7.8%
                                       =============================================================================

QUARTER ENDED MARCH 31, 2003 (UNAUDITED)COMPARED WITH
QUARTER ENDED MARCH 31, 2002 (UNAUDITED)

Sales. Sales for the quarter ended March 31, 2003 increased by $749,560 or 32.2% to $3,074,963 from $2,325,403 for the quarter ended March 31, 2002. This increase in sales is attributable primarily to the following factors.

         We had five additional projector models for sale in the quarter ended March 31, 2003 as compared with the same quarter in 2002.

         Shenzhen ACTO's production standard was approved and certified as the "National Electronic Products Manufacturing Standard" in the PRC and is to be adopted in other domestic companies nation-wide. This development enhanced the awareness and acceptance of our trade name and our products in the PRC.

         We opened additional sales and service offices in Beijing, Shanghai, Wuhan and Chongqing, thereby increasing the number of sales agents we had and we increased our sales agent training. We believe the increase in the number of direct sales points helped our sales.

Cost of Goods Sold. Cost of goods sold for the quarter ended March 31, 2003 was $2,291,552 or 74.5% of sales as compared to $1,598,386 or 68.7% of sales for the quarter ended March 31, 2002. We believe the increase in the Cost of Goods Sold was due to the launch of the three new models in our product line and the costs related to these launches. Specifically, we had increases in the number of production line-workers, increased direct advertising expenses and an increase in expenses for direct sales efforts related to these launches.

Selling, General and Administration Expenses. Operating expenses for the quarter ended March 31, 2003 decreased by $8,835 or 4.8% to $176,042 from $184,877 for the quarter ended March 31, 2002. Selling, general and administration expenses were nominally affected because the increases in selling, general and administrative expenses (due to increased sales efforts) were offset by improvements and efficiencies in financial controls in other areas.

Bad Debt Allowances (Recovery) and Analysis of Credit Worthiness. Bad Debt Allowances decreased from $162 for the quarter ended March 31, 2002 to $53 for the quarter ended March 31, 2003. Bad Debt Allowances were nominally affected because recoveries of Allowances of Doubtful Accounts taken in 2002, 2001 and 2000 were offset by Bad Debt Allowances taken in 2003. Accounts receivable, in conformity with business practices in the PRC, have normal repayment terms of a year. We have adopted a policy of providing an allowance for doubtful accounts based on the best estimate of the Company's management, using the following criteria: (a) amounts outstanding over the normal repayment terms and (b) actual settlement of the receivables subsequent to the year-end. Allowance for doubtful accounts for other receivables is also provided using the above criteria. The allowance is made in the period the transactions originated. Most of the accounts that were subject to the allowance for doubtful accounts criteria originated in fiscal year 2000, which was the first year Shenzhen ACTO's financial statements were prepared in accordance with U.S. generally accepted accounting practices.

Where management believes it is warranted, Shenzhen ACTO examines the historical operational records, payment records and bank records of its customers. Shenzhen ACTO may, in some cases, also obtain third party references, guarantees, audited financial statements or bank guarantees prior to advancing credit to a customer. Shenzhen ACTO assesses the credit worthiness of its borrowers in the same manner as it asseses its customers. Periodically, Shenzhen ACTO re-assesses the credit worthiness of its borrowers and determines whether an allowance for doubtful collectibility is necessary or appropriate. Shenzhen ACTO also reviews the payment records and financial information of its borrowers periodically.

Depreciation And Amortization. Depreciation and amortization expenses for the quarter ended March 31, 2003 decreased by $70,925 to $83,667 from $154,592 for the quarter ended March 31, 2002. The decrease was attributable to management's write down of certain non-performing assets as of March 31, 2002.

Income Taxes. Income taxes increased by $34,347 to $80,563 for the quarter ended March 31, 2003 from $42,216 for the quarter ended March 31, 2002. The income tax rate in China is an effective rate of 15%. There are additional surcharge taxes that are paid by Shenzhen ACTO and are based upon sales. They include a Value Added Tax, a Business Tax, an Urban Construction Tax and an Education Tax, which are added to the amount of income tax paid by the Company.

Net Income (Loss). Net income for the quarter ended March 31, 2003 increased by $160,094 or 88.2% to $341,699 from $181,605 for the quarter ended March 31,
2001, due to the factors discussed above.

CAPITAL RESOURCES AND LIQUIDITY
QUARTER ENDED MARCH 31, 2003 (UNAUDITED) COMPARED WITH
QUARTER ENDED MARCH 31, 2002 (UNAUDITED)

Cash provided from operations was $(137,957) and $123,264 for the quarters ended March 31, 2003 and 2002, respectively. The decrease was due primarily to increased Accounts Receivable for the quarter ended March 31, 2003.

Cash flow used in financing activities was $1,681,415 and $(137,056) for the quarters ended March 31, 2003 and 2002, respectively. The change in cash flow from financing activities is mainly due to an increase in Borrowings from new bank loans we received from the China Construction Bank and the Shenzhen Commercial Bank

Liquidity. We had cash and cash equivalents on hand of $3,261,779 as of March 31, 2003 and during this period it had sufficient capital resources from internal sources. Shenzhen ACTO expects to continue to have sufficient capital resources from internal sources.


Since January 1, 2003 we were pursuing financing options in the PRC with the goal of borrowing up to $2,419,228 (RMB 20,000,000) from a bank or other commercial lender within the next twelve months. As of March 26, 2003, we borrowed approximately $1,209,599 (RMB 10,000,000) from China Construction Bank in Shenzhen, China. This loan has a one-year term and is unsecured. The interest rate on amounts outstanding is 0.4425% per month. In addition, as of January 17, 2003, we borrowed approximately $363,000 (RMB 3,000,000) from Shenzhen Commercial Bank in Shenzhen, China. This loan also has a one-year term and is unsecured. The interest rate on amounts outstanding is 0.48675% per month. As of March 31, 2003 approximately $30,200 (RMB 250,000) of the principal of this loan was retired. Both loans are guaranteed by Shenzhen Lingda Tech Co., another company in Shenzhen China which has borrowed money from Shenzhen ACTO, as described in "OUR BUSINESS - Loan to Shenzhen Lingda Tech Co." The proceeds of these loans are being used to facilitate the development and marketing of our new products, a multi-media LCD rear projection product and projection TV. See "OUR BUSINESS - Production, Research and Development."

Further borrowing, if obtained, would also be used to facilitate the development and marketing of our new products. We have approached other banks in the PRC and have received oral indications of interest from some of them. If we are unable to secure further financing the development and marketing of our new products may be slowed. Because our business is in the PRC, we believe it is unlikely we will be able to secure bank or other commercial financing outside the PRC. Capital markets in the PRC are more limited than in Western countries and opportunities to secure bank financing or other commercial financing are also more limited in the PRC. We cannot assure you that we will be able to obtain additional financing on a timely basis or on favorable terms, if at all.


RESULTS OF OPERATION FOR THE YEARS ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001

The following table contains the results of operations for Shenzhen ACTO, including results for the periods indicated expressed as a percentage of sales for the respective periods indicated.



                                                                         YEAR ENDED
                                                                        DECEMBER 31,
                                                        2002                                 2001
                                                  $              % of sales                   $          % of sales

Sales                                        $9,535,733             100.0%             4,802,602            100.0%
Cost of Goods Sold                            6,403,094              67.1%             3,321,783             69.2%
                                       -----------------------------------------------------------------------------
Gross Margin                                 3,132,639               32.9%             1,480,819             30.8%
Other Revenue                                   62,117                0.6%                 6,410              0.1%
                                       -----------------------------------------------------------------------------
Gross Earnings                               3,194,756               33.5%             1,487,229             30.9%
Selling, General and Administration            932,645                9.8%               406,912              8.5%
Bad Debt Allowances (recovery)                (782,804)              (8.2%)              315,059              6.6%
Depreciation and Amortization                  646,510                6.8%               131,949              2.7%
                                       -----------------------------------------------------------------------------
Income From Operations                       2,398,405               25.1%               633,309             13.1%
Interest Expense (Income)                      (21,945)              (0.2)%                7,209              0.1%
Loss on Short Term Investments                 128,345                1.3%                58,116              1.2%
                                       -----------------------------------------------------------------------------
Income (Loss) Before Income Taxes            2,292,005               24.0%                567,984            11.8%
Income Taxes (Recoveries)                      366,500                3.8%                 60,551             1.3%
Net Income Before Minority Interest          1,925,505               20.2%                 507433            10.5%
                                       -----------------------------------------------------------------------------
Less Minority Interest                         505,700                5.3%                127,569             2.7%
                                       -----------------------------------------------------------------------------
Net Income (Loss)                            1,419,805               14.9%                379,864             7.8%
                                       =============================================================================


YEAR ENDED DECEMBER 31, 2002 COMPARED WITH YEAR ENDED DECEMBER 31, 2001

Sales. Sales for the year ended December 31, 2002 increased by $4,733,131 or 98.6% to $9,535,733 from $4,802,602 for the year ended December 31, 2001. This increase in sales is attributable primarily to the following factors.

         Shenzhen ACTO's production standard was approved and certified as the "National Electronic Products Manufacturing Standard" in the PRC and is to be adopted in other domestic companies nation-wide. This development enhanced the awareness and acceptance of our trade name and our products in the PRC.

         We opened sales and service offices in Beijing, Shanghai, Wuhan and Chongqing and increased our sales agent training. We believe the increase in the number of direct sales points helped sales.

         We increased our expenditures in advertisement and sales network building. We also improved our remuneration package for sales agents.

Cost of Goods Sold. Cost of goods sold for the year ended December 31, 2002 was $6,403,094 or 67.1% of sales as compared to $3,321,783 or 69.2% of sales for the year ended December 31, 2001. Cost of goods as a percentage of sales remained generally the same in the period ended December 31, 2002 compared with the same period in the prior year. We believe an increase in the number of production line-workers, increased direct advertising expenses and an increase in expenses for direct sales efforts were offset by efficiencies achieved through increased production quantities with the result that there was no significant change in the cost of goods sold as a percentage of sales.

Selling, General and Administration Expenses. Operating expenses for the year ended December 31, 2002 increased by $525,733 or 129.2% to $932,645 from $406,912 for the year ended December 31, 2001. Selling, general and administration expenses were increased because we hired more engineers for manufacturing and research and development support. Research and development expenses increased as we pursued development of two new product lines - a rear-projection TV and a rear-projection multimedia system.

Bad Debt Allowances (Recovery) and Analysis of Credit Worthiness. Bad Debt Allowances decreased from $315,059 for the year ended December 31, 2001 to a negative amount of $782,804 for the year ended December 31, 2002. The significant decrease in Bad Debt Allowances was caused by recoveries of Allowances of Doubtful Accounts taken in 2001 and 2000. Accounts receivable, in conformity with business practices in the PRC, have normal repayment terms of a year. We have adopted a policy of providing an allowance for doubtful accounts based on the best estimate of the Company's management, using the following criteria: (a) amounts outstanding over the normal repayment terms and (b) actual settlement of the receivables subsequent to the year-end. Allowance for doubtful accounts for other receivables is also provided using the above criteria. The allowance is made in the period the transactions originated. Most of the accounts that were subject to the allowance for doubtful accounts criteria originated in fiscal year 2000, which was the first year Shenzhen ACTO's financial statements were prepared in accordance with U.S. generally accepted accounting practices.

Where management believes it is warranted, Shenzhen ACTO examines the historical operational records, payment records and bank records of its customers. Shenzhen ACTO may, in some cases, also obtain third party references, guarantees, audited financial statements or bank guarantees prior to advancing credit to a customer. Shenzhen ACTO asseses the credit worthiness of its borrowers in the same manner as it asses its customers. Periodically, Shenzhen ACTO re-assesses the credit worthiness of its borrowers and determines whether an allowance for doubtful collectibility is necessary or appropriate. Shenzhen ACTO also reviews the payment records and financial information of its borrowers periodically.

Depreciation And Amortization. Depreciation and amortization expenses for the year ended December 31, 2002 increased by $514,561 to $646,510 from $131,949 for the year ended December 31, 2001. These increases were attributable to purchases of capital assets throughout this period and a change in management's estimates of depreciation and amortization rates.

Income Taxes. Income taxes increased by $305,949 to $366,500 for the year ended December 31, 2002 from $60,551 for the year ended December 31, 2001. The income tax rate in China is an effective rate of 15%. There are additional surcharge taxes that are paid by Shenzhen ACTO and are based upon sales. They include a Value Added Tax, a Business Tax, an Urban Construction Tax and an Education Tax which are added to the amount of income tax paid by the Company.

Net Income (Loss). Net income for the year ended December 31, 2002 increased by $1,039,941 or 273.8% to $1,419,805 from $379,864 for the year ended December 31,
2001, due to the factors discussed above.

CAPITAL RESOURCES AND LIQUIDITY

YEAR ENDED DECEMBER 31, 2002 COMPARED WITH YEAR ENDED DECEMBER 31, 2001

Cash provided from operations was $1,234,801 and $527,464 for the years ended December 31, 2002 and 2001, respectively. The increase was due primarily to increased net income for the year ended December 31, 2002, decrease in bad debt provision and a decrease in advances to suppliers.

Cash flow used in financing activities was $437,627 and $(313,861) for the years ended December 31, 2002 and 2001, respectively. The change in cash flow from financing activities is mainly due to decreases in Other Receivables and Proceeds from Short-term Investments, which were offset by decreases in Other Payables and Repayment of Borrowings in 2002.

Liquidity. We had cash and cash equivalents on hand of $1,717,957 as of December 31, 2002 and during this period it had sufficient capital resources from internal sources. Shenzhen ACTO expects to continue to have sufficient capital resources from internal sources.

Pursuant to PRC law, Shenzhen ACTO maintains a statutory reserve fund equal to 10% of net income after taxes and a statutory public welfare reserve fund equal to 10% of net income after taxes based upon local accounting principals. Failure to maintain such reserves may result in the imposition of fines or other penalties in the PRC.

Inflation. Acto USA does not believe its operations have been materially affected by inflation. Inflation is not expected to have a material future effect in the near term.

Trends. On January 1, 2002, the WTO admitted the PRC as a member. As a result of admission into the WTO, the PRC's import tariff rate is expected to decline over the next five years. Prior to January 1, 2002, the import tariff rate was 35%. That rate was cut to 30% in 2002 and is expected to be reduced to zero by 2007. Reduction of the import tariff rate will reduce our cost for projector components imported from outside the PRC, but it will also reduce the price of fully assembled competing projectors imported into the PRC from manufacturers outside the PRC. Our expectation is that that reduction of the import tariff rate will increase price competition in the PRC projector market. Also, orders for projectors in 2001 and continuing into 2002 may have been deferred as potential customers waited for further reductions in the import tariff with resulting price decreases in the projector market. If this is true, we may see an increase in orders in 2003 as the backlog demand is relieved. Average prices for projectors in the PRC market generally fell during 2001 and we expect that trend to continue.

Recent Accounting Pronouncements. In April 2001, the EITF reached a consensus with respect to EITF Issue No. 00-25, "Vendor Income Statement Characterization of Consideration to a Purchaser of the Vendor's Products or Services." The consensus included a conclusion that consideration from a vendor to a retailer is presumed to be a reduction to the selling prices of the vendor's products and, therefore, should be characterized as a reduction of revenue when recognized in the vendor's income statement. That presumption can be overcome, and the consideration may be characterized as a cost, if certain conditions are met. Such reclassification will reduce sales and gross margin, but will have no impact on operating income or net earnings. We are currently evaluating the impact of adoption of this EITF consensus.

In June 2001, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards, or SFAS, No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting to be used for all business combinations initiated after June 30, 2001 and no longer permits the use of the pooling-of-interests method. SFAS No. 142 requires that amortization of goodwill cease and the carrying value of goodwill be evaluated for impairment at least annually using a fair value test. Identifiable intangible assets will continue to be amortized over their useful lives and reviewed at least annually for impairment using a method appropriate to the nature of the intangible asset. We have adopted SFAS No. 141 and SFAS No. 142 and do not expect that the adoption of SFAS No. 141 or SFAS No. 142 would have a material impact on the financial position or results of operations.

In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144). SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. It provides a single accounting model for long-lived assets to be disposed of and replaces FSAS No. 121 "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets" to operations and financial positions is being evaluated. The adoption of this standard has been reflected in our financial statements for fiscal periods commencing after December 15, 2001.

In June 2002, the FASB issued SFAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issued No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". This statement requires recognition of a liability for a cost associated with exit or disposal activity when the liability is incurred, as opposed to when the entity commits to an exit plan under EITF No. 94-3. This statement also establishes that fair value is objective for initial measurement of the liability. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. We do not expect the provisions of SFAS No. 146 to have a material impact on our financial position or results of operations.

In January 2003, the FASB issued SFAS No. 148, Accounting for Stock -Based Compensation- Transition and Disclosures. This statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement also amends the disclosure requirements of SFAS No. 123 to require more prominent and frequent disclosures in the financial statements about the effects of stock-based compensation. The transitional guidance and annual disclosure provisions of this Statement is effective for the December 31, 2002 financial statements. The interim reporting disclosure requirements will be effective for the Company's March 31, 2003 10-QSB.

In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of
Indebtedness of Others" ("Interpretation"). This Interpretation elaborates on the existing disclosure requirement for most guarantees including loan guarantees, and clarifies that at the time a Company issues a guarantee, the Company must recognize an initial liability for the fair market value of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and measurement provisions of the Interpretation apply on a prospective basis to guarantees issued or modified after December 31, 2002.

QUANTITATIVE AND QUALITATIVE DISCLOSURES OF MARKET RISK.


Interest Rate Sensitivity

As a policy, we do not engage in speculative or leveraging transactions, nor hold or issue financial instruments for trading purposes. We do not believe we are materially exposed to financial market risk resulting from changes in interest rates. Shenzhen ACTO maintains bank accounts at ten banks in Shenzhen, China. We do not believe that balances held in such banks are subject to material risk, other than general business risk and the risks of doing business in the PRC discussed in this prospectus.

Inflation

We do not believe our operations have been materially affected by inflation, although inflation generally in the PRC could have an adverse effect on our business in the future. Actions by the PRC government to control inflation in the past have significantly restrained economic expansion. Similar actions by the PRC government in the future could have a significant adverse effect on economic conditions in the PRC.

Currency Exchange

Our reporting currency is the U.S. Dollar. However, substantially all of our assets and revenues in the PRC are denominated in Renminbi or RMB. Our assets and revenues expressed in our U.S. Dollar financial statements will decline in value if the Renminbi depreciates relative to the U.S. Dollar. Any such depreciation could adversely affect the market price of our common stock.

The PRC imposes controls over the conversion of RMB into foreign currencies and remittance thereof out of the PRC must be conducted through the Bank of China or other authorized financial institutions to deal in foreign currencies or, for conversion only, through the authorized banks or foreign exchange adjustment centers.

Under current PRC regulations, the payment of dividends, trade and service-related foreign transactions to a foreign investor of a foreign-invested enterprise such as Shenzhen ACTO, is treated as a "current account" payment for which the approval of the PRC's State Administration of Foreign Exchange is not required. However, in order to distribute dividends which constitute a return of capital directly invested by foreign investors, Shenzhen ACTO would have to file documentation to a designated foreign exchange bank that certifies that all requirements have been met such as payment of Shenzhen ACTO's taxes, board of directors' approval and a capital verification report issued by an accounting firm. A return of capital, which includes foreign direct investment, upon the dissolution of a foreign-invested enterprise such as Shenzhen ACTO, is treated as a "capital account" payment and requires the PRC's State Administration of Foreign Exchange's approval in addition to the filing of such documentation.

Shenzhen ACTO may convert Renminbi for transactions under the "current account" without the approval of the PRC State Administration of Foreign Exchange for settlement of "current account" transactions, including payment of dividends to Acto USA, by providing commercial documents evidencing these transactions. Shenzhen ACTO may also retain foreign exchange in its current accounts (subject to a ceiling approved by the State Administration of Foreign Exchange) to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese governmental authorities may limit or eliminate the ability of Shenzhen ACTO to purchase and retain foreign currencies in the future. Such change of policy would materially and adversely affect our business, financial condition and results of operations.

Very limited hedging transactions are available in the PRC to reduce our exposure to exchange rate fluctuations. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to successfully hedge our exposure at all.


                                LEGAL PROCEEDINGS

There is no material legal proceeding pending or, to the best of our knowledge, threatened against us or our majority-owned subsidiary, Shenzhen ACTO.

                                   MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the information concerning our directors and executive officers.

Name                     Age    Position

Jing Xie                 40     President and Chairman of the Board of Directors

Lin Jing                 42     Director

Weiqing Ye               42     Director

William E. Thomson       61     Director

Francis Ignatz, CMA      47     Director


Our board of directors currently consists of three directors who are also employees of Shenzhen ACTO, including Mr. Xie who is the majority shareholder of Acto USA and the Chairman and senior General Manager of Shenzhen ACTO. We have two independent directors. These directors were elected to the board on December 2, 2002 and will serve until the next annual meeting of the stockholders or until replaced. All of our directors are elected at the annual meeting of stockholders and are elected to serve from the time of election and qualification until the next annual meeting following election. Our by-laws provide that the number of directors may be changed by resolution of the board of directors. With the exception of Mr. Thomson and Mr. Ignatz, all of our directors are residents and citizens of the PRC.

The following is a brief summary of the background of each director and executive officer.

JING XIE founded Shenzhen ACTO in 1998 and has served as President, Chairman of the Board and senior General Manager. He is currently in charge of sales and marketing. Before he started Shenzhen ACTO, Mr. Xie was Vice General Manager for Shanghai Donhua High-tech Co. Ltd., where he worked from 1990-1998. Shanghai Donhua High-tech Co. Ltd. is in the business of developing and manufacturing electronic equipment, including computer central processing units, computer motherboards, liquid crystal displays and touchscreens. The shares of Shanghai Donhua High-tech Co. Ltd. are listed on the Shanghai Stock Exchange. Mr. Xie graduated from China Technology & Science Cadre Management College, received his Masters Degree in investment management from Zhongnan University of Finance and Economics in 1989, and continued his education conducting research at the Administration Institute of the National Committee of Technology from 1989-1995.

LING JIN has been with Shenzhen ACTO since 2000. He received his bachelors degree from the Shanxi Financial and Economical Institute in 1982, and his masters degree from the University of Jordan in 1997. He is currently attending the University of Wisconsin for his PhD in Economic Management. Mr. Jin worked for the Enterprises Administration Section of the Shanxi Light Industry Commission from 1982-1991, Hainan Infrastructure Development Company from 1991-1992, and Shenzhen Lingda Technology Industrial Co. Ltd. from 1997 to 1999. The Enterprises Administration Section of the Shanxi Light Industry Commission is a provincial authority overseeing industrial enterprises generally. The Hainan Infrastructure Development Company is a provincial development company charged with development of large infrastructure projects such as harbors, bridges and highways. Shenzhen Lingda Technology Industrial Co. Ltd.'s core business is the development and manufacture of digital cameras and liquid crystal displays.

WEIQING YE joined Shenzhen ACTO as a director in 2002. Prior to joining Shenzhen ACTO, Mr. Ye was employed by PNC Financial Service Group (Pittsburgh) as an information technology investment analyst from 1994 through 2001. PNC Financial Service Group provides investment consulting services, among other things. Mr. Ye received his bachelor's degree in physics from Fudan University in 1982 and his masters degree in e-commerce from Carnegie Mellon University in 1993.

WILLIAM E.  THOMSON  became a director of Acto USA as of  December 2, 2002.  Mr.
Thomson is President of William E. Thomson Associates Inc., a company whose activities include: the operation of companies in crisis; monitoring the clients of financial institutions; counselling boards of directors, chief executive officers and senior management during periods of change, growth, initial public offerings and other financings; and general consulting and financial intermediation services. From 1978 through the present, Mr. Thomson has been chairman of the board of Med-Emerg International Inc., a healthcare service provider. From 1998 through the present, Mr. Thomson has been chairman of the board of Esna Technologies Ltd., a provider of integrated messaging services using multiple technologies and messaging vehicles. From 2000 through the present, Mr. Thomson has been chairman of the board of Healthworks TMS, a company engaged in providing doctors and patients in rural areas access to specialists in other hospitals as well as providing other services to healthcare institutions. Since 2000, he also has served as a director of The Aurora Fund, a Canadian government administered venture capital fund. From 2001 through the present, Mr. Thomson has been a director of Delfour Corporation, which provides warehouse logistics systems software. From 1991 through the present, Mr. Thomson has been a director of Electrical Contacts Ltd., a manufacturer of electrical contacts. From 1986 through the present, Mr. Thomson has been a director of Elegant Communications Ltd., which provides Unix and Linux based security and system management systems. From 1995 through the present, Mr. Thomson has been a director of Imperial Plastech Inc., a specialty plastics manufacturer. In 2002, Mr. Thomson became the Acting Chairman of the Board of Opera Mississauga, a not-for-profit opera company. From 2001 through the present, Mr. Thomson has been a director of Redpearl Funding Corporation, a venture capital fund focused on companies that make applications software. In 2002, Mr. Thomson became a member of The World Education Services Advisory Board, a not-for profit company. Mr. Thomson is a citizen of Canada.

FRANCIS IGNATZ, CMA, became a director of Acto USA as of December 2, 2002. Mr. Ignatz has been employed with Strata Solutions Inc. since 1998, as a management consultant specialising in support plans and systems to create growth and enhance profitability. Strata Solutions Inc. is a consulting firm providing business management services to owners of small businesses. Prior to his employment with Strata Solutions Inc., Mr. Ignatz was employed at AFM Hospitality Corporation from 1987-1998, where he held various positions, including V.P. Franchise Services, V.P. Finance and Administration, and Controller. AFM Hospitality Corporation is a public company whose stock is listed on the Toronto Stock Exchange. It provides franchising and management services to the hotel industry in Canada. Mr. Ignatz was also employed with: The Brick Warehouse from 1982-1987, where he served at various times as Regional Manager of Accounting and Administration, and Manager of Inventory and Distribution; Accucraft Office Products Limited from 1979-1982, where he was the Accounting and Operations Manager; and at Stubbs & Massue Lithographers from 1978-1979, where he was the Accounting Supervisor. Mr. Ignatz studied in the Commerce Program at Sir Wilfred Laurier University in 1977. He became a Certified Management Accountant in 1990. Mr Ignatz is a citizen of Canada.

The  following  table  sets  forth  information   concerning  other  significant
employees.

Name                         Age               Position

Yaping Wu                    39                Vice General Manager

Ling Jin                     42                Vice General Manager

Ying Dong Shi                37                Senior Engineer

Zi Li Xi                     45                Senior Engineer

Xinmin Shao                  30                Senior Engineer

Zhigang Shen                 40                Senior Engineer

Jiong Pei                    40                Senior Economist

Jun Long                     28                Engineer


The following is a brief background of each of these significant employees.

YAPING WU is Shenzhen ACTO's Vice General Manager. Mr. Wu received a Bachelor's degree from Henan University with a major in Business Management. He also received a Master's degree in Business Administration from Henan University. Mr. Wu worked at the Labor Bureau of Zhengzhou, Henan from 1989-1999, and Shenzhen ACTO from 1999-2002.

YINGDONG SHI is a Senior Engineer at Shenzhen ACTO. Mr. Shi studied computer engineering at Tsinghua University, where he received a Bachelor's degree. He then received his Master's degree from Section No. 32 Institute of Ministry of

Electronic Industry, and his Doctorate at Section No. 6 of Huadong Computer Institute. Upon earning his Doctorate, Mr. Shi worked as Director of Research and Development at Shanghai Zhongdian Donghua Hi-tech Industrial Company from 1993-1995, and as Manager of Projector Technology Development Department of Maiken Co. (H.K.) from 1996-1997. Mr. Shi joined Shenzhen Acto in 1998.

ZILI XI is a Senior Engineer at Shenzhen ACTO. Mr. Xi majored in computer software at Tsinghua University, and received his Doctorate from Section No. 32 Institute of Ministry of Mechanical Electronic Industry in 1991. Mr. Xi worked as a Manager of the Research and Development Department of Shanghai Zhongdian Donghua Hi-tech Industrial Company from 1991-1998. In 1991, Mr. Xi began to research and develop the universal Microcode Collection System, 8060 Microcode Middle-size products and MSC series products. He has been awarded the Excellent Youth of Science and Technology by the Ministry of Electronics in 1991, and won national second place in Science Progress in 1997. Mr. Xi joined Shenzhen Acto in 1998.

XINMIN SHAO is a Senior Engineer at Shenzhen ACTO. Mr. Shao majored in opto-electronics at Zhejiang University, where he graduated in 1996. He then worked at the Development Department of Maiken Co. (H.K.) from 1996-1999. During his time at Maiken Co. (H.K.), Mr. Shao worked extensively on the research and development of an electro-sensitization intelligent control system.

ZHIGANG SHEN is Senior Engineer at Shenzhen ACTO. He is the director of our research and development department and is in charge of the Projector project. Mr. Shen studied at the Electronics Science Department and Electronics Science Research Center at Wuhan University. He then received his Master's degree from the Electronics Physics Division of Wuhan University in 1991. Mr. Shen continued his studies at Wuhan University's Optics and Electronics Research Center until 1999, when he began working for Shenzhen ACTO.

JUN LONG is an engineer at Shenzhen ACTO. He studied opto-electronics at the National University of Defense Technology. After graduating in 1997, Mr. Long received on the job training at the Projector Department of SONY from 1997-1998, and he worked at the Projector Engineering Department of Maiken Co. (H.K.). Mr. Long has been with Shenzhen ACTO since 1998.

JIONG PEI is Shenzhen ACTO's Senior Economist and the senior manager of our Investment and Management Department. He received his master's degree from Beijing University in 1989 from the school's Economy and International Finance Department. Mr. Jiong worked as the Business Development Manager for Shenzhen Investment and Management Company from 1989-1997, and was a Senior Manager for Shenzen Innovation High-tech Venture Capital Investment Department from 1997-2001. Mr. Jiong was also involved in the investment planning of Taishan Nuclear Power Station and the JinDie Accounting Software project.

CONTROL BY OFFICERS AND DIRECTORS

Our Chairman and President controls approximately 50.1% of the stockholder voting rights of Acto USA. Accordingly, this stockholder possesses control of Acto USA. This control may allow him to amend corporate filings, elect all of our board of directors, and substantially control all matters requiring approval of the stockholders, including approval of significant corporate transactions. If you purchase our common stock, you may have no effective voice in our management.

                             EXECUTIVE COMPENSATION

The following table sets forth the total compensation paid to or accrued for the years ended December 31, 2000, 2001 and the amounts agreed to be paid in 2002 to our Chairman and our other most highly compensated executive officers during these periods.

All of the compensation reflected below was paid by Shenzhen ACTO directly to the individuals listed below and not by Acto USA.

Name and Principal      Year      Salary      Bonus      Other Annual     Restricted        Securities        LTIP       All Other
Position                                                 Compen-          Stock Awards      Underlying        Pay-       Compen-
                                                         sation                             Options           outs       sation
---------------------- --------- ----------- ---------- ---------------- ----------------- ----------------- ---------- -----------
Jing Xie,               2002      $22,782
President
Chairman                2001      $24,277     0          0                0                 0                 0          0
                        2000      $22,410     0          0                0                 0                 0          0
---------------------- --------- ----------- ---------- ---------------- ----------------- ----------------- ---------- -----------

Ling Jin,               2002      $12,451     0          0                0                 0                 0          0
Manager
                        2001      $15,964     0          0                0                 0                 0          0
                        2000      $9,277      0          0                0                 0                 0          0

---------------------- --------- ----------- ---------- ---------------- ----------------- ----------------- ---------- -----------

Zhigang Shen,           2002      $21,454     0          0                0                 0                 0          0
Senior
Engineer
                        2001      $24,157     0          0                0                 0                 0          0
                        2000      $22,410     0          0                0                 0                 0          0

---------------------- --------- ----------- ---------- ---------------- ----------------- ----------------- ---------- -----------

Yaping Wu,              2002      $12,234     0          0                0                 0                 0          0
Vice
General                 2001      $13,313     0          0                0                 0                 0          0
Manager                 2000      $10,964     0          0                0                 0                 0          0

---------------------- --------- ----------- ---------- ---------------- ----------------- ----------------- ---------- -----------

Jiong Pei,              2002      $16,995     0          0                0                 0                 0          0
Senior
Economist               2001      $14,458     0          0                0                 0                 0          0
                        2000      -0-         0          0                0                 0                 0          0

As of the date hereof there have been no stock options granted under the company's stock option plan and there are no warrants or other rights to acquire securities outstanding.

We have no standard arrangement under which we will compensate our directors for their services to the company.

STOCK OPTION PLAN

On October 28, 2002, we adopted the 2002 Stock Option Plan (the "Plan"). The purpose of the Plan is to enable us to attract, retain and motivate key employees, directors and consultants, by providing them with stock options. Options granted under the Plan may be either incentive stock options, as defined in Section 422A of the Internal Revenue Code of 1986, or non-qualified stock options. We have reserved 5,000,000 shares of common stock for issuance under the Plan. As of the date of this prospectus, no options have been granted pursuant to the Plan.

Our board of directors will administer the Plan. Our board has the power to determine the terms of any options granted under the Plan, including the exercise price, the number of shares subject to the option, and conditions of exercise. Options granted under the Plan are generally not transferable, and each option is generally exercisable during the lifetime of the holder only by the holder. The exercise price of all incentive stock options granted under the Plan must be at least equal to the fair market value of the shares of common stock on the date of the grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our stock, the exercise price of any incentive stock option granted must be equal to at least 110% of the fair market value on the grant date. Our board of directors approves the terms of each option. These terms are to be reflected in a written stock option agreement with each recipient of options.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our by-laws indemnify each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of Acto USA to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorney's fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. Acto USA may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not Acto USA would have the legal power to indemnify them directly against such liability.

Costs, charges, and expenses (including attorney's fees) incurred by a person referred to above in defending a civil or criminal proceeding shall be paid by Acto USA in advance of the final disposition thereof upon receipt of any undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by Acto USA and upon satisfaction of other conditions required by current or future legislation.

If this indemnification or any portion of it is invalidated on any ground by a court of competent jurisdiction, Acto USA nevertheless indemnifies each person described above to the fullest extent permitted by all portions of this indemnification that have not been invalidated and to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Acto USA pursuant to the foregoing provisions, or otherwise, be advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                             PRINCIPAL STOCKHOLDERS


The following table sets forth as of the date hereof, the number and percentage of outstanding shares of common stock beneficially owned by (i) each person who we know who beneficially owns more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors; and (iii) all of our officers and directors as a group.

Except as otherwise noted, the person named in this table, based upon information provided by this person, has sole voting and investment power with respect to all shares of common stock owned by him.

                                            Number of Shares
Name and Address of Beneficial Owner        of Common Stock     Percentage of
                                                                Common Stock

Jing Xie                                    4,512,500           50.14%
No. 9 Yunjia Bridge
Wuchang District
Wuhan City, Hubei Province, PRC



All present officers and directors as                           50.14%
a group


Note:

No other officers or directors own stock.

There are no warrants, options or other rights to acquire securities outstanding to anyone at the date of this prospectus.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Jing Xie, the Chairman of the Board and President of Acto USA owns 4,512,500 shares of common stock of Acto USA, representing 50.14% of the outstanding common stock of Acto USA. As a result, Mr. Xie substantially controls Acto USA and its majority-owned subsidiary, Shenzhen ACTO.

No options have been issued under Acto USA's stock option plan as of the date of this prospectus.


                  SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

The registration statement, of which this prospectus forms a part, relates to our registration, for the account of the selling shareholders, of an aggregate of 4,473,700 shares of common stock. We will not receive any of the proceeds from the sale of these shares.

Selling shareholders will sell at a fixed price of $2.50 per share until our common stock is quoted on the OTC Bulletin Board. Thereafter, the selling shareholders will sell their common stock at prevailing market rates or privately negotiated prices. The sale of the selling shareholders' shares by the selling shareholders may be effected from time to time in transactions, which may include block transactions by or for the account of the selling shareholders, in the over-the-counter market or in negotiated transactions, or through the writing of options on the selling shareholders' shares, a combination of these methods of sale, or otherwise. Sales may be made at market prices prevailing at the time of sale, or at negotiated prices. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. We will file a post-effective amendment to our registration statement with the SEC if any selling shareholder enters into an agreement to sell shares through broker-dealers acting as principals after the date of this prospectus.

The selling shareholders, during the time each is engaged in distributing shares covered by this prospectus, must comply with the requirements of Regulation M under the Exchange Act. Generally, under those rules and regulations they may not: (i) engage in any stabilization activity in connection with our securities, and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling shareholders and broker-dealers, if any, acting in connection with these sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commission they receive and any profit upon the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

Sales of any shares of common stock by the selling shareholders may depress the price of the common stock in any market that may develop for the common stock.

At the time a particular offer of the shares is made by or on behalf of a selling stockholder, to the extent required, a prospectus supplement will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for shares purchased from the selling stockholder and any discounts, commissions, or concessions allowed or re-allowed or paid to dealers, and the proposed selling price to the public.

Under the Securities Exchange Act of 1934, as amended, and its regulations, any person engaged in the distribution of shares of common stock offered by this prospectus may not simultaneously engage in market-making activities with respect to the common stock during the applicable "cooling off" period prior to the commencement of this distribution. In addition, and without limiting the foregoing, the selling shareholders will be subject to applicable provisions of the Exchange Act and its rules and regulations, including without limitation Regulation M promulgated under the Exchange Act, in connection with transactions in the shares, which provisions may limit the timing of purchases and sales of shares of common stock by the selling shareholders.

The following table sets forth information known to us regarding ownership of our common stock by each of the selling shareholders as of the date hereof and as adjusted to reflect the sale of shares offered by this prospectus. None of the selling shareholders has had any position with, held any office of, or had any other material relationship with us during the past three years, except as follows: (a) J. Paul Hines, the controlling shareholder of Ship Island Investments, Inc. (Mr. Hines was the former president and director of Acto USA

(then known as Micropower Generation, Inc.) prior to the closing of the Share Exchange Agreement through which we became the majority shareholder of Shenzhen
ACTO) and (b) Medallion Capital Corp., which has provided management consulting services to Acto USA.

We believe, based on information supplied by the following persons, that the persons named in this table have sole voting and investment power with respect to all shares of common stock which they beneficially own. The last two columns in this table assumes the sale of all of our shares offered in this prospectus. However, we do not know whether the selling shareholders will sell all or less than all of their shares.

LAST (1)                        FIRST (1)                        RELATIONSHIP          SHARES    SHARES OWNED AFTER
                                                                     WITH                             OFFERING
                                                                    ISSUER
- ---------------------------------------------------------------------------------------------------------------------

1161611 ONTARIO INC.            C/O MR. PAUL KELLEY                  None                390,000         -0-

561020 ONTARIO INC.             DON BOOTH                            None                    725         -0-
                                c/o FRAN YUNGWIRTH
                                BARRISTER & SOLICITOR

ADAMAS                          DAVID                                None                     25         -0-

ADAMAS                          GORDON                               None                     25         -0-

AINSLIE                         IAN                                  None                     25         -0-

ALBURY                          ARTHUR                               None                     25         -0-

ALLEN                           ERNEST                               None                     25         -0-

ALLEN                           WILLIS                               None                     25         -0-

ANDERSON                        BRIAN                                None                     25         -0-

ANDERSON                        DAVID                                None                     25         -0-

ANDERSON                        ROBERT D.                            None                    275         -0-

ANDREWS                         REID                                 None                     25         -0-

ANTHONY                         BRIAN                                None                     25         -0-

APPLETON                        GEORGE                               None                     25         -0-

ARCAND                          JOSETTE                              None                    250         -0-

LAST (1)                        FIRST (1)                        RELATIONSHIP          SHARES    SHARES OWNED AFTER
                                                                     WITH                             OFFERING
                                                                    ISSUER
- ---------------------------------------------------------------------------------------------------------------------

ARGATOFF                        GEORGE                               None                     25         -0-

ASH                             RAYMOND                              None                     25         -0-

ASHBY                           WILLIAM                              None                     25         -0-

ASIA REGION INVESTMENT LIMITED                                       None                400,000         -0-

ATLANTIS CAPITAL CORP.                                               None                  4,225         -0-

AUCIELLO                        NICK                                 None                  1,675         -0-

BAGGETT                         HAROLD                               None                     25         -0-

BAILEY                          WILLIAM                              None                     25         -0-

BATCHELOR                       JEANNIE                              None                     25         -0-

BATCHELOR                       MICHAEL                              None                     25         -0-

BATCHELOR                       PATRICIA                             None                     25         -0-

BATCHELOR                       WILLIAM                              None                     25         -0-

BEDFORD-JONES                   PETER                                None                     25         -0-

BEDI                            JACK                                 None                     25         -0-

BEER                            PAMELA                               None                    125         -0-

BELBIN                          LILA                                 None                     25         -0-

BELL                            MALCOLM                              None                     25         -0-

BENETEAU                        JOSEPH                               None                     25         -0-

BESESFORD                       RICHARD                              None                     25         -0-

BERGERON                        LEO                                  None                     25         -0-

LAST (1)                        FIRST (1)                        RELATIONSHIP          SHARES    SHARES OWNED AFTER
                                                                     WITH                             OFFERING
                                                                    ISSUER
- ---------------------------------------------------------------------------------------------------------------------

BHARTIA                         PARKASH                              None                     25         -0-

BILINSKI                        ANDREW                               None                     25         -0-

BILINSKI                        CHRISTOPHER                          None                     25         -0-

BLACKADAR                       GARY                                 None                     25         -0-

BLUME                           EDWARD                               None                    175         -0-

BOLLUM                          JANET LYNN                           None                     25         -0-

BONNEVILLE                      BERNARD                              None                     25         -0-

BOOTH                           GERALD                               None                     25         -0-

BOPPRE                          JAMES                                None                     25         -0-

BORK                            ANTHONY                              None                     25         -0-

BOUCHARD                        PAUL                                 None                     25         -0-

BOURDON                         ROBERT                               None                     25         -0-

BOURGEOIS                       RONALD                               None                     25         -0-

BRANSON                         CYRIL                                None                     25         -0-

BRIEN                           PIERRE                               None                     25         -0-

BRIGGS                          ROBERT                               None                     25         -0-

BRODIE                          PAUL                                 None                     25         -0-

BROOKS                          THOMAS                               None                     25         -0-

BROWN                           ANTHONY                              None                     25         -0-

LAST (1)                        FIRST (1)                        RELATIONSHIP          SHARES    SHARES OWNED AFTER
                                                                     WITH                             OFFERING
                                                                    ISSUER
- ---------------------------------------------------------------------------------------------------------------------

BROWN                           CARL                                 None                     25         -0-

BROWNE                          RONALD                               None                    225         -0-

BRUNO                           FRANK                                None                     25         -0-

BRUTON                          DAVID                                None                     25         -0-





BURROWS                         ARTHUR                               None                     25         -0-

CADIZ                           JOHN                                 None                     25         -0-

CAGNO                           FRANK                                None                    175         -0-

CANNING                         TERRY                                None                     25         -0-

CARSTENS                        REINHARD                             None                     25         -0-

CARVIEL                         JOHN                                 None                     25         -0-

CASEY                           PATRICK                              None                    125         -0-

CHAFETZ                         STEVE                                None                  1,675         -0-

CHANT                           GEORGE                               None                     25         -0-

CHASE                           CHARLES                              None                     25         -0-

CHEETHAM                        ALAN                                 None                     25         -0-

CHEUNG                          DENIS                                None                     25         -0-

CHEVRIER                        GILLES                               None                     25         -0-

CLARK                           CLIFFORD                             None                     25         -0-

CLARKE                          SAMUEL                               None                     25         -0-

COE                             KEN                                  None                    175         -0-

LAST (1)                        FIRST (1)                        RELATIONSHIP          SHARES    SHARES OWNED AFTER
                                                                     WITH                             OFFERING
                                                                    ISSUER
- ---------------------------------------------------------------------------------------------------------------------

COGHLAN                         DAVID                                None                     25         -0-

COLLINS                         CARL                                 None                     25         -0-

COMJEAN                         MARC                                 None                  8,350         -0-

CONCISOM                        FREDY                                None                     25         -0-

CONDELLO                        JOHN                                 None                     25         -0-

CONLEY                          JACK                                 None                     25         -0-

COOPER                          JEFFREY                              None                     25         -0-

CORBETT                         DIANNE                               None                     25         -0-

CORMIER                         CLAIRE                               None                     25         -0-

COTTENIE                        JOSEPH                               None                     25         -0-

CRAIG                           ANDREW                               None                    225         -0-

CRAIG                           IAN                                  None                     25         -0-

CRAMP                           ROBERT                               None                     25         -0-

CROSS                           GEORGE                               None                    175         -0-

CUVILIER                        DOUGLAS                              None                     25         -0-

D. BOND INVESTMENTS             DAVID BOND                           None                  1,675         -0-

DAI                             JAMES                                None                    175         -0-

DALY                            MICHAEL                              None                     25         -0-

DAMAREN                         ROBERT                               None                     25         -0-

DANIELS, JR.                    RENE                                 None                    100         -0-

LAST (1)                        FIRST (1)                        RELATIONSHIP          SHARES    SHARES OWNED AFTER
                                                                     WITH                             OFFERING
                                                                    ISSUER
- ---------------------------------------------------------------------------------------------------------------------

DARLING                         RONALD                               None                     25         -0-

DAVID MURRAY (IN TRUST)                                              None                    175         -0-

DAVIDSON                        PAUL                                 None                     25         -0-

DAVIES                          DAVID                                None                     25         -0-

DEAMICIS                        KATHY                                None                    300         -0-

DEKKER                          PETER                                None                     25         -0-

DEROSIER                        HAROLD                               None                     25         -0-

DERRYSHIRE                      TERRANCE                             None                     25         -0-

DESLOGES                        ROGER                                None                     25         -0-

DESSUREAULT                     JEAN-GUY                             None                     25         -0-

DEWHIRST                        BRUCE                                None                     25         -0-


DINDIAL                         CARLTON                              None                     25         -0-

DODGE                           RONALD                               None                     25         -0-

DORBYK                          GARY                                 None                     25         -0-

DOUGLAS                         GEORGE                               None                     25         -0-

DRAYCOTT                        JOHN                                 None                     25         -0-

DRESSER                         HUGH                                 None                     25         -0-

DUBBLESTYNE                     BRIAN                                None                     25         -0-

DUCHESNE                        GARY                                 None                     25         -0-

LAST (1)                        FIRST (1)                        RELATIONSHIP          SHARES    SHARES OWNED AFTER
                                                                     WITH                             OFFERING
                                                                    ISSUER
- ---------------------------------------------------------------------------------------------------------------------

DUFFY                           JOHN                                 None                     25         -0-

DUNN                            ELMER                                None                     25         -0-

DUNNETT                         NORMA                                None                     25         -0-

DUNNETT                         TAMMIE                               None                     25         -0-

DUNSEITH                        DONALD                               None                     25         -0-

DURHAM                          WILFRED                              None                     25         -0-

DURKIN                          ELIZABETH                            None                     25         -0-

DURKIN                          WILLIAM                              None                     25         -0-

EAD                             EDWARD                               None                    600         -0-

EADE                            EDWARD                               None                     25         -0-

EAGLESTONE                      DONALD                               None                     25         -0-

EBERHARD                        STUART                               None                     25         -0-

ECCLES                          BRUCE                                None                     25         -0-

EDMUNDS                         ALLAN                                None                     25         -0-

EDWARDS                         GERALD                               None                     25         -0-

EDWARDS                         WALTER                               None                     25         -0-

EHSES                           HANNO                                None                     25         -0-

EPLETT                          WILLIAM                              None                     25         -0-

ESMAILJI                        FIDA                                 None                     25         -0-

EVER CHAMP HOLDINGS (CANADA)                                         None                     25         -0-
INC.

LAST (1)                        FIRST (1)                        RELATIONSHIP          SHARES    SHARES OWNED AFTER
                                                                     WITH                             OFFERING
                                                                    ISSUER
- ---------------------------------------------------------------------------------------------------------------------

FARR                            PAUL                                 None                     25         -0-

FERGUSON                        GRANT                                None                     25         -0-

FERNANDO                        ARIAS                                None                     25         -0-

FIFIELD                         STEPHEN                              None                     25         -0-

FISHER                          JOHN                                 None                     25         -0-

FLEMING                         RICHARD                              None                     25         -0-

FORD                            MALIK                                None                     25         -0-

FORESTELL                       JAMES                                None                     25         -0-

FORTE                           PASCAL                               None                     25         -0-

FOSTER                          DAVID                                None                     25         -0-

FOX                             ROY                                  None                     25         -0-

FRANCECUT                       JUNE                                 None                     25         -0-

FRASER                          DELLA                                None                     25         -0-

FRASER                          LARRY                                None                     25         -0-

FRASER                          RONALD                               None                     25         -0-

FRENCH                          PATRICK                              None                     25         -0-

FRESE                           HENRY                                None                     25         -0-

FRESHOUR                        DORIS                                None                     25         -0-

FROST                           RICHARD                              None                     25         -0-

FRY                             PAUL                                 None                     25         -0-

LAST (1)                        FIRST (1)                        RELATIONSHIP          SHARES    SHARES OWNED AFTER
                                                                     WITH                             OFFERING
                                                                    ISSUER
- ---------------------------------------------------------------------------------------------------------------------

FYFE                            JAMES                                None                     25         -0-

GABRIEL                         FREDERICK                            None                     25         -0-

GAERTNER                        KLAUS                                None                     25         -0-

GALLAGHER                       LEROY                                None                     25         -0-

GALLO                           LOUIS                                None                  2,600         -0-

GAMBLE                          THOMAS                               None                     25         -0-

GARBUS                          GILBERT                              None                     25         -0-

GARRICK                         PAULA                                None                     50         -0-

GATSCHENE                       GERALD                               None                     25         -0-

GAUTHIER                        ANDRE                                None                     25         -0-

GAYFER                          PETER                                None                     25         -0-

GEMMA                           JAY                                  None                  4,175         -0-

GERRARD                         PETER                                None                     25         -0-

GILES                           DOROTHY                              None                     25         -0-

GILKINSON                       MARY                                 None                     25         -0-

GLENISTER                       PAUL                                 None                     25         -0-

GOOCH                           KENT                                 None                     25         -0-

GOOD                            RAYMOND                              None                     25         -0-

GOODFELLOW                      WILLIAM                              None                     25         -0-

GORDON                          BRUCE                                None                     25         -0-

GORDON                          R. LORNE                             None                     25         -0-

LAST (1)                        FIRST (1)                        RELATIONSHIP          SHARES    SHARES OWNED AFTER
                                                                     WITH                             OFFERING
                                                                    ISSUER
- ---------------------------------------------------------------------------------------------------------------------

GORDON                          TIFFANY                              None                     75         -0-

GORGONIA                        JOSEPH                               None                     25         -0-

GRAY                            PIERS                                None                     25         -0-

GREGORY                         JAMES                                None                     25         -0-

GUZZI                           FRANCIS                              None                     25         -0-

GYLES                           CARLTON                              None                     25         -0-

HACKING                         ROGER                                None                     25         -0-

HACKL                           BETTY                                None                     25         -0-

HAGE                            JAMES R.                             None                     25         -0-

HALL                            J. GAVIN                             None                     25         -0-

HARDING                         BARBARA                              None                     50         -0-

HAROCHUK                        SYLVIA                               None                     25         -0-

HARRIS                          LUCY                                 None                  1,675         -0-

HARWOOD                         DAVID                                None                     25         -0-

HAYLOCK                         MALCOLM                              None                     25         -0-

HEADLEY                         VELMER                               None                     25         -0-

HEASLIP                         JAMES                                None                     25         -0-

HEEG                            SCOTT                                None                     25         -0-

HENDLER                         MORTIMER                             None                     25         -0-

HESS                            PETER                                None                     25         -0-

LAST (1)                        FIRST (1)                        RELATIONSHIP          SHARES    SHARES OWNED AFTER
                                                                     WITH                             OFFERING
                                                                    ISSUER
- ---------------------------------------------------------------------------------------------------------------------

HINES                           EL-ANN                               None                    100         -0-

HINES                           LAWRENCE J.                          None                    100         -0-

HINES                           LAUREN                               None                    225         -0-

HINES                           MARK                                 None                    100         -0-

HINES                           NADINE                               None                    225         -0-

HODGINS                         BRIAN                                None                     25         -0-

HODGKINSON                      JOHN                                 None                     25         -0-

HOLMES                          ROBERT                               None                     25         -0-

HOPP                            HANS                                 None                     25         -0-

HORNER                          GERALD                               None                     25         -0-

HORODECKY                       J. John                              None                     25         -0-

HUANG                           FUL                                  None                407,000         -0-

HUGGARD                         RICHARD                              None                     25         -0-

HUGHS                           DONALD                               None                     25         -0-

HUGHS                           HARRY                                None                     25         -0-

HUGHS                           LARRY                                None                     25         -0-

HUME                            DOUG                                 None                     25         -0-

HUMPHRIES                       WILLIAM                              None                     25         -0-

IVERSON                         FRANK                                None                     25         -0-

JAMIESON                        JOSEPH                               None                     25         -0-

JAMISON                         WALLACE                              None                     25        -0-

LAST (1)                                     FIRST (1)               RELATIONSHIP       SHARES    SHARES OWNED AFTER
                                                                         WITH                          OFFERING
                                                                        ISSUER
- -------------------------------------------------------------------------------------------------------------------------

JASMIN                                       PIERRE                     None                  25         -0-

JEVINGTON TRADING LIMITED                                               None             415,000         -0-

JOHNSTON                                       HAL                      None                  25         -0-

JOHNSTONE                                    GREGORY                    None                  25         -0-

JURRIE, JR.                                  HAROLD                     None                  25         -0-

KAINZ                                        KENNETH                    None                  25         -0-

KALMAR                                        GABOR                     None                  25         -0-

KAPLAN                                     J. MITCHELL                  None                  25         -0-

KAWASHIMA                                     SEIJI                     None                  25         -0-

KELLOGG                                      MICHAEL                    None                  25         -0-

KELLY                                        BERNARD                    None                  25         -0-

KEMP                                          JOHN                      None                  25         -0-

KENNEDY                                      RICHARD                    None                  25         -0-

KENNEDY                                      WILLIAM                    None               1,725         -0-

KERESZTES                                     JOHN                      None                  25         -0-

KERKOFF                                        TOM                      None                  25         -0-

KERR                                         DENNIS                     None                  25         -0-

KERR                                         DONALD                     None                  25         -0-

KEUNG                                         KEVIN                     None                 175         -0-

KHIM                                         TAN HI                     None               2,275         -0-

LAST (1)                                     FIRST (1)               RELATIONSHIP       SHARES    SHARES OWNED AFTER
                                                                         WITH                          OFFERING
                                                                        ISSUER
- -------------------------------------------------------------------------------------------------------------------------

KIKUCHI                                       FRED                      None                  25         -0-

KIKUCHI                                      KAZUKO                     None                  25         -0-

KING                                        WENDY E.                    None                 225         -0-

KIRKBY                                        BRUCE                     None                  25         -0-

KIRWAN                                        DAVID                     None                  25         -0-

KISSOCK                                       BRIAN                     None                  25         -0-


KOCHMAN                                       RICKY                     None                  25         -0-

KOLSTEE                                       HANK                      None                  25         -0-

KOTACK                                        GLENN                     None                  25         -0-

KRAMER                                        LINDA                     None                  25         -0-

KRISTENSEN                                    LEIF                      None                  25         -0-

KROUPP                                        JORGE                     None                  25         -0-

KURNIK                                       MICHAEL                    None                  25         -0-

KURSCHAT                                   EHRENTRAUD                   None                 175         -0-

KUTNEROGLU                                    RAFFI                     None                  25         -0-

KWINT                                        MURRAY                     None                  25         -0-

LAFONTUNE                                     JEAN                      None                  25         -0-

LAMERS                                        EGON                      None                  25         -0-

LANE                                          MYRON                     None                  25         -0-

LANIEL                                        PAUL                      None                  25         -0-

LAST (1)                                     FIRST (1)               RELATIONSHIP       SHARES    SHARES OWNED AFTER
                                                                         WITH                          OFFERING
                                                                        ISSUER
- -------------------------------------------------------------------------------------------------------------------------


LAUZON                                        ROGER                     None                  25         -0-

LAZZARIN                                     FRANCO                     None                  25         -0-

LEE                                           ANNIE                     None               1,500         -0-

LEGROW                                        BRIAN                     None                  25         -0-

LEMOINE                                      KENNETH                    None                  25         -0-

LENHAN                                      REGINALD                    None                  25         -0-

LEUNG                                          BEN                      None                 350         -0-

LEVY                                        FREDERICK                   None                  25         -0-

LEWIS                                        ARNOLD                     None                  25         -0-

LIAD                                        SHIH-JEN                    None                  25         -0-

LINGEMAN                                     BERNARD                    None                  25         -0-

LOCKEY                                        PETER                     None                 175         -0-

LONG TRIUMPH INVESTMENTS                                                None             400,000         -0-
LIMITED

LORIN                                        MAIKEN                     None                  25         -0-

LUECK                                         LIANE                     None                 175         -0-

LYONS                                         BRUCE                     None                  25         -0-

MACLONEY                                      BRUCE                     None                  25         -0-

MACDONALD                                   ALEXANDER                   None                  25         -0-

MACDONALD                                    DONALD                     None                  25         -0-

MACDOUGALL                                   DOUGLAS                    None                  25         -0-

LAST (1)                                     FIRST (1)               RELATIONSHIP       SHARES    SHARES OWNED AFTER
                                                                         WITH                          OFFERING
                                                                        ISSUER
- -------------------------------------------------------------------------------------------------------------------------

MACISAAC                                     MICHAEL                    None                  25         -0-

MACKENZIE                                     JOHN                      None                  25         -0-

MACLEAN                                       DIANA                     None                  25         -0-

MACPHEE                                       JOHN                      None                  25         -0-

MACQUARRIE                                   CHARLES                    None                  25         -0-

MADELEY                                      ROBERT                     None                  25         -0-

MAILLOUX                                     DONALD                     None                  25         -0-

MAINGUY                                       MARK                      None                  25         -0-

MALCOLM                                     ALISTAIR                    None                  25         -0-

MALCOLM                                       KENT                      None                  25         -0-

MANKINNON                                     FRANK                     None                  25         -0-

MANNONE                                      JOSEPH                     None                  25         -0-

MANTHORNE                                     BRIAN                     None                  25         -0-

MARCO                                        JOSEPH                     None                  25         -0-

MARRONE                                       NORMA                     None               4,175         -0-

MARTIN                                         ANN                      None                  25         -0-

MARTIN                                        DAVID                     None                  25         -0-

MARTIN                                      ELIZABETH                   None                  25         -0-

MARTIN                                       LESLIE                     None                  25         -0-

MARTIN                                       MICHAEL                    None                 225         -0-

LAST (1)                                     FIRST (1)               RELATIONSHIP       SHARES    SHARES OWNED AFTER
                                                                         WITH                          OFFERING
                                                                        ISSUER
- -------------------------------------------------------------------------------------------------------------------------

MARTIN                                       MICHAEL                    None                  25         -0-

MARTIN                                        NORA                      None                 100         -0-

MARTIN                                       ROBERT                     None                  25         -0-

MATSON                                        DAVID                     None                  25         -0-

MAZUR                                        ALBERT                     None                  25         -0-

MCBOYLE                                     GEOFFREY                    None                  25         -0-

MCENTEGART                                    BRIAN                     None                  25         -0-

MCGREGOR                                     RICHARD                    None                  25         -0-

MCILVENNA                                     RUBY                      None                  75         -0-

MCKENZIE                                      ALAN                      None                  25         -0-

MEARS                                        ROBERT                     None                  25         -0-

MEDALLION CAPITAL CORP.                                               Consult-           200,000         -0-
                                                                         Ant

MELO                                         TERESA                     None                 425         -0-

MERITH                                       SHIRLEY                    None                  25         -0-

MITCHELL                                     DONALD                     None                  25         -0-

MOON                                         THOMAS                     None                  25         -0-

MOONEY                                       THOMAS                     None                  25         -0-

MOORE                                         GLEN                      None                  25         -0-

MOORE                                         JESSE                     None                 100         -0-

MORELLO                                       MIKE                      None                  25         -0-

LAST (1)                                     FIRST (1)               RELATIONSHIP       SHARES    SHARES OWNED AFTER
                                                                         WITH                          OFFERING
                                                                        ISSUER
- -------------------------------------------------------------------------------------------------------------------------


MORRISON                                      FRANK                     None                  25         -0-

MOSHER                                       MICHAEL                    None                  25         -0-

MOUSSEAU                                     DOUGLAS                    None                  25         -0-

MOWATT                                        DAVID                     None                  25         -0-

MPEETERS                                     KENNETH                    None                  25         -0-

MULTAMAKI                                     ANDY                      None                  25         -0-

MUNDLE                                        WAYNE                     None                  25         -0-

MUNDT                                          ROY                      None                  25         -0-

MUNN                                        RODERICK                    None                  25         -0-

MURPHY                                       DANIEL                     None                  25         -0-



MURRAY                                       EDWARD                     None                  25         -0-

MURRAY                                       THOMAS                     None                  25         -0-

NEWBURG                                       DALE                      None                 200         -0-

NICHOLS                                      MARTIN                     None                  25         -0-

NIEJADLIK                                    ANTHONY                    None                  25         -0-

NOON                                         TREVOR                     None                  25         -0-

NORDSTROM                                    WILLIAM                    None                 150         -0-

O'NEILL                                       JOHN                      None                  25         -0-

ODENSE                                        PAUL                      None                  25         -0-

OEHLRICH                                      HARRY                     None                  25         -0-

LAST (1)                                     FIRST (1)               RELATIONSHIP       SHARES    SHARES OWNED AFTER
                                                                         WITH                          OFFERING
                                                                        ISSUER
- -------------------------------------------------------------------------------------------------------------------------

OLAVESEN                                   CHRISTOPHER                  None                  25         -0-

OLCZAK                                        PETER                     None                  25         -0-

OLDE MONMOUTH STOCK TRANSFER                                            None               1,675         -0-
CO., INC.

OLSON                                         GARRY                     None                  25         -0-

OWEN                                          DAVID                     None                  25         -0-

PACITTI                                      GERALD                     None                  25         -0-

PALKO                                        WILLIAM                    None                  25         -0-

PARA                                         ROBERT                     None                  25         -0-

PARSONS                                      GRAHAM                     None                  25         -0-

PARTON                                      ELIZABETH                   None                  25         -0-

PATERSON                                     WILLIAM                    None                 100         -0-



PAUL                                          ALLEN                     None                  25         -0-

PENNEY                                       S. RAY                     None                  25         -0-

PERREAULT                                    JOSEPH                     None               1,675         -0-

PERREAULT                                     LYNNE                     None               4,175         -0-

PERRY                                        CHARLES                    None                  25         -0-

PERSAUD                                        SAM                      None                  25         -0-

PESKETT                                      KENNETH                    None                  25         -0-

LAST (1)                                     FIRST (1)               RELATIONSHIP       SHARES    SHARES OWNED AFTER
                                                                         WITH                          OFFERING
                                                                        ISSUER
- -------------------------------------------------------------------------------------------------------------------------

PHILLIPS                                     KENNETH                    None                  25         -0-

PHILLIPS                                   WILLIAM S.                   None                  25         -0-

PICKLES                                      EDWARD                     None                  25         -0-

PIERCE                                       THOMAS                     None                  25         -0-

PILLING                                      MICHAEL                    None                  25         -0-

PINKERTON                                     GENE                      None                  25         -0-

PINKERTON                                     JOHN                      None                  25         -0-

PLANTE                                       NORMAND                    None                  25         -0-

PLEGER                                       PHILIP                     None                  25         -0-

POHL                                          KAREN                     None               1,675         -0-

POLLACK                                       JOHN                      None                  25         -0-

POLSINELLO                                     BEN                      None                  25         -0-

POON                                        SHIU-KEE                    None                  25         -0-

POTVIN                                       ROBERT                     None                  25         -0-

PRASHAD                                       VISH                      None                  25         -0-

QUINN-TRUST                                 VIRGINIA                    None                 100         -0-

QUINONES                                     JOSEPH                     None                  50         -0-

RADOMSKI                                      MARY                      None                  25         -0-

RAINS                                        GORDON                     None                  25         -0-

RANCHELAWAN                                   JOYCE                     None                  25         -0-

RANKIE                                      J. ARTHUR                   None                  25         -0-

LAST (1)                                     FIRST (1)               RELATIONSHIP       SHARES    SHARES OWNED AFTER
                                                                         WITH                          OFFERING
                                                                        ISSUER
- -------------------------------------------------------------------------------------------------------------------------

READING                                       ERIC                      None                  25         -0-

REED                                         VICTOR                     None                  25         -0-

REID                                          DARCY                     None                  25         -0-

REISMAN                                       RUTH                      None               1,675         -0-

RENFREW                                    R. MORRISON                  None                  25         -0-



RICHARDSON                                    JOAN                      None                  25         -0-

RIDDICK                                       MARK                      None                  25         -0-

ROANTREE                                     DANIEL                     None                  25         -0-

ROBICHAUD                                     RALPH                     None                  25         -0-

ROGERS                                        DIANE                     None                  25         -0-

ROSEKAT                                      STEPHEN                    None                  25         -0-

ROSENBERG                                     FRANK                     None                  25         -0-

ROSS                                         DONALD                     None                  25         -0-

ROTHWELL                                     WILLIAM                    None                  25         -0-

ROWE                                          HUGH                      None                  25         -0-

ROWE                                          WAYNE                     None                  25         -0-

ROZON                                       LISSETTE                    None                 225         -0-

RUBINOFF                                     HOWARD                     None                  25         -0-

RUBINOFF                                     MELVIN                     None                  25         -0-

LAST (1)                                     FIRST (1)               RELATIONSHIP       SHARES    SHARES OWNED AFTER
                                                                         WITH                          OFFERING
                                                                        ISSUER
- -------------------------------------------------------------------------------------------------------------------------

RUSSCHEN                                     KENNETH                    None                  25         -0-

RUSSELL                                      BERNICE                    None                  25         -0-

SAINZ                                        ROLAND                     None                  50         -0-

SAUL                                         KENNETH                    None                 100         -0-

SAUNDERS                                      DAVID                     None                  25         -0-

SAVAGE                                       LIONEL                     None                  25         -0-

SAWITZKI                                    NICHOLAS                    None                  25         -0-

SAWRAS                                        PETER                     None                  25         -0-

SCHAUM                                     ROUNSEVELLE                  None                  25         -0-

SCHENK                                        DALE                      None                  25         -0-

SCHWEGEL                                     NORMAN                     None                  25         -0-

SENDKER                                       ALAN                      None                  25         -0-

SENN                                         STANLEY                    None                  25         -0-

SHAW                                         MURRAY                     None                  25         -0-

SHIELDS                                       JEFF                      None                  25         -0-

SHIP ISLAND INVESTMENTS                                                 None             184,475         -0-

SILVER EAGLE INVESTMENT LIMITED                                         None             400,000         -0-


SMITH                                        DONALD                     None                  25         -0-

SMITH                                         ELLIS                     None                  25         -0-

LAST (1)                                     FIRST (1)               RELATIONSHIP       SHARES    SHARES OWNED AFTER
                                                                         WITH                          OFFERING
                                                                        ISSUER
- -------------------------------------------------------------------------------------------------------------------------

SMITH                                         GREG                      None                  25         -0-

SMITH                                        MICHAEL                    None                  25         -0-

SMITH                                       R. Keith                    None                  25         -0-

SPALTENSTEIN                                 WALTER                     None                  25         -0-

SPASARO                                      SAMULE                     None                  25         -0-

ST. LOUIS                                     WAYNE                     None                  25         -0-

STAN                                        NICHOLAS                    None                  25         -0-

STAPLES                                       TERRY                     None               1,800         -0-

STECHISHEN                                   EDWARD                     None                  25         -0-

STEELE                                       PATRICK                    None                  25         -0-

STERLING                                      WAYNE                     None                  25         -0-

STEVENSON                                    DOUGLAS                    None                  25         -0-

STEWART                                        IAN                      None                  25         -0-

STOCK                                         BRUCE                     None                 425         -0-

STONE                                       CLIFFORD                    None                  25         -0-

STRACHAN                                     SHEILA                     None                  25         -0-

STRONG                                       MARTIN                     None                  25         -0-

STROYAN                                       PETER                     None                  25         -0-

SUCHOCKI                                    VICTORIA                    None                  25         -0-

SUE                                          KENNETH                    None                  25         -0-

LAST (1)                                     FIRST (1)               RELATIONSHIP       SHARES    SHARES OWNED AFTER
                                                                         WITH                          OFFERING
                                                                        ISSUER
- -------------------------------------------------------------------------------------------------------------------------

SUMMERS                                      MICHAEL                    None                  25         -0-

SUMMERVILLE                                  BERNARD                    None                  25         -0-

SURETTE                                      EDWARD                     None                  25         -0-

SUTHERLAND                                    ANGUS                     None                  25         -0-

SWAN                                          LINDA                     None                  25         -0-

SWANSON                                       GLENN                     None                  25         -0-

SYKES                                        RANDALL                    None                  25         -0-

SYLVESTER                                   LAWRENCE                    None                  25         -0-

SZKALEJ                                        TOM                      None                  25         -0-

TABBERT                                       GERRY                     None                 425         -0-

TALBOT                                       DONALD                     None                  25         -0-

TARTE                                         YVON                      None                  25         -0-

TAYLOR                                        KEITH                     None                  25         -0-

TEMESVARY                                     JOHN                      None                  25         -0-

THE IMERAX GROUP                          JOSEPH GEMMA                  None               4,300         -0-

THEIMER                                       PETER                     None                  25         -0-

THOMS                                        STEWART                    None                  25         -0-

THOMSON                                      KENNETH                    None                  25         -0-

THREE EFF CORPORATION                                                   None             415,000         -0-

TOLL                                          LORNE                     None                  25         -0-

LAST (1)                                     FIRST (1)               RELATIONSHIP       SHARES    SHARES OWNED AFTER
                                                                         WITH                          OFFERING
                                                                        ISSUER
- -------------------------------------------------------------------------------------------------------------------------

TRACEY                                       ALBERT                     None                  25         -0-

TRAVIS                                        WAYNE                     None                  25         -0-

TREWIN                                       WILLIAM                    None                  25         -0-

TRIBBLE                                      EDWARD                     None                  25         -0-

TUDOR-ROBERTS                                 JOHN                      None                  25         -0-

TYMSTRA                                        JAN                      None                  25         -0-

URSOLEO                                       FRANK                     None                 175         -0-

UZANS                                         ELMER                     None                  25         -0-

VAIVE                                        ROBERT                     None                  25         -0-

VALERI                                       GEORGE                     None               1,250         -0-

VAN OORT                                     RICHARD                    None                  25         -0-

VAUGHAN                                       JOHN                      None                  25         -0-

VEINOTTE                                      DAVID                     None                  25         -0-

VERDE                                        ERNEST                     None                  25         -0-

VILLEMAIRE                                   ROLAND                     None                  25         -0-

VUTSKOS                                      GEORGE                     None                  25         -0-

WACH                                          DELIA                     None                 100         -0-

WAINWRIGHT VENTURES LIMITED                                             None             390,500         -0-

WALLACE                                      DONALD                     None                  25         -0-

WALLACE                                      STEPHEN                    None                  25         -0-

LAST (1)                                     FIRST (1)               RELATIONSHIP       SHARES    SHARES OWNED AFTER
                                                                         WITH                          OFFERING
                                                                        ISSUER
- -------------------------------------------------------------------------------------------------------------------------

WALTON                                        ROGER                     None                  25         -0-

WARNER                                       BRADLEY                    None                 125         -0-

WATERMAN                                      JOHN                      None                  25         -0-

WATSON                                        ALLAN                     None                  25         -0-

WATSON                                        LEROY                     None                  25         -0-

WEBB                                          DAVID                     None                 175         -0-

WEINSTOCK                                    ISREAL                     None                  25         -0-

WEIR                                         ROBERT                     None                  25         -0-

WEIS                                          PERRY                     None                  25         -0-

WENTZELL                                      JAMES                     None                  25         -0-

WERNER                                     CHRISTOPHER                  None                  25         -0-

WEST                                         GEORGE                     None                  25         -0-

WHITE                                        DR. ED                     None                 250         -0-

WHITE                                         FERN                      None                 100         -0-

WHITE                                       WILLFRED                    None                  25         -0-

WHITELAW, Q.C.                              ARCHIBALD                   None                  50         -0-

WICKWARE                                      JOHN                      None                  25         -0-

WILDE                                         TRENT                     None                  25         -0-

WILKIE                                         IAN                      None                  25         -0-

WILLEY                                       ROBERT                     None                  25         -0-

WILLIAMS                                      DAVID                     None               1,750         -0-

LAST (1)                                     FIRST (1)               RELATIONSHIP       SHARES    SHARES OWNED AFTER
                                                                         WITH                          OFFERING
                                                                        ISSUER
- -------------------------------------------------------------------------------------------------------------------------

WILSON                                        NEIL                      None                  25         -0-

WILSON                                        PETER                     None                  25         -0-

WING YIU COMPANY                                                        None              80,000         -0-

WINNER    INTERNATIONAL   GROUP                                         None             415,000         -0-
LIMITED


WOOD                                          LEROY                     None                  25         -0-

WOODS                                       A. Wayne                    None                  25         -0-

WOODS                                          JEX                      None                  25         -0-

WORAM                                        RICHARD                    None                  25         -0-

WREN                                          JOHN                      None                  25         -0-

WRIGHT                                       GLENDA                     None                 250         -0-

WRIGHT                                        JAMES                     None                  25         -0-

WRIGHT                                       ROBERT                     None                  25         -0-

WYLIE                                        DONALD                     None                  25         -0-

YAMASAKI                                     DONALD                     None                  25         -0-

YEE                                           NUKE                      None                  50         -0-

YING                                      LILY LAU CHUI                 None                 250         -0-

ZETTLE                                       LEONARD                    None                  25         -0-

ZHAN                                         XIAONAN                    None             300,000         -0-

LAST (1)                                     FIRST (1)               RELATIONSHIP       SHARES    SHARES OWNED AFTER
                                                                         WITH                          OFFERING
                                                                        ISSUER
- -------------------------------------------------------------------------------------------------------------------------

TOTALS                                         511                                   4,473,700

With respect to the above identified selling shareholders, the respective control persons of the selling shareholders that are entities are as follows:
1161611 Ontario Inc. - Paul Kelley (Canadian Citizen); 561020 Ontario Inc. - Don Booth (Canadian Citizen); Asia Region Investment Limited - Hsiu-Chen Shih (Hong Kong resident); Atlantis Capital Corp. - Connie Baillie (Canadian Citizen); D. Bond Investments - David Bond; Ever Champ Holdings (Canada) Inc. - David Chong (Canadian Citizen); Jevington Trading Limited - Nigel Charles Evans Evans (United Kingdom Citizen); Long Triumph Investments Limited - Zheng Suyi (Citizen of the PRC); Medallion Capital Corp. - Stafford Kelley (Canadian Citizen); Metmark International Ltd. - Edward Ead; Olde Monmouth Stock Transfer Co., Inc.
- - John Troster (U.S. Citizen); The Imeraz Group - Joseph Gemma; Ship Island Investments - J. Paul Hines (Canadian Citizen); Silver Eagle Investment Limited
- - Song Xiaoyong (Hong Kong resident); Three Eff Corporation - David Rosen (Turks & Caicos Citizen, British Virgin Islands); Wainwright Ventures Limited - Allister Mathew Cunningham (United Kingdom Citizen); Wing Yiu Company - Wing Chung Ng (Citizen of the PRC); Winner International Group Limited - Mei Huang (Hong Kong citizen). None of the foregoing entities are broker-dealers. Medallion Capital Corp. is a limited market dealer in Canada and is authorized to transact in private placement transactions in Ontario, Canada.

                             MARKET FOR COMMON STOCK

Market Information. Our common stock is not traded on any exchange. We plan to seek listing on the OTC Bulletin Board, once our registration statement has become effective. We intend to include our shares for listing in the Small Cap Marketplace maintained by The Nasdaq Stock Market(R) at such time as we meet the listing requirements for that exchange. We cannot assure you that we will be successful in obtaining any of these listings. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will develop. At the date hereof, there are no options or warrants outstanding to acquire any of our securities. Acto USA is registering 4,473,700 outstanding shares of common stock. Prior to inclusion for quotation on the OTC Bulletin Board, selling shareholders will sell at a fixed price of $2.50 per share.

We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be affected in one or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities. We will file a post-effective amendment to this Registration Statement if any selling shareholder enters into an agreement to sell shares through broker-dealers as principals after the effective date of this Registration Statement.

Shares traded on the OTC Bulletin Board may experience high levels of price and volume volatility. Market prices for many companies, particularly small and emerging growth companies, have experienced wide price fluctuations not necessarily related to their operating performance. In particular, price fluctuations may be affected by the following factors:

     o The market price for our common stock may be affected by political events inside the PRC and international relations among the PRC and Western countries.

     o The market price for our common stock may be affected by general stock market volatility.

     o Broker-dealers may not be able to resell our stock as easily as stocks which are traded on larger exchanges.

     o Financial results and various factors affecting our industry in general may significantly affect the market price for our common stock.


Penny Stock Considerations. Broker-dealer practices in connection with transactions in penny stocks are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than US $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our shares may be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

144 Stock Rule. At present all of our outstanding shares are subject to Rule 144 restrictions. This restriction will be removed on the 4,473,700 shares if and when this registration becomes effective. As of the date of this prospectus, approximately 90,275 shares have been held by holders (not affiliated with Acto
USA) long enough to satisfy the Rule 144 initial holding period. Mr. Jing Xie, the Chairman of the Board of Acto USA owns shares representing approximately 50.14% of the common stock of Acto USA. Mr. Xie's shares are not being registered under the Securities Act, however, in the future he could cause Acto USA to register his shares under the Securities Act and sell his shares in the trading market subject to Rule 144 volume restrictions. Further, Mr. Xie could sell his shares without so registering under Rule 144 promulgated under the Securities Act. However, as an affiliate of the Company, such sales by Mr. Xie would be subject to the volume restrictions imposed by Rule 144, which limits sales of unregistered shares of Acto USA by our affiliates to certain volume restrictions including no more that 1% of the total outstanding class of securities of Acto USA during any three-month period.

Additional Registration. The Company may need to raise additional capital and may be required to register additional shares of common stock for this purpose and for shares of common stock to be issued under the company's Stock Option Plan.

Dividends. We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in the expansion of our business. Any decisions as to future payment of dividends will depend on our earnings, financial position, and such other factors, as the Board of Directors deems relevant.

                                    TAXATION

The following discussion describes the material United States federal income tax consequences of the ownership of our common shares by an investor that purchases and holds them as capital assets.

The discussion does not address any aspects of United States taxation other than federal income taxation. Prospective investors are urged to consult their tax advisors regarding the United States federal, state and local tax consequences of the purchase, holding or disposal of common shares.

UNITED STATES FEDERAL INCOME TAXATION OF U.S. HOLDERS

The discussion below is based on the Internal Revenue Code of 1986, as amended, its legislative history, Treasury Regulations and published judicial and administrative interpretations, all as in effect on the date hereof and all of which are subject to change, possibly retroactively. The tax treatment of a holder of common shares may vary depending upon the holder's particular situation. This discussion does not address all of the tax consequences relating to the ownership of the common shares, and does not take into account holders subject to special rules including, but not limited to, dealers in securities or currencies, financial institutions, tax-exempt entities, banks, life insurance companies, traders in securities that elect to mark-to-market their securities, persons that hold common shares as a part of a straddle or a hedging, or conversion transaction, persons liable for the alternative minimum tax, persons that actually or constructively own 10% or more of our voting stock, or persons whose "functional currency" is not the U.S. dollar. In addition, the following discussion is limited to United States holders who will hold the common shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended.

A United States holder is a holder of common shares that is an individual who is a citizen or resident of the United States, a partnership, corporation or other entity organized in or under the laws of the United States or any political subdivision thereof (unless, in the case of a partnership, Treasury Regulations otherwise provide), an estate that is subject to United States federal income taxation without regard to the source of its income or a trust subject to the primary supervision of a United States court and the control of one or more United States persons.

The discussion below does not address the effect of any state or local tax law on a holder of the common shares.

This discussion is for general information only and is not exhaustive of all U.S. federal income tax considerations. It is not intended to be, nor should it be construed to be, legal or tax advice to any particular U.S. holder of the Company's common stock. No opinion or representation is made with respect to the United States federal income tax consequences to any U.S. holder. Accordingly, U.S. holders should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their own particular circumstances as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

DISTRIBUTIONS

The gross amount of a distribution (including a deemed or constructive distribution) with respect to the common shares will be treated as a dividend taxable as ordinary income on the date of receipt, to the extent of our current or accumulated earnings and profits as determined for United States federal income tax purposes. Distributions, if any, in excess of these current and accumulated earnings and profits will first constitute a non-taxable return of capital to the extent thereof, and then a capital gain realized on the disposition of the common shares. The portion of any distribution treated as a non-taxable return of capital will reduce a holder's tax basis in the common shares. Corporate United States holders will be eligible for the dividends received deduction allowed for distributions to domestic corporations, multiplied by the relevant percentage based on their percentage shareholding.

If a distribution is paid with respect to the common shares in any currency other than U.S. dollars, the amount of the distribution will be translated into U.S. dollars at the spot rate on the date the distributions are paid or deemed paid to a United States holder, regardless of whether the distributions are in fact converted on that date. Any subsequent gain or loss in respect of that non-US currency arising from exchange rate fluctuations will be ordinary income or loss.

CAPITAL GAINS AND LOSSES

A United States holder will generally recognize gain or loss on the sale or other disposition of common shares in an amount equal to the difference between the amount realized on the sale or other disposition and the holder's adjusted tax basis in the common shares. This will result in a long-term or short-term capital gain or loss, depending on whether the common shares have been held for more than one year. The deductibility of capital losses may be subject to limitation.

TAXATION IN THE PRC

The following is a summary of the material income tax provisions to which the Shenzhen ACTO is subject under existing laws and regulations of the PRC. The summary is subject to changes in Chinese law, including changes that could have a retroactive effect.

The income earned by Shenzhen ACTO, a 74.86% subsidiary of Acto USA operating in the PRC, is subject to PRC income tax at an effective rate of 15%. There are additional surcharge taxes that are paid by Shenzhen ACTO and are based upon sales. They include a Value Added Tax, a Business Tax, an Urban Construction Tax and an Education Tax which are added to the amount of income tax paid by Shenzhen ACTO.

The PRC levies a 10% withholding tax on profit allocations (i.e. dividends) received from Chinese-foreign joint ventures. Shenzhen ACTO is considered a Chinese-foreign joint venture for this purpose in the PRC because the majority of its equity interests are owned by a foreign shareholder, Acto USA. However, a temporary exemption from this withholding tax has been granted to foreign investors. There is no indication as to when the exemption will end. Should the exemption end, dividends paid by Shenzhen ACTO to Acto USA will be subject to the 10% withholding tax. For U.S. tax purposes, any PRC taxes payable on dividends to Acto USA are eligible for credit against U.S. taxes payable by Acto USA, subject to certain limitations.

There are no PRC taxes that would be levied on a shareholder of Acto USA on the disposition of our shares.


                            DESCRIPTION OF SECURITIES

The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this prospectus is a part.

GENERAL

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value and 50,000,000 shares of preferred stock, $0.001 par value. As of the date of this registration statement there are 9,000,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. We have approximately 549 holders of common stock.

Each holder of common stock is entitled to one vote per share, either in person or by proxy, on all matters that may be voted on by owners of our shares at meetings of our stockholders. There is no provision for cumulative voting for the election of directors by holders of common stock. Therefore, the holder of more than 50% of our shares of outstanding common stock, Mr. Jing Xie, can, if he chooses to do so, elect all of our directors. In this event, the holders of the remaining shares of common stock will not be able to elect any directors.

COMMON STOCK

The holders of common stock:

     o have equal rights to dividends from funds legally available therefor, when and if declared by our board of directors;

     o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; and

     o do not have preemptive rights, conversion rights, or redemption of sinking fund provisions.

The rights, preferences and privileges of the holders of common stock may be adversely affected by the rights of the holder of the preferred stock or the holders of shares of any series of preferred stock that we designate in the future.

PREFERRED STOCK

The board of directors is authorized, without stockholder approval, from time to time to issue up to an aggregate of 50,000,000 shares of preferred stock in one or more series. The board of directors can fix the rights, preferences and privileges of the shares of each series and any qualifications, limitations or restrictions. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or of discouraging a third-party from attempting to acquire a majority of our outstanding voting stock. No shares of preferred stock have been issued as of the date of this prospectus.


                                STOCK OPTION PLAN

On October 28, 2002, we adopted the 2002 Stock Option Plan (the "Plan") under which our officers, directors, consultants, advisors and employees may receive stock options. The aggregate number of shares of common stock that may be issued under the plan is 5,000,000. The purpose of the Plan is to assist us in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors, and employees of Shenzhen ACTO and Acto USA who contribute to our success, and to achieve long-term objectives that will inure to the benefit of all shareholders through the additional incentive inherent in the ownership of our common stock. Options granted under the plan will be either "incentive stock options", intended to qualify as such under the provisions of section 422 of the Internal Revenue Code of 1986, as from time to time amended (the "Code") or "unqualified stock options". For the purposes of the Plan, the term "subsidiary" shall mean "subsidiary corporation", as such term is defined in section 424(f) of the Code, and "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

The Plan will be administered by the Board of Directors who will set the terms under which options are granted. No options have been granted under the Plan as of the date of this prospectus.


                                 DIVIDEND POLICY

All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

                                 TRANSFER AGENT

The transfer Agent and Registrar for the Common Stock is Olde Monmouth Stock Transfer Co., Inc., Atlantic Highlands, New Jersey.

                         SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market, or the availability of shares for sale, could adversely affect the prevailing market price of our common stock and our ability to raise capital through an offering of equity securities.

The 4,473,700 shares of common stock offered in this offering will be immediately tradable without restriction under the Securities Act, except for any shares held by an "affiliate" of ours, as that term is defined in the Securities Act. Affiliates will be subject to the resale limitations of Rule 144 under the Securities Act.

In general, under Rule 144, a stockholder, or stockholders whose shares are aggregated, who has beneficially owned "restricted securities" for at least one year will be entitled to sell an amount of shares within any three month period equal to the greater of:

     o    1% of the then outstanding shares of common stock; or

     o the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the commission, provided certain requirements are satisfied.


In addition, our affiliates (as defined in the Securities Act) must comply with additional requirements of Rule 144 in order to sell shares of common stock. Under Rule 144, a stockholder who had not been our affiliate at any time during the 90 days preceding a sale by him, would be entitled to sell those shares without regard to the Rule 144 requirements if he owned the restricted shares of common stock for a period of at least two years. The foregoing summary of Rule 144 is not a complete description.


                                  LEGAL MATTERS

The validity of the common stock being offered in this prospectus will be passed upon for us by Andreas M. Kelly, P.A., Miami, Florida.


                                     EXPERTS

The consolidated financial statements of Acto USA as of December 31, 2002 and 2001 have been audited by Schwartz Levitsky Feldman LLP, independent auditors, as set forth in their report thereon appearing in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. Schwartz Levitsky Feldman LLP has not passed upon the disclosure related to income tax contained in this prospectus.


                               CHANGE IN AUDITORS

As of February 19, 2003, the board of Acto USA unanimously approved the replacement of Rotenberg & Co., LLP with Schwartz Levitsky Feldman LLP. Acto USA's principal independent auditors are Schwartz Levitsky Feldman LLP.

Prior to the consummation of the Share Exchange Agreement, when our company was known as "Micropower Generation, Inc.," Rotenberg & Co., LLP acted as our independent auditors. Following the consummation of the Share Exchange Agreement, Acto USA chose to replace Rotenberg & Co., LLP with Schwartz Levitsky Feldman LLP because Schwartz Levitsky Feldman LLP has an associated accounting firm in the PRC and through this relationship is able to audit the books and records of Shenzhen ACTO. Also, Schwartz Levitsky Feldman LLP has experience and expertise with respect to the requirements of U.S. GAAP and has acted as the independent auditor for other publicly held companies that file reports with the SEC.

In connection with the audits of our company for the two fiscal years ended August 31, 2002 and 2001 and the one-month interim period ended September 30, 2002, and since that time through the date of this prospectus, there were, and are, no disagreements with Rotenberg & Co., LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of Rotenberg & Co., LLP on the financial statements of Acto USA (then known as Micropower Generation, Inc.) as of and for the years ended August 31, 2002 and 2001 and the interim one-month period ended September 30, 2002, did not contain any adverse opinion or disclosure of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During Acto USA's two most recent fiscal years, and through March 31, 2003, Acto USA has not consulted with Schwartz Levitsky Feldman LLP regarding any of the matters specified in Item 304(a)(2) of Reg. S-B.


                           HOW TO GET MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

Upon effectiveness of the registration statement, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our stockholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

We intend to apply for the listing of our common stock on the OTC Bulletin Board. After this offering is effective, you may obtain certain information about us on Nasdaq's Internet site (http://www.Nasdaq-Amex.com). We intend to include our shares for listing in the Small Cap Marketplace maintained by The Nasdaq Stock Market(R) at such time as we meet the listing requirements for that exchange.

                                    GLOSSARY

In this prospectus, we use certain capitalized and abbreviated terms, as well as technical terms, which are defined below.

 "black level" With respect to an LCD display or television monitor, "black level" is the technical term for what is usually called "brightness." Black level determines the amount of light that a picture display emits for the darkest areas of an image.

"CCID Report" means the "2001-2002 Annual Research Report on China's Projector Market" of CCID Consulting Co. Ltd. ("CCID"). CCID is a consulting firm based in Bejing, China that is associated with the China Center for Information Industry Development, which is sponsored by the PRC's Ministry of Information. CCID tracks market information in a variety of specific areas of the PRC's information technology industry and publishes approximately 70 specific reports on these areas annually.

"color saturation" A display with good "color saturation" can display subtle color changes distinctly so that the human eye perceives them differently from one another. If similar colors blend together or if colors appear dark, they are oversaturated. Colors that appear washed-out and faded are undersaturated.

"Digital Projector" is a device that receives an input from a computer or video, that contains its own light source, power and lens, and converts the input signal to light which is broadcast to a screen.

"DLP" means digital light processing and refers to a technology that is the core image generating technology in some digital projectors that compete with our current line of projectors.

"LCD" means liquid crystal display and describes the key technology used in our products.

"OTC Bulletin Board" means the Over-the-Counter Bulletin Board, an automatic securities quotation system maintain by the National Association of Securities Dealers, Inc.

"Pixelization" is a distortion effect in compressed digital video signals which appears as an image breaking up into blocks instead of forming a coherent, high quality image. This effect resembles an image made up of pixels that are too large and the individual pixels are apparent to the viewer.

"PRC" means the People's Republic of China. Sometimes, we refer to the People's Republic of China simply as "China."

"RMB" or "Renminbi" is the currency of the PRC.

 "SEC" means the Securities and Exchange Commission in the United States.

"Share Exchange Agreement" means the Share Exchange Agreement dated as of September 30, 2002 among the Company, Shenzhen ACTO and Mr. Jing Xie, an individual residing in the PRC and the Chairman and senior General Manager of Shenzhen ACTO, pursuant to which the Company obtained its 74.86% ownership interest in Shenzhen ACTO.

"Shenzhen ACTO" means Shenzhen ACTO Digital Video Tech Co. Ltd., a People's Republic of China limited liability company of which Acto USA owns 74.86% of the equity interests. Shenzhen ACTO does business in the PRC. Its business is reflected in this prospectus as the business of Acto USA.

"TV"  means television.

"WTO" means the World Trade Organization.

                          INDEX OF FINANCIAL STATEMENTS


ACTO DIGITAL VIDEO U. S. A. INC.
CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2003
AND 2003 (UNAUDITED) AND AS OF DECEMBER 31, 2002 AND 2001

Report of Independent Auditor

Consolidated Balance Sheets at March 31, 2003 and 2002 (unaudited) and at December 31, 2002 and 2001

Consolidated Statements of Income For the Three Months Ended March 31, 2003 and 2002 (unaudited) and For the Years Ended December 31, 2002 and 2001

Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2003 and 2002 (unaudited) and For the Years Ended December 31, 2002 and 2001

Consolidated Statement of Changes in Stockholders' Equity (Deficit) for the Three Months Ended, March 31, 2003 and 2002 (unaudited) and For the Years Ended December 31, 2002 and 2001

Notes to Consolidated Financial Statements

SCHWARTZ LEVITSKY FELDMAN LLP
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA









                         ACTO DIGITAL VIDEO U.S.A. INC.
                     (FORMERLY MICROPOWER GENERATION, INC.)
            (SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)
                        CONSOLIDATED FINANCIAL STATEMENTS
                          AS OF MARCH 31, 2003 AND 2002
                                   (UNAUDITED)
                                       AND
                        AS OF DECEMBER 31, 2002 AND 2001
                  TOGETHER WITH REPORT OF INDEPENDENT AUDITORS
                        (AMOUNT EXPRESSED IN US DOLLARS)

                         ACTO DIGITAL VIDEO U.S.A. INC.
                     (FORMERLY MICROPOWER GENERATION, INC.)
            (SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)
                        CONSOLIDATED FINANCIAL STATEMENTS
                          AS OF MARCH 31, 2003 AND 2002
                                   UNAUDITED)
                                       AND
                        AS OF DECEMBER 31, 2002 AND 2001
                  TOGETHER WITH REPORT OF INDEPENDENT AUDITORS
                         AMOUNT EXPRESSED IN US DOLLARS)




TABLE OF CONTENTS


Report of Independent Auditors                                        F-1

Consolidated Balance Sheets                                     F-2 - F-3

Consolidated Statements of Income                                     F-4

Consolidated Statements of Cash Flows                                 F-5

Consolidated Statements of Stockholders' Equity                       F-6

Notes to Consolidated Financial Statements                     F-7 - F-25

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of Acto Digital Video U.S.A. Inc.
(Formerly Micropower Generation, Inc.)
(Successor to Shenzhen Acto Digital Video Tech Co. Ltd.)

We have audited the accompanying consolidated balance sheets of Acto Digital Video U.S.A. Inc. (incorporated in Delaware) as of December 31, 2002 and 2001 and the related consolidated statements of income, cash flows and changes in stockholders' equity for the each of the years ended December 31, 2002 and 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Acto Digital Video U.S.A. Inc as of December 31, 2002 and 2001 and the results of its operations and its cash flows for each of the years ended December 31, 2002 and 2001 in accordance with generally accepted accounting principles in the United States of America.





Toronto, Ontario                               /s/ Schwartz Levitsky Feldman llp
January 27, 2003, except for Note 22           Chartered Accountants
as to which the date is July 3, 2003



              1167 Caledonia Road
              Toronto, Ontario M6A 2X1
              Tel:  416 785 5353
              Fax:  416 785 5663

ACTO DIGITAL VIDEO U.S.A. INC.
(FORMERLY MICROPOWER GENERATION, INC.)
(SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2003 AND MARCH 31, 2002 (UNAUDITED)
AS OF DECEMBER 31, 2002 AND DECEMBER 31, 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                March 31,        March 31,       December 31,      December 31,
                                                   2003            2002              2002              2001
                                                    $                $                $                 $
                                                (Unaudited)       (Unaudited)
ASSETS
Current Assets
Cash and cash equivalents                         3,261,779          256,514         1,717,957            362,395
Short-term investments (Note 3)                          -            70,811                -             386,620
Accounts receivable (Note 4)                      3,667,832        1,395,003         1,977,004            913,973
Inventories (Note 5)                                658,515        1,203,311           937,516            979,488
Advances to suppliers                               637,089           15,165           507,937              2,537
Deferred income taxes (Note 10)                     102,955          141,569            85,592            115,552
                                              -------------   --------------   ---------------   ----------------

TOTAL CURRENT ASSETS                              8,328,170        3,082,373         5,226,006          2,760,565
OTHER RECEIVABLES (Note 4)                          277,609        1,492,061           470,784          1,428,862
PROPERTY, PLANT AND EQUIPMENT(Note 6)               932,266        1,284,585         1,015,404          1,348,835
DEFERRED INCOME TAXES (note 10)                      98,085           67,212            96,952             61,545
PATENTS (Note 7)                                          1                1                 1                  1
                                              -------------   --------------   ---------------   ----------------

                                                  9,636,131         5,926,232        6,809,147          5,599,808







  The accompanying notes are an integral part of these consolidated financial statements.



APPROVED ON BEHALF OF THE BOARD

"Mr. Xie Jing" Director

"Mr. Ling Jin" Director

ACTO DIGITAL VIDEO U.S.A. INC.
(FORMERLY MICROPOWER GENERATION, INC.)
(SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2003 AND MARCH 31, 2002 (UNAUDITED)
AS OF DECEMBER 31, 2002 AND DECEMBER 31, 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                     March 31,        March 31,      December 31,      December 31,
                                                       2003              2002            2002              2001
                                                         $                $                $                $
                                                     (Unaudited)      (Unaudited)
LIABILITIES

CURRENT LIABILITIES

Short-term loans (note 8)                               1,540,357             -                  -           277,840
Accounts payable and accrued  liabilities (note         1,941,181        965,205          1,112,693          512,879
9)
Advances from customers                                   532,047        435,883            494,047          481,820
Income taxes payable                                      148,745        123,590            123,591           96,658
Other taxes payable (note 11)                             123,965        436,465            134,873          494,480
Other payables (note 12)                                   81,479        939,959            133,705        1,055,874
                                                 ----------------   ------------    ---------------  ---------------

TOTAL CURRENT LIABILITIES                               4,367,774      2,901,102          1,998,909        2,919,551
                                                 ----------------   ------------    ---------------  ---------------

COMMITMENTS AND CONTINGENCIES (note 17)


MINORITY INTEREST                                       1,346,105        757,734          1,231,143          673,871
                                                 ----------------   ------------    ---------------  ---------------

STOCKHOLDERS' EQUITY

CAPITAL STOCK (Note 13)
      Share Capital                                           900            451                900              451
      Additional paid in capital                        1,683,614      1,609,626          1,683,614        1,530,543
                                                 ----------------   ------------    ---------------  ---------------

                                                        1,684,514      1,610,077          1,684,514        1,530,994
                                                 ----------------   ------------    ---------------  ---------------

RETAINED EARNINGS (Note 14)
     Appropriated retained earnings                       634,028        282,454            565,678          248,316
     Unappropriated retained earnings                   1,603,083        374,758          1,329,734          227,291
                                                 ----------------   ------------    ---------------  ---------------

                                                        2,237,111        657,212          1,895,412          475,607
                                                 ----------------   ------------    ---------------  ---------------

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
(note 15)

                                                              627            107               (831)           (215)
                                                 ----------------   ------------    ---------------  --------------

TOTAL STOCKHOLDERS' EQUITY                              3,922,252      2,267,396          3,579,095       2,006,386
                                                 ----------------   ------------    ---------------  --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY AND
MINORITY INTEREST                                       9,636,131      5,926,232          6,809,147       5,599,808


  The accompanying notes are an integral part of these consolidated financial statements.

ACTO DIGITAL VIDEO U.S.A. INC.
(FORMERLY MICROPOWER GENERATION, INC.)
(SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)
CONSOLIDATED STATEMENTS OF INCOME
FOR THE 3 MONTHS ENDED MARCH 31, 2003 AND 2002 (UNAUDITED)
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                          March 31,       March 31,        December 31,     December 31,
                                                             2003           2002               2002             2001
                                                              $               $                 $                 $
                                                        (Unaudited)      (Unaudited)
REVENUE
     Sales                                               3,074,963        2,325,403        9,535,733         4,802,602
     Cost of sales                                       2,291,552        1,598,386        6,403,094         3,321,783

GROSS MARGIN                                               783,411          727,017        3,132,639         1,480,819
     Other revenue                                           9,671            6,218           62,117             6,410

GROSS EARNINGS                                             793,082          733,235        3,194,756         1,487,229

OPERATING EXPENSES (RECOVERIES)
     Selling, general and administration                   176,042          184,877          932,645           406,912
     Bad debt allowances (recoveries) (note 19)                 53              162         (782,804)          315,059
Depreciation and amortization                               83,667          154,592          645,510           131,949

                                                           259,762          339,631          796,351           853,920

INCOME FROM OPERATIONS                                     533,320          393,604        2,398,405           633,309

OTHER EXPENSES
     Interest expense (income)                              (3,712)           3,175          (21,945)            7,209
     Loss on short-term investments (note 3)
                                                                 -          105,285          128,345            58,116

                                                            (3,712)         108,460          106,400            65,325

INCOME BEFORE INCOME TAXES AND
    MINORITY INTEREST                                      537,032          285,144        2,292,005           567,984

Income taxes (note 10)                                      80,563           46,216          366,500            60,551
                                                      ------------     ------------    -------------   ---------------

NET INCOME BEFORE MINORTIY
   INTEREST                                                456,469          238,928        1,925,505           507,433
     Minority interest                                     114,770           57,323          505,700           127,569

NET INCOME (note 14)                                       341,699          181,605        1,419,805           379,864
                                                      ============    =============  ===============   ===============

WEIGHTED AVERAGE NUMBER OF COMMON STOCK
OUTSTANDING, BASIC AND FULLY DILUTED
                                                          9,000,000       4,512,500        5,274,760         4,337,216
                                                      =============   =============  ===============   ===============

INCOME PER WEIGHTED AVERAGE COMMON STOCK
                                                              $0.04           $0.04            $0.27            $0.09
                                                      =============   =============  ===============   ==============

  The accompanying notes are an integral part of these consolidated financial statements.

ACTO DIGITAL VIDEO U.S.A. INC.
(FORMERLY MICROPOWER GENERATION, INC.)
(SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE 3 MONTHS ENDED MARCH 31, 2003 AND 2002 (UNAUDITED)
FOR THE YEARS ENDED DECEMBER 31, 2002, AND 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                     March 31,      March 31,      December 31,      December 31,
                                                          2003           2002               2002             2001
                                                            $              $                  $                $
                                                   (Unaudited)    (Unaudited)
CASH FLOWS FROM OPERATING
    ACTIVITIES
Net income for the period                               341,699        181,605         1,419,805           379,864
Items not requiring an outlay of cash
   Amortization of property, plant and equipment         83,667        154,592           646,510           131,949
   Loss on short-term investment                             -         105,285           128,345            58,116
   Change in bad debt provision                              53            162          (782,804)          315,055
   Deferred income taxes                                (18,437)       (31,676)           (5,447)          (73,739)
   Minority interest                                    114,770         57,323           505,700           127,569
Net changes in working capital items related to
   operations
     Accounts receivable                             (1,690,183)      (481,871)         (492,343)         (465,719)
     Advances to suppliers                             (128,987)       (12,628)         (505,401)          150,881
     Inventories                                        279,307       (223,652)           41,752          (178,844)
     Accounts payable and accrued liabilities           828,154        451,331           599,023           (93,247)
     Income taxes payable                                25,114         26,894            26,933            56,169
     Other taxes payable                                (10,952)       (58,080)         (359,607)          111,247
     Advances from customers                             37,838        (46,021)           12,335             8,163
                                                  -------------  -------------   ---------------  ----------------
NET CASH FLOWS FROM OPERATING
    ACTIVITIES                                         (137,957)       123,264         1,234,801           527,464
                                                  -------------  -------------   ---------------  ----------------
CASH FLOWS FROM FINANCING
    ACTIVITIES
     Other receivables                                  193,327        (60,763)        1,170,856        (1,152,316)
     Other payables                                     (52,269)        (8,958)         (702,265)         (276,529)
     Proceeds from issuance of capital stock                 -              -                 -            837,144
     (Repayments of) proceeds from borrowings         1,540,357       (277,889)         (272,637)          277,840
      Proceeds from short-term investments                   -         210,554           241,673                -
                                                  -------------  -------------   ---------------  ---------------
NET CASH FLOWS FROM FINANCING
    ACTIVITIES                                        1,681,415       (137,056)          437,627          (313,861)
                                                  -------------  ------------    ---------------  ----------------
CASH FLOWS FROM INVESTING
    ACTIVITIES
Acquisition of capital assets                              (198)       (92,211)         (315,484)         (208,225)
                                                  -------------  -------------   ---------------  ----------------
NET CASH FLOWS FROM INVESTMENT
     ACTIVITIES                                            (198)       (92,211)         (315,484)         (208,225)
                                                  -------------  -------------   ---------------  ----------------
   Effect of exchange rate changes on cash and
      cash equivalents                                      562            122            (1,382)              150
                                                  -------------  -------------   ---------------  ----------------
NET INCREASE IN CASH AND CASH                         1,543,822       (105,881)        1,355,562             5,528
    EQUIALENTS FOR THE PERIOD
Cash and cash equivalents, beginning of               1,717,957        362,395           362,395           356,867
                                                  -------------  -------------   ---------------  ----------------
    period
CASH AND CASH EQUIVALENTS, END OF
    PERIOD                                            3,261,779        256,514         1,717,957           362,395
                                                  =============  =============   ===============  ================
INCOME TAXES PAID                                        69,498        101,434           348,964            78,122
                                                  =============  =============   ===============  ================
INTEREST PAID                                             1,509          1,800             1,800             7,222
                                                  =============  =============   ===============  ================

  The accompanying notes are an integral part of these consolidated financial statements.

ACTO DIGITAL VIDEO U.S.A. INC.
(FORMERLY MICROPOWER GENERATION, INC.)
(SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY FOR THE 3 MONTHS ENDED MARCH 31, 2003 AND 2002 (UNAUDITED) FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001 (AMOUNTS EXPRESSED IN US DOLLARS)

                                                                                    Unappro-priatedAccumulateother
                                                       Additional    Appropriated     retained      Comprehensive        Total
                                Number of   Amount       paid in       Retained       earnings      income (loss)    stockholders'
                                 shares                  capital       earnings                                         equity
                                                   $            $              $               $                $               $
Balance at December 31,
2001                             4,512,500        451    1,530,543         248,316        227,291             (215)      2,006,386
Disposition of
short-term investments
(note 3)                                 -          -      153,570               -              -                -         153,570
Income for the year                      -          -            -         317,362      1,102,443                -       1,419,805
Foreign currency translation             -          -            -               -              -             (616)           (616)
Acquisition of net
liabilities   of Micropower
Generation Inc. (note 1)         4,487,500        449         (499)              -              -                -             (50)
                                 ---------     ------    ---------       ---------      ---------          -------      ----------
Balance at December 31,
2002                             9,000,000        900    1,683,614         565,678      1,329,734             (831)      3,579,095
Income for the year to
date     (unaudited)                     -          -            -          68,350        273,349                -         341,699
Foreign currency translation
                                 ---------     ------    ---------       ---------      ---------          -------      ----------

Balance at March 31, 2003
     (unaudited)                 9,000,000        900    1,683,614         634,028      1,603,083              627       3,922,252
                                 ---------     ------    ---------       ---------      ---------          -------      ----------

Balance at December 31,
2000                             3,090,753        309      904,000         104,481         (8,738)           2,054       1,002,106
 Stock issued for cash           1,421,747        142      626,543               -              -                -         626,685
Income for the year                      -          -            -         143,835        236,029                -         379,864

Foreign currency translation             -          -            -               -              -           (2,269)         (2,269)
                                 ---------     ------    ---------       ---------      ---------          -------      ----------
Balance at December 31, 2001     4,512,500        451    1,530,543         248,316        227,291             (215)      2,006,386
Disposition of short-term
investment (note 3)                      -          -       79,083               -              -                 -         79,083
Income for the year  to date
(unaudited)                              -          -            -          34,138        147,467                 -        181,605

Foreign currency translation             -          -            -               -              -               322            322
                                 ---------     ------    ---------       ---------      ---------          -------      ----------
Balance at March 31, 2002
(unaudited)
                                 4,512,500        451    1,609,626         282,454        374,758              107      2,267,396
                                 =========     ======    =========       =========      =========          =======      =========






  The accompanying notes are an integral part of these consolidated financial statements.

ACTO DIGITAL VIDEO U.S.A. INC.
(FORMERLY MICROPOWER GENERATION, INC.)
(SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2003 AND 2002 (UNAUDITED)
DECEMBER 31, 2002 AND 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

1.   GENERAL

     a)  Basis of Presentation

         Micropower Generation, Inc. ("Micropower"), was incorporated under the laws of the State of Delaware, and has been an inactive public Company since April 2000. On October 29, 2002, the share capital of Micropower was reorganized by virtue of a reverse stock split on a 1:4 basis on its common stock. Consequently, Micropower's outstanding common stock of 17,950,000 shares became 4,487,500 shares. On October 30, 2002, Micropower issued 4,512,500 shares of common stock to acquire the 74.86% outstanding common stock of Shenzhen Acto Digital Video Tech Co. Ltd. ("Shenzhen"). Shenzhen is in the processes of applying to the Shenzhen Department of Commerce and the Shenzhen Administration of Industry in PRC for approval of the transfer of the 74.86% ownership to Micropower. In the opinion of management of Shenzhen and its legal counsel, it is unlikely that this application will be denied. Accordingly these consolidated financial statements have been prepared assuming that the application will be approved by the applicable authorities in PRC. (See Note 22 - Subsequent Event)

         Subsequent to the above share exchange, the majority stockholder of Shenzhen holds 50.14% of the outstanding common shares of the Micropower. Consequently, even though Micropower is the legal acquirer, this transaction will be treated as an acquisition of Micropower by Shenzhen and as a recapitalization of Shenzhen for accounting purposes. The historical financial statements are those of Shenzhen, with adjustments to stockholders' equity and minority interest to reflect the legal capital structure of the legal acquirer and its percentage ownership.

         As part of the transaction, Micropower changed its name to Acto Digital Video U.S.A. Inc.

     b)  Business Overview

        Shenzhen Acto Digital Video Tech Co. Ltd. ("Shenzhen") was incorporated as a limited liability corporation in the People's Republic of China ("PRC") on May 12, 1998 and was granted business license to operate for a 10-year period. At the end of the period, Shenzhen may apply to have its business license extended. Upon formation, Shenzhen commenced research and development of multi-media LCD projection systems, LCD projectors and multi-media projection TVs. After a two-year effort, in May 2000 Shenzhen introduced its first domestic multi-media LCD projector and obtained a patent in PRC covering certain of its technology.

        Shenzhen changed its name from Shenzheng Nangjian Investment Company on December 26, 2000.

   c)  Certain Significant Risks And Uncertainties

        The Company places its temporary cash and short-term investments with various financial institutions in the PRC.

        The Company is also subject to the consideration and risks of operating in the PRC. These include risks associated with the political and economic environment, foreign currency exchange and the legal system in PRC.
                                                                             F-7

ACTO DIGITAL VIDEO U.S.A. INC.
(FORMERLY MICROPOWER GENERATION, INC.)
(SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2003 AND 2002 (UNAUDITED)
DECEMBER 31, 2002 AND 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

1. General (cont'd)

    c) Certain Significant Risks And Uncertainties (cont'd)

        The economy of PRC differs significantly from the economies of the "western" industrialized nations in such respects as structure, level of development, gross national product, growth rate, capital reinvestment, resource allocation, self-sufficiency, rate of inflation and balance of payments position, among others. Only recently has the PRC government encouraged substantial private economic activities. The Chinese economy has experienced significant growth in the past several years, but such growth has been uneven among various sectors of the economy and geographic regions. Actions by the PRC government to control inflation have significantly restrained economic expansion in the recent past. Similar actions by the PRC government in the future could have a significant adverse effect on economic conditions in PRC.

        Many laws and regulations dealing with economic matters in general and foreign investment in particular have been enacted in PRC. However, PRC still does not have a comprehensive system of laws, and enforcement of existing laws may be uncertain and sporadic.

        Any devaluation of the Renminbi (RMB) against the United States dollar would consequently have adverse effects on the financial performance and the Company's asset values when measured in terms of the United States dollars. Should the RMB significantly devalue against the United States dollar, such devaluation could have a material adverse effect on the Company's earnings and the foreign currency equivalent of such earnings. The Company does not hedge its RMB - United States dollar exchange rate exposure.

        The Company does not carry any insurance to cover any of its assets nor does it have any insurance coverage against general and comprehensive liabilities.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a)  Use of Estimates

        These financial statements are prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depends on future events, the preparation of financial statements for any period necessarily involves the use of estimates and assumptions. Actual amounts may differ from these estimates. These financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

     b)  Cash and Cash Equivalents

        Cash  and  cash  equivalents   consist  of  highly  liquid  investments,
        sufficiently close to its maturity date and readily convertible to a known amount of cash with low risks of value fluctuation.

     c)  Short-term Investments

         Short-term investments are carried at market value.                F-8

ACTO DIGITAL VIDEO U.S.A. INC.
(FORMERLY MICROPOWER GENERATION, INC.)
(SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2003 AND 2002 (UNAUDITED)
DECEMBER 31, 2002 AND 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     d)  Inventories

         Inventories are valued at the lower of cost, calculated on an average cost basis and market, determined by selling price less a normal gross margin.

     e)  Property, Plant and Equipment

         Property, Plant and Equipment are carried at cost less accumulated amortization. Amortization is provided on a straight-line basis using the following annual rates:

         Category                                     Annual amortization

         Machinery and equipment                                 9% - 18%
         Electronic equipment                                    9% - 18%
         Transportation equipment                                     18%
         Other equipment                                         9% - 18%

         The Company has adopted Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" for fiscal periods beginning after December 15, 2001. Long-lived assets are reviewed for impairment as events or changes in circumstances occur indicating that the carrying amount of the asset may not be recoverable. An estimate of undiscounted future cash flows produced by the asset including the undiscounted future net proceeds from the sale of the asset or the appropriate grouping of assets, is compared to the carrying value to determine whether an impairment exists.

f)       Patents

         Patent rights are carried at cost less accumulated amortization. Amortization is provided over their estimated useful lives of 10 years using the straight-line method. It is the Company's policy to assess periodically the carrying amount of the patents to determine if there has been an impairment to their carrying value. Impairments of patents are determined in accordance with Statement of Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets".

g)       Revenue Recognition

         Revenue is recognized when:

         i) The Company has transferred the significant risks and rewards of ownership to the buyer.
         ii) The Company does not retain continuing managerial involvement and does not have effective control over the goods sold.
         iii) Collection is probable and the pricing is fixed or determinable.
         iv) The costs incurred or to be incurred in respect of the transaction can be reasonably measured.

ACTO DIGITAL VIDEO U.S.A. INC.
(FORMERLY MICROPOWER GENERATION, INC.)
(SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2003 AND 2002 (UNAUDITED)
DECEMBER 31, 2002 AND 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     h)  Financial Instruments

         The carrying amounts of accounts receivable, accounts payable and accrued liabilities, income taxes payable and loans payable approximates their fair values at the reporting period, because of the short maturity of those instrument.

     i)  Long-term Financial Instruments

         The fair value of each of the Company's long-term financial assets and debt instruments is based on the amount of future cash flows associated with each instrument discounted using an estimate of what the Company's current borrowing rate for similar instruments of comparable maturity would be.

     j)  Foreign Currency Translation

         The Company maintains its books and records in Chinese Reminbis ("RMB"). Foreign currency transactions are reflected using the temporal method. Under this method, all monetary items are translated into the functional currency at the rate of exchange prevailing at balance sheet date. Non-monetary items are translated at historical rates. Income and expenses are translated at the rate in effect on the transaction dates. Transaction gains and losses are included in the determination of earnings for the year.

         The translation of the financial statements of the Company from its functional currency into its reporting currency in United States dollars is performed as follows: Balance sheet accounts are translated using closing exchange rates in effect at the balance sheet date and income and expense accounts are translated using an average exchange rate prevailing during each reporting period. Adjustments resulting from the translation are included in cumulative other comprehensive income in stockholders' equity.

         The RMB is not readily convertible into United States dollars or other foreign currencies. The foreign exchange between United States dollars and RMB ranged from 1 RMB to US$0.1204 to US$0.1211, since inception to the fiscal periods covered in these financial statements. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate or at any other rate.

     k) Accounting for Income taxes

         The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, which requires recognition of deferred tax assets, and liabilities for the future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. Current income tax expense (recovery) is the amount of income taxes expected to be payable (recoverable) for the current year. A deferred tax asset and/or liability is computed for both the expected future impact of differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax losses. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be "more likely than not" realized in future returns. Tax law and rate changes are reflected in income in the period such changes are enacted.

ACTO DIGITAL VIDEO U.S.A. INC.
(FORMERLY MICROPOWER GENERATION, INC.)
(SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2003 AND 2002 (UNAUDITED)
DECEMBER 31, 2002 AND 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     l)  Government assistance

         Government assistance towards research and development expenditures, when received, has been recognized as a reduction of the costs of the research and development expenditures.

     m)  Allowance for Doubtful Accounts

         The accounts receivable, in conformity with business practices in PRC, have normal repayment terms of a year. The Company has adopted a policy of providing an allowance for doubtful accounts based on the best estimate of the Company's management, using the following criteria:

         i)       Amounts outstanding over the normal repayment terms.
         ii)      Actual   settlement  of  the  receivable   subsequent  to  the
                  year-end.

         Allowance for doubtful accounts for other receivables is also provided using the above criteria.

         The allowance is made in the period the transactions originated.

     n)  Concentration of Credit Risk

         Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of accounts receivable, other receivables, and temporary cash investments. The Company grants credit based on an evaluation of the customer's financial condition, without requiring collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company controls its exposure to credit risk through credit approvals, credit limits and monitoring procedures and establishes allowances for anticipated losses.

         The  Company  places  its  temporary  cash   investments  with  quality
         financial institutions and, by policy, limits the amount of credit exposure with any one financial instrument.

o)       Stock-Based Compensation Plans

         Stock-based compensation plans include all arrangements by which employees and non-employee members of the Board of Directors receive shares of stock or other equity instruments of the Company or the Company incurs liabilities to employees in amounts based on the price of the Company's stock. The Company has chosen to continue to account for stock-based plans using the intrinsic value method prescribed by Accounting Principles Board Opinion ("APB") No.25. "Accounting for Stock issued to Employees" and related interpretations and to provide the pro forma disclosure provisions of statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based
         Compensation". The Company did not enter into any stock based compensation arrangement in 2001, 2002 or 2003.

ACTO DIGITAL VIDEO U.S.A. INC.
(FORMERLY MICROPOWER GENERATION, INC.)
(SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2003 AND 2002 (UNAUDITED)
DECEMBER 31, 2002 AND 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     p)  Earnings per common share

         Basic earnings (loss) per common share are computed by dividing net earnings (loss) by the weighted average number of common shares outstanding during the year. Diluted earnings per common share are computed by dividing net earnings by the weighted average number of common shares and potential common shares outstanding during the year. Potential common shares used in computing diluted earnings per share relate to stock options and warrants which, if exercised, would have a dilutive effect on earnings per share.

         The Company had no stock options or warrants outstanding.

     q)  Product Warranties

         The Company provides a limited warranty for the replacement or return of defective products. The Company has estimated the liability for these warranties and has included the amounts in accounts payable and accrued liabilities.

     s)  Recent Pronouncements

         In January 2003, the FASB issued SFAS No. 148, Accounting for Stock -Based Compensation- Transition and Disclosures. This statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement also amends the disclosure requirements of SFAS No. 123 to require more prominent and frequent
         disclosures   in  the  financial   statements   about  the  effects  of
         stock-based compensation. The transitional guidance and annual disclosure provisions of this Statement is effective for the December 31, 2002 financial statements. The interim reporting disclosure requirements will be effective for the Company's March 31, 2003 10-QSB.

         In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("Interpretation"). This Interpretation elaborates on the existing disclosure requirement for most guarantees including loan guarantees, and clarifies that at the time a Company issues a guarantee, the Company must recognize an initial liability for the fair market value of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and measurement provisions of the Interpretation apply on a prospective basis to guarantees issued or modified after December 31, 2002.


3.   SHORT-TERM INVESTMENTS

         In 2000, the Company advanced $463,389 to its majority stockholder for investment management purposes. The agreement between the Company and the stockholder stated that the income from the investments would belong to the Company whereas the stockholder would bear any potential loss from the investments. The short-term investments, including mostly trading securities in China, were recorded at their fair value. In 2002, the short-term investments were disposed of, and the resulting loss, together with corresponding additional paid in capital, was reflected on the financial statements of the Company for accounting purpose in accordance with U.S. GAAP.

ACTO DIGITAL VIDEO U.S.A. INC.
(FORMERLY MICROPOWER GENERATION, INC.)
(SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2003 AND 2002 (UNAUDITED)
DECEMBER 31, 2002 AND 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

4. ACCOUNTS RECEIVABLE AND OTHER RECEIVABLES

a) Accounts receivable included the following:

                                                      March 31,       March 31,      December 31,      December 31,
                                                        2003             2002            2002              2001
                                                          $               $                $                $
                                                   (Unaudited)      (Unaudited)

         Accounts receivable, trade                    3,757,206       2,044,830          2,054,894        1,562,686
         Allowance  for doubtful  accounts  (note
         19)                                            (89,374)       (649,827)           (77,890)        (648,713)
                                                   -------------    ------------    ---------------  ---------------

         Accounts receivable, net                      3,667,832       1,395,003          1,977,004          913,973
                                                   =============    ============    ===============  ===============


     b)  Other Receivables

         These receivables are non-trade in nature, and are comprised of the following:

                                                       March 31,      March 31,       December 31,     December 31,
                                                         2003            2002             2002             2001
                                                           $              $                $                 $
                                                     (Unaudited)    (Unaudited)

         Loans receivable (i)                             304,728         1,617,575         506,105        1,534,140
         Advances  to  employees  and manager              13,972            45,454          10,940           50,598
         (ii)
         Deposits to service providers                     23,475            54,821          20,276           23,479
         Others (iii)                                       7,151            68,388          16,611          115,774


                                                          349,326         1,786,238         553,932        1,723,991

         Allowance   for  doubtful   accounts             (71,717)         (294,177)        (83,148)        (295,129)
         (note 19)                                   ------------    --------------    ------------      -----------
                                                        1,492,061           470,784       1,428,862          277,609
                                                     ------------    --------------    ------------      -----------

ACTO DIGITAL VIDEO U.S.A. INC.
(FORMERLY MICROPOWER GENERATION, INC.)
(SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2003 AND 2002 (UNAUDITED)
DECEMBER 31, 2002 AND 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

4. ACCOUNTS RECEIVABLE AND OTHER RECEIVABLES

     b) Other Receivables (cont'd)


         i) The loans are to non-related parties, are non-secured, are non-interest bearing and have no specific repayment terms. Fair value of the loans amounted to $401,809 and $1,191,192 as of December 31, 2002 and 2001, net of allowance for doubtful accounts.

              As of December 31, 2002, these loans receivable include an amount of $240,964 which the Company has the option of converting into an investment in a joint venture, should the initial research and development testing being carried out by the joint venture be successful. The results of the testing are expected in fiscal year 2003. The Company is committed to invest an additional $361,446 into the joint venture, should it exercise the above option.

         i. The balances are non-interest bearing and non-secured. Fair value of the advances amounted to $10,393 and $47,671 as of December 31, 2002 and 2001.

         ii. Majority of the balances represent advances to non-related parties, which have no specific repayment terms and are non-interest bearing. Fair value of the amounts was $15,780 and $110,192 as of December 31, 2002 and 2001.


5. INVENTORIES

     Inventories are comprised of the following:

                                                         March 31,         March 31,     December 31,      December 31,
                                                              2003              2002             2002              2001
                                                              $                 $                $                 $
                                                       (Unaudited) (Unaudited)

         Raw materials                                     285,849           820,983          269,468           632,897
         Work in progress                                        -                 -                -            51,854
         Finished goods                                    372,666           382,328          668,049           294,737
                                                           -------           -------          -------           -------

                                                          658,515          1,203,311        937,516             979,488
                                                           -------           -------          -------           -------

ACTO DIGITAL VIDEO U.S.A. INC.
(FORMERLY MICROPOWER GENERATION, INC.)
(SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2003 AND 2002 (UNAUDITED)
DECEMBER 31, 2002 AND 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

6. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is comprised of the following:

                                                                           March 31, 2003 (Unaudited)
                                                                               Accumulated
                                                                   Cost       Amortization                 Net
                                                       ----------------    ---------------     ---------------
                                                                     $                  $                   $

     Machinery and equipment                                  1,396,668            822,105             574,563
     Electronic equipment                                       205,533             86,750             118,783
     Transportation equipment                                   284,772             72,510             212,262
     Other equipment                                             39,963             13,304              26,659
     Leasehold improvement                                      102,283            102,283                  -
                                                       ----------------    ---------------     ---------------

                                                              2,029,219          1,096,953             932,266
                                                       ----------------    ---------------     ---------------

                                                                           March 31, 2002 (Unaudited)
                                                                               Accumulated
                                                                   Cost       Amortization                 Net
                                                       ----------------    ---------------     ---------------
                                                                     $                  $                   $

     Machinery and equipment                                  1,307,356            419,253             888,103
     Electronic equipment                                       210,573             40,182             170,391
     Transportation equipment                                   163,411             36,766             126,645
     Other equipment                                             40,269              8,419              31,850
     Leasehold improvement                                      102,283             34,687              67,596

                                                       ----------------    ---------------     ---------------

                                                              1,823,892            539,307           1,284,585
                                                       ----------------    ---------------     ---------------


ACTO DIGITAL VIDEO U.S.A. INC.
(FORMERLY MICROPOWER GENERATION, INC.)
(SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2003 AND 2002 (UNAUDITED)
DECEMBER 31, 2002 AND 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

6. PROPERTY, PLANT AND EQUIPMENT (cont'd)

                                                                           December 31, 2002
                                                       -------------------------------------------------------
                                                                               Accumulated
                                                                   Cost       Amortization                 Net
                                                       ----------------    ---------------     ---------------
                                                                     $                  $                   $

     Machinery and equipment                                  1,396,668            779,417             617,251
     Electronic equipment                                       205,533             77,931             127,602
     Transportation equipment                                   284,772             58,817             225,955
     Other equipment                                             39,765             12,042              27,723
     Leasehold improvement                                      102,283             85,374              16,909


                                                              2,029,021          1,013,581           1,015,440



                                                                           December 31, 2001
                                                       -------------------------------------------------------
                                                                               Accumulated
                                                                   Cost       Amortization                 Net
                                                       ----------------    ---------------     ---------------
                                                                     $                  $                   $

     Machinery and equipment                                  1,396,668            779,417             975,090
     Electronic equipment                                       205,533             77,931             149,383
     Transportation equipment                                   284,772             58,817             182,974
     Other equipment                                             39,765             12,042              33,058
     Leasehold improvement                                      102,283             85,374               8,330


                                                              2,029,021          1,013,581           1,348,835


     The Company reviews the useful life of its property and equipment on an ongoing basis and has adjusted the useful life of the assets to reflect current estimates. Included in amortization for the year ended 2002 is an amount of $365,145 of additional amortization required to reflect the assets using their appropriate useful life.


7.      PATENTS

     Since 1998 the Company has incurred approximately $1,000,000 for research and development of its products including LCD Video Display projectors. These expenditures were expensed as incurred.

     On December 14, and December 18, 2000, two patents, numbered ZL00266765.7 and ZL00350904.4, were registered with China Intelligence Right Bureau in the name of its majority stockholder, but for the benefit of the Company. The ownership and all rights and benefits associated with the two patents were transferred to the Company on December 20, 2000.

     These patents are carried at a nominal value of $1.

ACTO DIGITAL VIDEO U.S.A. INC.
(FORMERLY MICROPOWER GENERATION, INC.)
(SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2003 AND 2002 (UNAUDITED)
DECEMBER 31, 2002 AND 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

8. SHORT-TERM LOANS

     The short-term loan of $Nil at December 31, 2002 ($277,840 in 2001) bears interest at 6.14% per annum and is unsecured. Interest expense for the year ended 2002 was $1,800 ($6,824 in 2001). The loan was repaid in 2002.

     In 2003, the company obtained two short-term loans of approximately $363,000 (RMB 3,000,000) and $1,208,000 (RMB 10,000,000). The $363,000 loan is repayable $30,250 (RMB 250,000) monthly, plus interest at 0.48675% per month. The $1,208,000 loan bears interest at 0.4425% per month, and is repayable upon maturity.

9. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Accounts payable and accrued liabilities consist of the following:

                                               March 31,         March 31,       December 31,      December 31,
                                                  2003             2002              2002              2001
                                                      $                    $                $                 $
                                            (Unaudited)         (Unaudited)

         Trade payables                        1,197,906              720,511          471,695           387,566
         Accrued liabilities                     743,275              244,695          640,998           125,313
                                            ------------      ---------------  ---------------   ---------------

                                               1,941,181              965,206        1,112,693           51,2879
                                            ============      ===============  ===============   ===============


10. INCOME TAXES

     The Company operates through a subsidiary incorporated in PRC and is governed by the Income Tax Law of PRC ("Income Tax Laws"). Substantially all of the income before taxes and provision of income taxes is attributed to the Company's PRC operations.

     Under the Income Tax Laws of PRC, the Company is subject to an income tax at an effective rate of 15% on income as reported in its PRC statutory financial statements after appropriate tax adjustments.

     A reconciliation between the provision (benefit) for income taxes computed by applying the PRC effective tax rate to income (loss) before income taxes and the actual provision for income taxes is as follows:

                                                   March 31,      March 31,      December 31,      December 31,
                                                     2003           2002             2002              2001
                                                           %              %                 %                 %
                                                 (Unaudited)    (Unaudited)

     PRC statutory rate                                    15             15                15                15
     Permanent difference                                   -              -                 -                (5)
     Other                                                  1              1                 1                 1
                                                 ------------   ------------   ---------------   ---------------

                                                           16             16                16                11
                                                 ============   ============   ===============   ===============

ACTO DIGITAL VIDEO U.S.A. INC.
(FORMERLY MICROPOWER GENERATION, INC.)
(SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2003 AND 2002 (UNAUDITED)
DECEMBER 31, 2002 AND 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

10. INCOME TAXES (cont'd)

     The components of the income tax expenses (recovery) are as follows:

                                             March 31,            March 31,          December 31,     December  31,
                                                2003                2002                 2002              2001
                                                 $                    $                   $                 $
                                            (Unaudited)            (Unaudited)

     Current                                   99,059                  77,900          371,947         134,290
     Deferred                                 (18,496)                (31,684)          (5,447)        (73,739)

                                               80,563                  46,216          366,500          60,551
                                            ============         ===============    =============      ========

     The components of deferred income tax assets are as follows:

                                              March 31,         March 31,       December 31,       December 31,
                                                 2003             2002              2002               2001
                                                  $                 $                                   $
                                             (Unaudited)       (Unaudited)

     Allowances and reserves                    59,226          156,268             52,290           154,251
     Depreciation                               79,160           25,141             75,496             5,922
     Others                                     62,654           27,372             54,758            16,924

                                               201,040          208,781            182,544           177,097
     Valuation allowance                            -                -                  -                 -

                                               201,040          208,781            182,544           177,097


     Deferred income taxes

     Current                                   102,955          141,569             85,592           115,552
     Non-current                                98,085           67,212             96,952            61,545

                                               201,040          208,781            182,544           177,097

ACTO DIGITAL VIDEO U.S.A. INC.
(FORMERLY MICROPOWER GENERATION, INC.)
(SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2003 AND 2002 (UNAUDITED)
DECEMBER 31, 2002 AND 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

11. OTHER TAXES PAYABLE

     In compliance with tax laws in PRC to be aligned, the Company is subject to the following taxes which are expensed as incurred:

     Tax category                                                    Tax base                Tax rate

     Value added tax                                             Sales revenue                    17%
     Business tax                                                Sales revenue                     5%
     Urban construction tax               Value added tax/Business tax payable                     1%
     Education surtax                     Value added tax/Business tax payable                     3%
     Enterprises income taxes                                       Net income                    15%

     The other taxes payable remaining outstanding at December 31, 2002 and 2001 consist of the following:

                                                     March 31,      March 31,      December 31,      December 31,
                                                          2003           2002              2002              2001
                                                        $              $                  $                $
                                                   (Unaudited)    (Unaudited)

     Value added tax                                   123,965        361,278           130,352           418,581
     Business tax                                        -             55,910             -                56,315
     Urban construction tax                              -              4,926             1,251             5,002
     Education surtax                                    -             14,351             3,313            14,582

                                                       123,965        436,465           134,916           494,480

12. OTHER PAYABLES

     These payables represent amounts that are non-trade in nature and are comprised of the following:

                                            March 31, 2003    March 31, 2002     December 31,      December 31,
                                                                                     2002              2001
                                                  $                 $                 $                 $
                                               (Unaudited)       (Unaudited)

     Loans payable (i)                               5,143           745,809             5,141           747,490
     Advances from employees and
     management (ii)                                36,828            69,327            74,255            57,904
          Advances from stockholders (ii)            9,555            33,012             2,306           168,473
     Others (iii)                                   29,953            91,811            52,003            82,007

                                                    81,479           939,959           133,705         1,055,874

ACTO DIGITAL VIDEO U.S.A. INC.
(FORMERLY MICROPOWER GENERATION, INC.)
(SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2003 AND 2002 (UNAUDITED)
DECEMBER 31, 2002 AND 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

12. OTHER PAYABLES (cont'd)

i)       Loans payable

         Loans payable are advances from non-related third parties, are non-interest bearing and have no specific repayment terms. Fair value of the loans amounted to $4,884 and $704,249 as of December 31, 2002 and 2001.

ii)      Advances

         Advances from management, employees and stockholders are non-interest bearing and have no specific repayment terms. Fair value of the advances amounted to $72,733 and $213,282 as of December 31, 2002 and 2001.

iii)     Other payables

         Other payables consist of advances due to non-related third parties, are non-interest bearing and have no specific repayment terms. Fair value of the amounts is $49,403 and $77,263 as of December 31, 2002 and 2001.

13. CAPITAL STOCK

     a)  Authorized

         Common Stock:  $.0001 Par; 50,000,000 Shares

         Preferred Stock:  $.0001 Par; 50,000,000 Shares

         The board of directors is authorized, without shareholder approval, from time to time to issue up to an aggregate of 50,000,000 shares of preferred stock in one or more series. The board of directors can fix the rights, preferences and privileges of the shares of each series and any qualifications, limitations or restrictions. No shares of preferred stock have been issued to date.

     b) Issued and outstanding

         Micropower Generation, Inc. ("Micropower"), was incorporated under the laws of the State of Delaware, and has been an inactive public Company since April 2000. On October 29, 2002, the share capital of Micropower was reorganized by virtue of a reverse stock split on a 1:4 basis on its common stock. Consequently, Micropower's outstanding common stock of 17,950,000 shares became 4,487,500 shares. On October 30, 2002, Micropower issued 4,512,500 shares of common stock to acquire the 74.86% outstanding common stock of Shenzhen Acto Digital Video Tech Co. Ltd. ("Shenzhen").

ACTO DIGITAL VIDEO U.S.A. INC.
(FORMERLY MICROPOWER GENERATION, INC.)
(SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2003 AND 2002 (UNAUDITED)
DECEMBER 31, 2002 AND 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

13. CAPITAL STOCK (cont'd)

     c)  Stock options

         On October 28, 2002, the Company adopted the 2002 Stock option Plan ("the Plan"). The purpose of the plan is to enable the Company to attract, retain and motivate key employees, directors and consultants. The Company has reserved 5,000,000 shares of common stock for issuance under the Plan. As of December 31, 2002, no options have been granted pursuant to the Plan.

         The Plan will be administered by the Board of Directors. The Board has the power to determine the terms of any options granted under the Plan, including the exercise price, the number of shares subject to the option, and conditions of exercise. Options granted under the Plan are generally not transferable, and each option is generally exercisable during the lifetime of the holder only by the holder. The exercise price of all incentive stock options granted under the Plan must be at least equal to the fair market value of the shares of common stock on the date of the grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our stock, the exercise price of any incentive stock option granted must be equal to at least 110% of the fair market value on the grant date.


14. RETAINED EARNINGS

     In compliance with Chinese legislation, the Company provides 10% of net income based on the income tax rules in PRC for each of the statutory reserve fund and statutory public welfare fund at periods ended. As at December 31, 2002 and 2001, retained earnings consist of the following:

                                                Appropriated retained earnings     Unappropriated        Total
                                    --------------------------------------------
                                      Statutory      Statutory                           retained     retained
                                    reserve fund  welfare fund             Total         earnings     earnings
                                             $              $                 $                $            $

     Balance at December 31, 2001       124,157        124,159           248,316          227,291      475,607

     Income for the year                158,681        158,681           317,362        1,102,443    1,419,805
                                        -------        -------           -------        ---------    ---------

     Balance at December 31, 2002       282,838        282,840           565,678        1,329,734    1,895,412

     Income for the period               34,175         34,175            68,350          273,349      341,699
                                        -------        -------           -------        ---------    ---------

     Balance at March 31, 2003          317,013        317,015           634,028        1,603,083    2,237,111
                                        -------        -------           -------        ---------    ---------

ACTO DIGITAL VIDEO U.S.A. INC.
(FORMERLY MICROPOWER GENERATION, INC.)
(SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2003 AND 2002 (UNAUDITED)
DECEMBER 31, 2002 AND 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

14. RETAINED EARNINGS (cont'd)

                                                Appropriated retained earnings     Unappropriated        Total
                                    --------------------------------------------
                                      Statutory      Statutory                           retained     retained
                                    reserve fund  welfare fund             Total         earnings     earnings
                                             $              $                 $                $            $

     Balance at December 31, 2000        52,240         52,241           104,481          (8,738)       95,743

     Income for the year                 71,917         71,918           143,835          236,029      379,864
                                        -------        -------           -------          -------      -------

     Balance at December 31, 2001       124,157        124,159           248,316          227,291      475,607

     Income for the period               17,069         17,069            34,138          147,467      181,605
                                        -------        -------           -------          -------      -------

     Balance at March 31, 2002          141,227        141,227           282,454          374,758      657,212
                                        -------        -------           -------          -------      -------

15. COMPREHENSIVE INCOME

                                                       March 31,       March 31,   December 31,   December 31,
                                                            2003            2002           2002           2001
                                                              $               $              $              $
                                                     (Unaudited)     (Unaudited)

     Net income, after minority interest                 341,699         181,605      1,419,805        379,864
     Foreign currency-translation adjustment               1,458             322          (616)        (2,269)
                                                         -------         -------      ---------        -------


                                                         343,157         181,927      1,419,189        377,595
                                                         -------         -------      ---------        -------

     The components of cumulative other comprehensive income (loss) are as follows:

     Cumulative other comprehensive loss - December 31, 2001                                   $         (215)
     Foreign currency translation adjustment for the year ended December 31, 2002                        (616)
                                                                                               --------------

     Cumulative other comprehensive loss - December 31, 2002                                             (831)
     Foreign currency translation adjustment for the period                                              1,458
                                                                                               --------------

     Cumulative other comprehensive income - March 31, 2003                                    $           627
                                                                                               --------------

     Cumulative other comprehensive income- December 31, 2000                                  $         2,054
     Foreign currency translation adjustment for the year ended December 31, 2001                      (2,269)
                                                                                               --------------

     Cumulative other comprehensive income - December 31, 2001                                           (215)
     Foreign currency translation adjustment for the period                                                322
                                                                                               --------------

     Cumulative other comprehensive income - March 31, 2002                                    $           107
                                                                                               --------------

ACTO DIGITAL VIDEO U.S.A. INC.
(FORMERLY MICROPOWER GENERATION, INC.)
(SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2003 AND 2002 (UNAUDITED)
DECEMBER 31, 2002 AND 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

16. MAJOR CUSTOMERS AND SUPPLIERS

     Two major customers comprised approximately 23% and 29% respectively of the Company's revenues for the years ended December 31, 2002 and 2001. The combined receivable balances as at December 31, 2002 and 2001 for these major customers accounted for approximately 13% and 17% respectively of total accounts receivable.

     Two major suppliers in 2002 and one major supplier in 2001 comprised a significant portion of the purchases made by the Company. Management is of the opinion that no reliance on these suppliers existed as suppliers of goods received by the Company could be easily obtained from other sources.

     The loss of any of these customers could have a material adverse effect on the Company's results of operations, financial position and cash flows.


17. COMMITMENTS

     At December 31, 2002, under several property leases classified as operating leases, which would expire in 1 to 4 years, the Company's future annual minimum rental payments are as follows:

     2003                                             $        55,443
     2004                                                      50,939
     2005                                                      50,939
     2006                                                      50,939


                                                      $       208,260



18. GOVERNMENT ASSISTANCE

     In 2001, the Company received a government grant of $362,400 (RMB3,000,000) for the expenditures in connection with the research and development of projector, video system and other related technologies. The grant has no repayment terms and is not subject to any financial covenant. In 2001, the grant was recognized as reduction of the construction and operating costs of the Centre and the amount was allocated as follows;

                                                         December 31,           December 31,
                                                             2002                   2001

                                                              $                    $

           Purchases of equipment                                   -                157,040
           Research and development expense                         -                205,360
                                                           ------------           ----------
                                                                    -                362,400

ACTO DIGITAL VIDEO U.S.A. INC.
(FORMERLY MICROPOWER GENERATION, INC.)
(SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2003 AND 2002 (UNAUDITED)
DECEMBER 31, 2002 AND 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

19. BAD DEBT ALLOWANCES

     The components of the bad debt allowances (recoveries) are as follows:

     The allowances for doubtful accounts consist of the following:

                                                 Accounts receivable        Other receivables
                                                                                                            Total

     December 31, 2001                                      648,713                   295,129             943,842

     Additions                                              -                          67,463              67,463
     Less:  Recoveries                                     (570,823)                 (279,444)           (850,267)
                                                           --------                  --------            --------
     Net recoveries                                        (570,823)                 (211,981)           (782,804)
                                                           --------                  --------            --------

     December 31, 2002                                       77,890                    83,148             161,038

     Additions                                               11,485                        -               11,485
     Less:  Recoveries                                           (1)                  (11,431)            (11,432)
                                                           --------                  --------            --------
     Net additions (recoveries)                              11,484                   (11,431)                 53
                                                           --------                  --------            --------
     March 31, 2003 (unaudited)                              89,374                    71,717             161,091
                                                           --------                  --------            --------


                                                 Accounts receivable        Other receivables               Total

     December 31, 2000                                       449,092                  179,691             628,783

     Additions                                               199,621                  115,438             315,059
     Less: Recoveries                                             -                        -                   -
                                                             -------                  -------             -------
     Net additions                                           199,621                  115,438             315,059

     December 31, 2001                                       648,713                  295,129             943,842
                                                             -------                  -------             -------

     Additions                                                 1,114                       -                1,114
     Less:  Recoveries                                            -                      (952)               (952)
                                                             -------                  -------             -------
     Net additions (recoveries)                                1,114                     (952)                162
                                                             -------                  -------             -------
     March 31, 2002 (unaudited)
                                                             649,827                  294,177             944,004
                                                             -------                  -------             -------

ACTO DIGITAL VIDEO U.S.A. INC.
(FORMERLY MICROPOWER GENERATION, INC.)
(SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2003 AND 2002 (UNAUDITED)
DECEMBER 31, 2002 AND 2001
(AMOUNTS EXPRESSED IN US DOLLARS)

20. SEGMENTED INFORMATION

     The Company currently operates in one product segment: sales of projectors and video-system. The Company operates in one geographic area, being the People's Republic of China.


21. NON-CASH TRANSACTIONS

                                                   March 31,       March 31,            December 31,   December 31,
                                                          2003        2002               2002              2001
                                                       $               $                  $                  $
                                                   (Unaudited)       (Unaudited)

    Loss on short-term investments charged
    to stockholder (note 3)                            -              (105,285)           (205,143)          -

    Additional paid in capital on loss on
    short-term investments (note 3)                    -                79,083             153,570           -

    Addition to minority interest on loss on
    short-term investments (note 3)                    -               (26,202)            (51,573)          -

    Capital stock on recapitalization (note 1)         -                  -                    449           -

    Additional paid in capital on
    recapitalization (note 1)                          -                  -                   (499)          -

    Net deficit on recapitalization (note 1)           -                  -                     50           -


22. SUBSEQUENT EVENT


     As of July 2, 2003, Shenzhen has obtained from the applicable authorities in PRC, the Certificate of Approval for establishment of enterprises with Foreign Investment and the business license, approving the transfer of the 74.86% of ownership to Acto Digital Video U.S.A. Inc. as disclosed in note 1 (a).